EXHIBIT 10.5(3)
EXECUTION VERSION

SECOND AMENDMENT AGREEMENT dated as of August 5, 2011 (this “Agreement”), to the Credit Agreement dated as of February 28, 2008, as heretofore amended and restated as of February 19, 2009, and as further amended prior to the date hereof (the “Existing Credit Agreement”), among PULSE ELECTRONICS CORPORATION (formerly known as Technitrol, Inc.), a Pennsylvania corporation (the “Company”), the SUBSIDIARIES of the Company party thereto, the LENDERS party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Existing Credit Agreement or the Restated Credit Agreement (as defined below), as the context may require.

The Company has requested certain amendments to the Existing Credit Agreement.  The Required Lenders are willing to agree to such amendments, on the terms and subject to the conditions set forth herein.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.  Amendment and Restatement of the Existing Credit Agreement.  (a)Effective as of the Second Restatement Effective Date (as defined below), the Existing Credit Agreement (excluding, except as expressly set forth herein, any schedule or exhibit thereto, each of which shall remain as in effect immediately prior to the Second Restatement Effective Date) is hereby amended and restated to be in the form attached as Exhibit A hereto (the Existing Credit Agreement, as so amended and restated, being referred to as the “Restated Credit Agreement”).

(b)  Effective as of the Second Restatement Effective Date, Schedules 1.01(c), 1.01(e), 1.01(f), 5.06, 5.12 and 5.13 to the Existing Credit Agreement are hereby amended and restated to be in the forms of Schedules 1.01(c), 1.01(e), 1.01(f), 5.06, 5.12 and 5.13 attached hereto.

(c)  Effective as of the Second Restatement Effective Date, the letter agreement dated as of June 2, 2009, between the Company and the Administrative Agent relating to deposit accounts of Domestic Loan Parties and related perfection and reporting requirements is hereby terminated.

(d)  Effective as of the Second Restatement Effective Date, (i) Exhibit C to the Existing Credit Agreement is hereby amended and restated to be in the form of Exhibit C attached hereto and (ii) a new Exhibit G, in the form of Exhibit G hereto, is hereby added to the Existing Credit Agreement.

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SECTION 2.  Representations and Warranties.  Each Borrower represents and warrants to the Agents, the Lenders and the L/C Issuers that:

(a)  the execution, delivery, and performance by each Borrower of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate or other organizational action on behalf of such Borrower;

(b)  this Agreement has been duly and validly executed by each Borrower and constitutes the legal, valid, and binding obligation of each Borrower, enforceable against such Borrower in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditor’s rights generally;

(c)  as of the Second Restatement Effective Date, the representations and warranties of (i) the Borrowers contained in Article V of the Restated Credit Agreement and (ii) each Loan Party contained in any other Loan Document are true and correct in all material respects on and as of the date hereof, except that (A) to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date, (B) each of the representations and warranties contained in Sections 5.05(a) and 5.05(b) of the Restated Credit Agreement (except with respect to the representation and warranty set forth in Section 5.05(a)(iv) of the Restated Credit Agreement)) shall be deemed to refer to the most recent financial statements furnished pursuant to Section 6.01(a) or 6.01(b) of the Existing Credit Agreement prior to the date hereof and (C) the representation and warranty contained in Section 5.15, insofar as it relates to the Information Memorandum, shall be deemed made only as of the date of the Information Memorandum; and

(d)  as of the Second Restatement Effective Date, no Default has occurred and is continuing on the date hereof.

SECTION 3.  Effectiveness.  The amendment and restatement of the Existing Credit Agreement and certain schedules and exhibits thereto as set forth in Section 1 hereof shall become effective on the first date (the “Second Restatement Effective Date”) on which each the following conditions shall have been satisfied:

(a)  the Administrative Agent shall have received:

(i)  duly executed counterparts hereof that, when taken together, bear the authorized signatures of each of the Borrowers, the Administrative Agent and the Required Lenders;

(ii)  such documents and certificates as the Administrative Agent may reasonably request relating to the authorization of this Agreement and the transactions contemplated hereby by each Borrower and any other legal matters relating to the Loan Parties, the Loan Documents or the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent;

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(iii)  (A) a certificate of a Responsible Officer of each Borrower, dated the Second Restatement Effective Date, attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Borrower of this Agreement or the Restated Credit Agreement and the validity against such Borrower of this Agreement and the Restated Credit Agreement, which consents, licenses and approvals shall be in full force and effect, or (B) a certificate of a Responsible Officer of the Company, dated the Second Restatement Effective Date stating that no such consents, licenses or approvals are so required from each Borrower; and

(iv)  a certificate of the chief financial officer of the Company, dated the Second Restatement Effective Date, certifying that the representations and warranties set forth in Section 2 hereof are true and correct as of the Second Restatement Effective Date;

(b)  (i) the Company shall have provided notice to the Applicable Agent pursuant to Section 2.06 of the Existing Credit Agreement of the permanent reduction, effective on the Second Restatement Effective Date, of the Aggregate Primary Revolving Commitments to $70,000,000 and such reduction shall have become effective on the Second Restatement Effective Date, and (ii) the Administrative Agent shall be reasonably satisfied that, immediately after giving effect to such reduction on the Second Restatement Effective Date, the Total Primary Revolving Outstandings shall not exceed the Aggregate Primary Revolving Commitments;

(c)  the Administrative Agent shall have received a completed perfection certificate in the form of Exhibit B hereto, dated the Second Restatement Effective Date and signed by a Responsible Officer of the Company, together with all attachments contemplated thereby;

(d)  the Administrative Agent shall have received a certificate of a Responsible Officer of the Company setting forth, as of July 1, 2011, (i) all the Swap Contracts the obligations under which constitute Secured Swap Obligations and a description of all cash management arrangements the obligations under which constitute Secured Cash Management Services Obligations and (ii) the aggregate amount of Unrestricted Cash;

(e)  the Administrative Agent shall have received a duly completed Borrowing Base Certificate, setting forth the Borrowing Base as of July 1, 2011;

(f)  the Administrative Agent shall have received the favorable legal opinion of Drinker Biddle & Reath LLP, counsel to the Company and its Subsidiaries, addressed to each Agent, each Lender and each L/C Issuer and dated the Second Restatement Effective Date and covering such matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;

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(g)  the Administrative Agent, the Arranger and the Lenders shall have received all fees and other amounts due and payable to them on or prior to the Second Restatement Effective Date, including the reimbursement or payment of all out-of-pocket expenses (including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent) incurred in connection with this Agreement or reasonably expected to be incurred in connection with post-closing collateral work); and

(h)  each Lender that executes and delivers a copy of this Agreement to the Administrative Agent (or its counsel) at or prior to 2:00 p.m., New York City time, on August 5, 2011, shall have been paid a fee in an amount equal to 0.375% of the Primary Revolving Commitment of such Lender (whether used or unused), in each case determined as of the Second Restatement Effective Date after giving effect to the commitment reduction contemplated by clause (b) above.

SECTION 4.  Certain Collateral Matters.  On or prior to the 60th day following the Second Restatement Effective Date:

(a)  The Company shall deliver to the Administrative Agent a supplemental perfection certificate in the form of Exhibit D hereto, signed by a Responsible Officer of the Company, together with all attachments contemplated thereby.

(b)  The Company shall cause the Collateral and Guarantee Requirement with respect to TNL Singapore Components Holdings Pte. Ltd., a company organized under the laws of Singapore, to be satisfied.

(c)  The Company shall deliver, or shall cause one or more other Loan Parties to deliver, to the Administrative Agent all periodic schedules of assets required to be provided pursuant to the Security Documents (such schedules to set forth information as of the date of, or as of a recent date prior to, the date of delivery thereof), it being agreed that the obligations of the Company under this paragraph shall be deemed to supersede the obligations of the Loan Parties under the Security Documents to provide (or to have provided) periodic schedules of assets, in each case solely to the extent such obligations relate to periods prior to the 60th day following the Second Restatement Effective Date.

It is agreed that the Company’s obligation set forth in this Section 4 shall be deemed for all purposes of the Restated Credit Agreement to be a covenant under Article VII thereof.

SECTION 5.  Certain Waivers and Authorizations.  Each Lender party hereto hereby waives, solely in respect of the permanent reduction in the Aggregate Primary Revolving Commitments contemplated by Section 3(b) above, compliance with Section 2.06 of the Existing Credit Agreement insofar as such Section requires prior notice of such reduction and that such reduction be in an aggregate amount that is a whole multiple of $1,000,000.

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SECTION 6.  Effect of Amendment and Restatement; No Novation.  1)Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Agents, the Lenders or the L/C Issuers under any Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations (including, for the avoidance of doubt, any guarantee obligations and indemnity obligations of the Guarantors (as defined in the Guarantee Agreement)), covenants or agreements contained in any Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect (it being understood and agreed that all interest and fees accruing under the Existing Credit Agreement in respect of periods prior to the Second Restatement Effective Date will accrue at the rates specified in the Existing Credit Agreement prior to the Second Restatement Effective Date and shall be payable at the times provided in the Restated Credit Agreement).  Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in any Loan Document in similar or different circumstances.

(b)  From and after the Second Restatement Effective Date, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import, as used in the Restated Credit Agreement, shall refer to the Existing Credit Agreement as amended and restated in the form of the Restated Credit Agreement, and the term “Credit Agreement”, as used in any Loan Document, shall mean the Restated Credit Agreement.  This Agreement shall constitute a “Loan Document” for all purposes of the Restated Credit Agreement and the other Loan Documents.

(c)  Neither this Agreement nor the effectiveness of the Restated Credit Agreement shall extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release any Guarantee thereof.  Nothing herein contained shall be construed as a substitution or novation of the Loan Document Obligations outstanding under the Existing Credit Agreement, the Guarantee Agreement or the Security Documents, which shall remain in full force and effect, except as modified hereby.  Nothing expressed or implied in this Agreement, the Restated Credit Agreement or any other document contemplated hereby or thereby shall be construed as a release or other discharge of any Borrower under the Existing Credit Agreement or any Loan Party under any Loan Document (as defined in the Existing Credit Agreement) from any of its obligations and liabilities thereunder.

SECTION 7.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

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SECTION 8.  Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.  Headings. The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

PULSE ELECTRONICS CORPORATION,
by
/s/ Drew A. Moyer
Name: Drew A. Moyer
Title: Senior VP and CFO

AMI DODUCO, INC.,
by
/s/ Drew A. Moyer
Name: Drew A. Moyer
Title: President

PULSE ELECTRONICS, INC.,
by
/s/ Drew A. Moyer
Name: Drew A. Moyer
Title: Secretary & Treasurer

TECHNITROL DELAWARE, INC.,
by
/s/ Drew A. Moyer
Name: Drew A. Moyer
Title: President

[Signature Page to Amendment Agreement]

7

PULSE ELECTRONICS GMBH, PULSE NEDERLAND B.V., PULSE DENMARK APS,
by
/s/ Drew A. Moyer
Name: Drew A. Moyer
Title: Director

THE COMMON SEAL OF PULSE ELECTRONICS (SINGAPORE) PTE. LTD., WAS HEREUNTO AFFIXED IN THE PRESENCE OF:
/s/ Drew A. Moyer
Director: Drew A. Moyer

THE COMMON SEAL OF TECHNITROL SINGAPORE HOLDINGS, PTE. LTD., WAS HEREUNTO AFFIXED IN THE PRESENCE OF:
/s/ Drew A. Moyer
Director: Drew A. Moyer

JPMORGAN CHASE BANK, N.A., as Lender and as Administrative Agent,
by:	/s/ David F. Gibbs
Name: David F. Gibbs
Title: Managing Director

[Signature Page to Amendment Agreement]

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SIGNATURE PAGE TO AMENDMENT AGREEMENT
AMENDING AND RESTATING
THE AMENDED AND RESTATED CREDIT AGREEMENT OF
PULSE ELECTRONICS CORPORATION
(FORMERLY KNOWN AS TECHNITROL, INC.)

LENDER:	Bank of America N.A.

by:	/s/ Donald R. Nicholson
Name: Donald R. Nicholson
Title: Senior Vice President

by:	*
Name:
Title:

* For Lenders requiring a second signature line.

[Signature Page to Amendment Agreement]

SIGNATURE PAGE TO AMENDMENT AGREEMENT
AMENDING AND RESTATING
THE AMENDED AND RESTATED CREDIT AGREEMENT OF
PULSE ELECTRONICS CORPORATION
(FORMERLY KNOWN AS TECHNITROL, INC.)

LENDER:	BANK OF CHINA, NEW YORK BRANCH

by:	/s/ Haifeng Xu
	Name:	Haifeng Xu
	Title:	Assistant General Manager

[Signature Page to Amendment Agreement]

SIGNATURE PAGE TO AMENDMENT AGREEMENT
AMENDING AND RESTATING
THE AMENDED AND RESTATED CREDIT AGREEMENT OF
PULSE ELECTRONICS CORPORATIONs
(FORMERLY KNOWN AS TECHNITROL, INC.)

LENDER:	Citizens Bank of Pennsylvania

by:	/s/ Gavin Taylor
	Name:	Gavin Taylor
	Title:	Vice President

by:	*
Name:
Title:

* For Lenders requiring a second signature line.

[Signature Page to Amendment Agreement]

  SIGNATURE PAGE TO AMENDMENT AGREEMENT
  AMENDING AN DRESTATING
  THE AMENDED AND RESTATED CREDIT AGREEMENT OF
  PULSE ELECTRONICS CORPORATION
  (FORMERLY KNOWN AS TECHNITROL, INC.)

LENDER:	Comerica Bank

by:	/s/ Dru Steinly
Dru Steinly
Vice President

[Signature Page to Amendment Agreement]

SIGNATURE PAGE TO AMENDMENT AGREEMENT
AMENDING AND RESTATING
THE AMENDED AND RESTATED CREDIT AGREEMENT OF
PULSE ELECTRONICS CORPORATION
(FORMERLY KNOWN AS TECHNITROL, INC.)

LENDER:	FIFTH THIRD BANK

by:	/s/ Randolph J. Stierer
	Name:	Randolph J. Stierer
	Title:	Vice President

by:	*
Name:
Title:

* For Lenders requiring a second signature line.

[Signature Page to Amendment Agreement]

SIGNATURE PAGE TO AMENDMENT AGREEMENT
AMENDING AND RESTATING
THE AMENDED AND RESTATED CREDIT AGREEMENT OF
PULSE ELECTRONICS CORPORATION
(FORMERLY KNOWN AS TECHNITROL, INC.)

LENDER:	Landesbank Baden-Wurttemberg, New York and/or Cayman Islands Branch

by:	/s/ Francois Delangle
	Name:	Francois Delangle
	Title:	Vice President

by:	/s/ Carolyn Gutbrod
	Name:	Carolyn Gutbrod
	Title:	Vice President

[Signature Page to Amendment Agreement]

SIGNATURE PAGE TO AMENDMENT AGREEMENT
AMENDING AND RESTATING
THE AMENDED AND RESTATED CREDIT AGREEMENT OF
PULSE ELECTRONICS CORPORATION
(FORMERLY KNOWN AS TECHNITROL, INC.)

LENDER:	PNC Bank, National Association

by:	/s/ Meredith Jermann
	Name:	Meredith Jermann
	Title:	Vice President

by:	*
Name:
Title:

* For Lenders requiring a second signature line.

[Signature Page to Amendment Agreement]

SIGNATURE PAGE TO AMENDMENT AGREEMENT
AMENDING AND RESTATING
THE AMENDED AND RESTATED CREDIT AGREEMENT OF
PULSE ELECTRONICS CORPORATION
(FORMERLY KNOWN AS TECHNITROL, INC.)

LENDER:	TD Bank, N.A.

by:	/s/ Ted Hopkinson
	Name:	Ted Hopkinson
	Title:	Senior Vice President

by:	*
Name:
Title:

* For Lenders requiring a second signature line.

[Signature Page to Amendment Agreement]

SIGNATURE PAGE TO AMENDMENT AGREEMENT
AMENDING AND RESTATING
THE AMENDED AND RESTATED CREDIT AGREEMENT OF
PULSE ELECTRONICS CORPORATION
(FORMERLY KNOWN AS TECHNITROL, INC.)

LENDER:	THE BANK OF NOVA SCOTIA

by:	/s/ Diane Emanuel
	Name:	Diane Emanuel
	Title:	Managing Director

by:	/s/ Eugene Dempsey		*
	Name:	Eugene Dempsey
	Title:	Director

* For Lenders requiring a second signature line.

[Signature Page to Amendment Agreement]

SIGNATURE PAGE TO AMENDMENT AGREEMENT
AMENDING AND RESTATING
THE AMENDED AND RESTATED CREDIT AGREEMENT OF
PULSE ELECTRONICS CORPORATION
(FORMERLY KNOWN AS TECHNITROL, INC.)

LENDER	Wells Fargo Principal Lending, LLC

by:	/s/ Scott P. Quigley
	Name:	Scott P. Quigley
	Title:	Director

by:	*
Name:
Title:

* For Lenders requiring a second signature line.

Schedule 1.01(c)

Second Restatement Effective Date Subsidiary Guarantors

Revolving Guarantors

United States
Pulse Electronics Corporation (formerly known as Technitrol, Inc.)*
Technitrol Delaware, Inc.*
Pulse Electronics, Inc. (formerly known as Pulse Engineering, Inc.) *
AMI Doduco, Inc. *
MCS Holdings, Inc.

Denmark
Pulse Denmark ApS*
Pulse Mems ApS
Pulse HVT ApS

Singapore
Technitrol Singapore Holdings, Pte. Ltd. *
Pulse Electronics (Singapore) Pte Ltd. *
TNL Singapore Components Holdings Pte. Ltd.1

Germany
Pulse Electronics GmbH (formerly known as AMI Doduco Holding GmbH)*
Pulse Components GmbH

Netherlands
AMI Doduco Nederland B.V.
Pulse Nederland B.V. *

Finland
Pulse Finland Oy

Hong Kong
Pulse Hong Kong Limited
CST Electronics Co. Ltd.
Pulse Components Ltd.

 * Also a Borrower
1 As set forth in the Second Amendment Agreement dated as of August 5, 2011, the Company will be required to cause TNL Singapore Components Holdings Pte. Ltd. to satisfy the Collateral and Guarantee Requirement within 60 days of the Second Restatement Effective Date.

Schedule 1.01(e)

Certain Collateral and Guarantee Matters

1.             Required exceptions to the Collateral and Guarantee Requirement

(a)
CST Electronics Co. Ltd. will not be required to pledge the Equity Interests in Tunera S.A.R.L., and Tunera S.A.R.L. will not be required to guarantee or provide any security for the Secured Obligations (to the extent it otherwise would have been required to do so under the Credit Agreement).

2.             Other exceptions to the Collateral and Guarantee Requirement

(a)
Danish Foreign Loan Parties will not be required to provide any security interests in inventory, equipment, intellectual property or real estate, in each case so long as taking a security interest in such types assets gives rise to material registration fees (such fees currently being 1.5% of the amount secured).

(b)	No filings, registration or authorizations with the Governmental Authorities of the People’s Republic of China will be required to be made or obtained.

(c)
Loan Parties will be permitted to withdraw funds from the deposit and securities accounts subject to the security interests created under the Security Documents, subject to the right of the Administrative Agent to block access thereto if an Event of Default has occurred and is continuing.

(d)
No notice of the security interest in accounts receivable will be given to the applicable account debtors, subject to the right of the Administrative Agent to give such notice if an Event of Default has occurred and is continuing.

(e)
No notice of the security interest in contract rights will be given to the applicable contract counterparties, subject to the right of the Administrative Agent to give such notice if an Event of Default has occurred and is continuing.

(f)	The security interest in moveable assets (such as inventory and equipment) will not be possessory.

(g)
Guarantees of, and grants of security interests to secure, the Secured Obligations will, where relevant, be limited to avoid any breach of financial assistance legislation, corporate benefit or similar laws, in each case where counsel for the Administrative Agent and counsel for the Company agree that it is necessary or desirable to do so.

Schedule 1.01(f)

Restatement Effective Date Mortgaged Properties

Domestic Loan Party	Address	City	State	Country
Pulse Electronics, Inc.	12220 World Trade Drive	San Diego	California	USA

Schedule 5.06

Existing Litigation

1.           The Company is a defendant in a lawsuit filed in July 2007 by Halo Electronics, Inc. in the United States District Court, District of Nevada.  The case is captioned Halo Electronics, Inc. v. Pulse Engineering, Inc. and Technitrol, Inc., Case No. 2:07-cv-00331-PMP-PAL. The plaintiff claims that the Company infringed certain U.S, patents related to an electronic surface mount package and is seeking injunctive relief and damages.  Discovery has been completed and summary judgment motions are now pending.  The parties have requested that the trial begin in the Company’s second fiscal quarter of 2011, but a trial date has not yet been scheduled.  The Company believes it has complete defenses to all claims asserted and therefore has no liability to the plaintiff.  However, the plaintiff has produced expert reports asserting infringement and liability in the amount of $34.3 million, plus trebling and attorneys fees, and a  judgment in favor of the plaintiff may have a material adverse effect on the Company’s consolidated financial position, results from operations and cash flows.  During 2010, the Company incurred approximately $2.5 million of legal expenses related to this matter.

2.           On January 4, 2010, the Company completed the sale of the North American business of the Company’s former electrical contact products segment (“Electrical”) for an amount immaterial to the Company’s consolidated financial statements.  The net proceeds were primarily used to repay debt outstanding under the Company’s credit facility.  The Company’s domestic defined benefit retirement plan is currently under audit by the Pension Benefit Guarantee Corporation (“PBGC”).  Initial communications from the PBGC have indicated that the sale of Electrical’s North American operations may have resulted in a partial plan termination, which may require the Company to accelerate the funding of up to approximately $7.3 million to this defined benefit plan.  However, a partial plan termination would only result in a cash payment to fund the Company’s plan assets and will not directly result in additional expenses.  As of the date [hereof], the Company is continuing discussions with the PBGC on this matter.

Schedule 5.12

ERISA Compliance

1.           See the PBGC Matter disclosed on Schedule 5.06.

Schedule 5.13

Subsidiaries and Other Equity Investments

Pulse Electronics Corporation, which has no parent, has the following direct and indirect subsidiaries:

Name	Incorporation	Percent Owned
Technitrol Delaware, Inc.†	Delaware	100%
Pulse Electronics Inc. †	Delaware	100%
AMI Doduco, Inc. †	Pennsylvania	100%
Pulse Nederland BV †	Netherlands	100%
Pulse Hong Kong Limited †	Hong Kong	100%
Technitrol Singapore Holdings Pte. Ltd.	Singapore	100%
Pulse Denmark ApS †	Denmark	100%
Pulse Finland Oy †	Finland	100%
Pulse Electronics Korea YH	South Korea	100%
Pulse Mems ApS †	Denmark	100%
Pulse HVT ApS †	Denmark	100%
Pulse Canada Ltd	Canada	100%
Pulse Electronics (Singapore) Pte. Ltd. †	Singapore	100%
TNL Singapore Components Holding Pte. Ltd. †	Singapore	100%
Pulse Electronics (Singapore) Pte. Ltd. †	Taiwan Branch	100%
Dongguan Pulse Electronics Co Ltd	People's Republic of China	100%
Pulse Electronics (Shenzhen) Co. Ltd.	People's Republic of China	100%
Mianyang Pulse Electronics Co. Ltd	People's Republic of China	100%
Pulse Electronics (Singapore) Pte. Ltd. †	Malaysian Rep Office	100%
Pulse LK	United Kingdom	100%
Pulse (Suzhou) Wireless) Products Co. Ltd.	People's Republic of China	100%
Pulse (Suzhou) Wireless Products Co. Ltd	Shanghai Rep Office	100%
Sonion (Suzhou II) Co., Ltd	People's Republic of China	100%
Suining Pulse Electronics Co. Ltd.	People's Republic of China	100%
Robituss Pte Ltd	Singapore	100%
Pulse SARL	France	100%
Boothbay Pte Ltd	Singapore	100%
Full Rise Electronic Co. Ltd.	Taiwan	81%*
Maxtop Profits Limited	Samoa	81%*
Full Rise Electronic Co., Ltd.	Hong Kong	81%*
Maxtop (Ning Bo) Telecom Electronic Co. Ltd.	People's Republic of China	81%*
Full Rich (Ning Bo) Electronic Co. Ltd.	People's Republic of China	81%*
Full Rise Electronic Co., Ltd. (Fuliwang)	People's Republic of China	81%*
Pulse Components Ltd. †	Hong Kong	100%

Krantz Computer Inc.	Delaware	100%
TRC LLC	Indiana	100%
Pulse Electronics Ltd.	Hong Kong	100%
CST Electronics Co. Ltd. †	Hong Kong	100%
Pulse Electronics (Europe) Ltd.	United Kingdom	100%
Electro Corporacion Mexicana S.A de C.V	Mexico	100%
Electro Componentes Mexicana S.A de C.V	Mexico	100%
Pulse Electronics Ltd.	Irish Branch	100%
Tunera SARL	Tunisia	100%
Pulse Italy Srl	Italy	100%
Pulse Electronik Sanay Ticaret LS	Turkey	100%
Pulse Electronik Sanay Ticaret LS	Izmir Branch	100%
Pulse Electronics GmbH †	Germany	100%
Pulse Components GmbH †	Germany	100%
MCS Holdings, Inc. †	Delaware	100%
AMI Doduco Nederland B.V. †	Netherlands	100%
AMI Doduco France S.A.S.	France	100%
AMI Doduco Components B.V.	Netherlands	100%

*           Such equity ownership reflects the Company's indirect ownership interest in such indirect subsidiary.

†           Loan Parties.

Exhibit A

CREDIT AGREEMENT

dated as of February 28, 2008,

as amended and restated as of February 19, 2009
and as further amended and restated as of August 5, 2011,

among

PULSE ELECTRONICS CORPORATION (formerly known as TECHNITROL, INC.)

and

CERTAIN SUBSIDIARIES

as Borrowers,

JPMORGAN CHASE BANK, N.A.,
as the Administrative Agent, the Swing Line Lender and
an L/C Issuer,

and

The Lenders Party Hereto

____________________

J.P. MORGAN SECURITIES INC.,
Sole Lead Arranger and Sole Book Runner

BANK OF AMERICA, N.A.,
Syndication Agent

CITIBANK, N.A.,

and

DANSKE BANK A/S,
Co-Documentation Agents

[CS&M Ref. No. 06701-763]

TABLE OF CONTENTS

ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS

1.01	Defined Terms	2
1.02	Other Interpretive Provisions	46
1.03	Accounting Terms	47
1.04	Exchange Rates; Currency Equivalents	48
1.05	Letter of Credit Amounts	48
1.06	Effectuation of Transactions	49
1.07	Status of Loan Documents Obligations	49
1.08	Additional Alternative Currencies	49
1.09	Concerning Excluded Subsidiaries	49

ARTICLE II.

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01	Committed Loans	50
2.02	Borrowings, Conversions and Continuations of Committed Loans	51
2.03	Letters of Credit	53
2.04	Swing Line Loans	63
2.05	Prepayments	66
2.06	Termination or Reduction of Commitments	68
2.07	Repayment of Loans	70
2.08	Interest	70
2.09	Fees	71
2.10	Computation of Interest and Fees	72
2.11	Evidence of Debt	72
2.12	Payments Generally; Administrative Agent’s Clawback	72
2.13	Sharing of Payments by Lenders	74
2.14	Reserved.	75
2.15	Appointment of the Company as Agent of the Borrowers	75
2.16	Concerning Subsidiary Borrowers	76

ARTICLE III.

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01	Taxes	76
3.02	Illegality	79
3.03	Inability to Determine Rates	79
3.04	Increased Costs; Reserves on Eurocurrency Rate Loans.	80
3.05	Compensation for Losses	81
3.06	Mitigation Obligations; Replacement of Lenders	82
3.07	Survival	83

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TABLE OF CONTENTS (continued)

ARTICLE IV.

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01	Conditions of Initial Credit Extension	83
4.02	Conditions to all Credit Extensions	86
4.03	Representations	86

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

5.01	Existence, Qualification and Power	87
5.02	Authorization; No Contravention	87
5.03	Governmental Authorization; Other Consents	87
5.04	Binding Effect	87
5.05	Financial Statements; No Material Adverse Effect; No Internal Control Event	88
5.06	Litigation	89
5.07	No Default	89
5.08	Ownership of Property	89
5.09	Environmental Compliance	89
5.10	Insurance	90
5.11	Taxes	90
5.12	ERISA Compliance	90
5.13	Subsidiaries; Equity Interests	90
5.14	Margin Regulations; Investment Company Act	91
5.15	Disclosure	91
5.16	Compliance with Laws	91
5.17	Intellectual Property; Licenses, Etc	91
5.18	Labor Matters	92
5.19	OFAC Compliance	92
5.20	Representations as to Foreign Loan Parties	92
5.21	Solvency	93
5.22	Collateral Matters	93

ARTICLE VI.

AFFIRMATIVE COVENANTS

6.01	Financial Statements, Etc	94
6.02	Certificates; Other Information	95
6.03	Notices	98
6.04	Payment of Obligations	98
6.05	Preservation of Existence, Etc	99
6.06	Maintenance of Properties	99
6.07	Maintenance of Insurance	99
6.08	Compliance with Laws	99
6.09	Books and Records	99
6.10	Inspection Rights	100

TABLE OF CONTENTS (continued)

6.11	Use of Proceeds	100
6.12	Approvals and Authorizations	100
6.13	Additional Subsidiary Guarantors	100
6.14	Information Regarding Collateral	100
6.15	Further Assurances	101
6.16	Certain Post-First Restatement Effective Date Collateral Obligations	101

ARTICLE VII.

NEGATIVE COVENANTS

7.01	Liens	102
7.02	Investments	103
7.03	Indebtedness	106
7.04	Fundamental Changes	108
7.05	Dispositions	109
7.06	Restricted Payments; Certain Equity Issuances	110
7.07	Change in Nature of Business	111
7.08	Transactions with Affiliates	111
7.09	Burdensome Agreements	112
7.10	Use of Proceeds	112
7.11	Financial Covenants	112
7.12	Capital Expenditures	114
7.13	Leases	114
7.14	Hazardous Materials; Indemnification	114
7.15	Prepayment of Indebtedness, Etc	115
7.16	Fiscal Year	115
7.17	Sonion Intercompany Loan	115
7.18	Borrowing Base	116

ARTICLE VIII.

EVENTS OF DEFAULT AND REMEDIES

8.01	Events of Default	116
8.02	Remedies Upon Event of Default	119

ARTICLE IX.

THE AGENTS

9.01	Appointment and Authority	119
9.02	Rights as a Lender or L/C Issuer	120
9.03	Exculpatory Provisions	120
9.04	Reliance by Agents	121
9.05	Delegation of Duties	121
9.06	Resignation of Agents	122
9.07	Non-Reliance on Agents and Other Lenders	122
9.08	No Other Duties, Etc	123
9.09	Administrative Agent May File Proofs of Claim	123
9.10	Collateral and Guarantee Matters.	124

TABLE OF CONTENTS (continued)

ARTICLE X.

MISCELLANEOUS

10.01	Amendments, Etc	124
10.02	Notices; Effectiveness; Electronic Communication	126
10.03	No Waiver; Cumulative Remedies	128
10.04	Expenses; Indemnity; Damage Waiver	128
10.05	Payments Set Aside	130
10.06	Successors and Assigns	131
10.07	Treatment of Certain Information; Confidentiality	134
10.08	Right of Setoff	135
10.09	Interest Rate Limitation	135
10.10	Counterparts; Integration; Effectiveness	136
10.11	Survival	136
10.12	Severability	136
10.13	Replacement of Lenders	136
10.14	Governing Law; Jurisdiction; Etc	137
10.15	Waiver of Jury Trial	138
10.16	USA PATRIOT Act Notice	139
10.17	Judgment Currency	139
10.18	No Fiduciary Duty	139
10.19	Concerning Sonion Loan Parties	139
10.20	Release of Liens and Guarantees	140
10.21	Defaulting Lenders	140
10.22	Amendment of Security Documents; Second Lien Intercreditor Agreement	141

ARTICLE XI.

COLLECTION ALLOCATION MECHANISM

SCHEDULES

1.01(a)	Existing Letters of Credit
1.01(b)	Mandatory Cost Formulae
1.01(c)	Second Restatement Effective Date Subsidiary Guarantors
1.01(d)	Subsidiaries Not Required to be Subsidiary Guarantors
1.01(e)	Certain Collateral and Guarantee Matters
1.01(f)	Second Restatement Effective Date Mortgaged Properties
2.01	Commitments
5.05	Supplement to Financial Statements
5.06	Existing Litigation
5.09	Environmental Compliance
5.12	ERISA
5.13	Subsidiaries
7.01(b)	Existing Liens (other than precious metals)
7.01(l)	Existing Liens (precious metals)
7.02(c)	Existing Investments
7.03(b)	Existing Indebtedness
7.13	Existing Leases
10.02	Agents’ Offices; Certain Addresses for Notices

EXHIBITS

Form of

A	Assignment and Assumption
B	Committed Loan Notice
C	Compliance Certificate
D	Note
E	Swing Line Loan Notice
F	Borrower Joinder Agreement
G	Borrowing Base Certificate

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CREDIT AGREEMENT dated as of February 28, 2008, as amended and restated as of February 19, 2009 and as further amended and restated as of August 5, 2011, among PULSE ELECTRONICS CORPORATION (formerly known as TECHNITROL, INC.), TECHNITROL DELAWARE, INC., PULSE ELECTRONICS, INC. (formerly known as PULSE ENGINEERING, INC.), AMI DODUCO, INC., PULSE DENMARK APS, PULSE ELECTRONICS GMBH (formerly known as AMI DODUCO HOLDING GMBH), PULSE NEDERLAND B.V., PULSE ELECTRONICS (SINGAPORE) PTE. LTD., TECHNITROL SINGAPORE HOLDINGS PTE. LTD., the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as the Administrative Agent, the Swing Line Lender and an L/C Issuer.

The Company (such term and each other capitalized term used but not otherwise defined herein having the meaning specified in Article I) caused Pulse Denmark to acquire (the “Sonion Acquisition”) all the outstanding share capital of Sonion (now known as Pulse Components) pursuant to a Share Purchase Agreement dated as of January 8, 2008, among the Company, Sonion and each shareholder (other than certain management shareholders) of Sonion (the “Sonion Purchase Agreement”), for cash in the amount of approximately DKK 1,225,000,000 (the “Sonion Acquisition Consideration”) payable on the Closing Date.

In connection with the foregoing, the Company requested the Lenders to extend credit in the form of:

(a) Primary Revolving Commitments under which (i) the Primary Revolving Borrowers may obtain Committed Revolving Loans in Dollars or any Alternative Currency, (ii) the Domestic Borrowers may obtain Swing Line Loans in Dollars and (iii) the Primary Revolving Borrowers may obtain Letters of Credit in Dollars or any Alternative Currency;

(b) Singapore Revolving Commitments under which the Singapore Revolving Borrowers may obtain Committed Revolving Loans in Dollars or any Alternative Currency; and

(c) Term Commitments under which the Term Borrower may obtain Term Loans in Dollars.

The proceeds of the Committed Revolving Loans made on the Closing Date were used on such date (a) to repay all loans and other amounts due and outstanding under the Existing Company Credit Agreement, (b) to make the Sonion Intercompany Loan, (c) to pay fees and expenses incurred in connection with this Agreement and (d) in the case of the Specified Committed Primary Revolving Borrowing, to pay any portion of the Sonion Acquisition Consideration not paid as set forth below.  The proceeds of the Revolving Borrowings made after the Closing Date were used, and may be used, solely for general corporate purposes of the Company and its Subsidiaries.

The proceeds of the Term Loans made on the Closing Date were used, together with cash on hand of the Company, (a) to pay the Sonion Acquisition Consideration and (b) to pay fees and expenses relating to the Sonion Acquisition.

Subsequent to the Closing Date, (a) the Company, the Required Lenders and the Administrative Agent have entered into an Amendment Agreement dated as of February 19, 2009 (the “First Amendment Agreement”), pursuant to which the Original Credit Agreement has been amended and restated (as subsequently amended prior to the Second Restatement Effective Date, the “First Restated Credit Agreement”) and (b) the Company, the Required Lenders and the Administrative Agent have entered into a Second Amendment Agreement dated as of August 5, 2011 (the “Second Amendment Agreement”), pursuant to which the First Restated Credit Agreement has been amended and restated in the form hereof.

Prior to the Second Restatement Effective Date, (a) all the Term Loans have been repaid in full, (b) all the Committed Singapore Revolving Loans have been repaid in full, and all the Singapore Revolving Commitments have been permanently reduced to zero and (c) the Primary Revolving Commitments were permanently reduced to $100,000,000.

The parties hereto have agreed that the First Restated Credit Agreement will be further amended to reduce permanently the Primary Revolving Commitments to $70,000,000 and to give effect to the other amendments reflected herein, in each case as of the Second Restatement Effective Date.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS

1.01  Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Account” has the meaning assigned to such term in Article 9 of the Uniform Commercial Code as in effect in the State of New York.

“Account Debtor” means any Person obligated on an Account.

“Account Receivable” means an Account arising from the sale of goods or the performance of services in the ordinary course of business.

“Acquisition” means the acquisition of (a) more than 50% of the equity and more than 50% of the Voting Equity Interests in another Person (including through a merger or the purchase of an option, warrant or convertible or similar type security to acquire such an equity interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (b) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person.

“Administrative Agent” means JPMCB in its capacity as administrative and collateral agent under any of the Loan Documents, or any successor administrative and collateral agent.  Unless the context requires otherwise, the term “Administrative Agent” shall include any Affiliate of JPMCB that JPMCB shall have designated for the purpose of performing any of its obligations hereunder or under any other Loan Document in such capacity.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that (a) directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, the Person specified, (b) beneficially owns 10% or more of any class of the outstanding Voting Equity Interests of the Person specified or (c) 10% or more of any class of the outstanding Voting Equity Interests of which is beneficially owned by the Person specified.

“Agent” means the Administrative Agent, the London Administrative Agent or the Singapore Administrative Agent.

“Agent Parties” has the meaning specified in Section 10.02(c).

“Agent’s Office” means, with respect to any Agent, such Agent’s address and, where applicable, account set forth on Schedule 10.02, or such other address or account as such Agent may from time to time notify to the Company and the Lenders.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Aggregate Primary Revolving Commitments” means the Primary Revolving Commitments of all the Primary Revolving Lenders.

“Aggregate Singapore Revolving Commitments” means the Singapore Revolving Commitments of all the Singapore Revolving Lenders.

“Aggregate Term Commitments” means the Term Commitments of all the Term Lenders.

“Agreement” means this Credit Agreement.

“Alternative Currency” means (a) with respect to the Primary Revolving Subfacility and Letters of Credit, Euro and each other currency approved in accordance with Section 1.08, and (b) with respect to the Singapore Revolving Subfacility, Euro, Yen and each other currency approved in accordance with Section 1.08.

“Applicable Agent” means (a) with respect to any Term Loan, the London Administrative Agent, (b) with respect to any Committed Primary Revolving Loan made to a Domestic Borrower, (i) if such Loan is denominated in Dollars, the Administrative Agent and (ii) if such Loan is denominated in an Alternative Currency, the London Administrative Agent, (c) with respect to any Committed Primary Revolving Loan made to a Foreign Borrower, the London Administrative Agent, (d) with respect to any Committed Singapore Revolving Loan, the Singapore Administrative Agent and (e) with respect to any Letter of Credit, and any payment hereunder that does not relate to a particular Borrowing or Letter of Credit, the Administrative Agent.

“Applicable Commitment Fee Rate” means (a) prior to the Second Restatement Effective Date, the rate per annum set forth as the “Applicable Commitment Fee Rate” in the First Restated Credit Agreement, (b) from the Second Restatement Effective Date until the delivery of the Compliance Certificate accompanying the financial statements for the first full fiscal quarter of the Company ending after the Second Restatement Effective Date, 0.50% per annum and (c) thereafter, a percentage per annum determined by reference to the Consolidated Total Leverage Ratio in effect from time to time as set forth below:

Level	Consolidated Total Leverage Ratio	Applicable Commitment Fee Rate
6	> 5.00 to 1.00	0.50%
5	> 4.00:1.00 and < 5.00:1.00	0.50%
4	> 3.00:1.00 and < 4.00:1.00	0.50%
3	> 2.25:1.00 and < 3.00:1.00	0.45%
2	> 1.50:1.00 and < 2.25:1.00	0.40%
1	< 1.50:1.00	0.40%

For purposes of the foregoing, (i) the Consolidated Total Leverage Ratio shall be determined as of the end of each fiscal quarter of the Company based upon the Compliance Certificate delivered pursuant to Section 6.02(a) and (ii) any increase or decrease in the Applicable Commitment Fee Rate resulting from a change in the Consolidated Total Leverage Ratio shall become effective as of the first Business Day immediately following the date such a Compliance Certificate is delivered pursuant to Section 6.02(a); provided that (A) if a Compliance Certificate is not delivered when due in accordance with such Section, then the pricing shall remain at the level indicated by the most recently delivered Compliance Certificate until such new Compliance Certificate is delivered, and if the Applicable Commitment Fee Rate would have been set at a higher level during the period of non-delivery of the Compliance Certificate, the Company shall pay to the Applicable Agent, for the account of the Revolving Lenders of the applicable Class, on demand all amounts which would have accrued hereunder had the Compliance Certificate been delivered on time and (B) if any Compliance Certificate shall prove to have been inaccurate (regardless of whether the Commitments are in effect or any Loans or Letters of Credit are outstanding when such inaccuracy is discovered), and such inaccuracy shall have resulted in the payment of commitment fees at rates lower than those that were in fact applicable for any period (based on the actual Consolidated Total Leverage Ratio), then the Company shall promptly deliver to the Administrative Agent a corrected Compliance Certificate and pay to the Applicable Agent, for account of the Revolving Lenders (or former Revolving Lenders) of the applicable Class as their interests may appear, on demand all amounts which would have accrued hereunder had such Compliance Certificate not contained any such inaccuracy (it being understood that nothing in this sentence shall limit the rights of the Administrative Agent or the Lenders under Section 2.08(c) or Article VIII).

“Applicable Foreign Loan Party Documents” has the meaning specified in Section 5.20(a).

“Applicable Primary Revolving Percentage” means, with respect to any Primary Revolving Lender at any time, the percentage of the Aggregate Primary Revolving Commitments represented by such Primary Revolving Lender’s Primary Revolving Commitment at such time.  If the Aggregate Primary Revolving Commitments have terminated, then the Applicable Primary Revolving Percentage of each Primary Revolving Lender shall be determined based on the Applicable Primary Revolving Percentage of such Primary Revolving Lender most recently in effect, giving effect to any subsequent assignments.

“Applicable Rate” means (a) prior to the Second Restatement Effective Date, the rate per annum set forth as the “Applicable Rate” in the First Restated Credit Agreement, (b) from the Second Restatement Effective Date until the delivery of the Compliance Certificate accompanying the financial statements for the first full fiscal quarter of the Company ending after the Second Restatement Effective Date, (i) 3.00% per annum with respect to Base Rate Loans and (ii) 4.00% per annum with respect to Eurocurrency Rate Loans and Letters of Credit and (c) thereafter, a percentage per annum determined by reference to the Consolidated Total Leverage Ratio in effect from time to time as set forth below:

Level	Consolidated Total Leverage Ratio	Applicable Rate
		Eurocurrency
		Rate Loans and Letters of Credit	Base Rate Loans
6	> 5.00 to 1.00	4.50%	3.50%
5	> 4.00:1.00 and < 5.00:1.00	4.25%	3.25%
4	> 3.00:1.00 and < 4.00:1.00	4.00%	3.00%
3	> 2.25:1.00 and < 3.00:1.00	3.75%	2.75%
2	> 1.50:1.00 and < 2.25:1.00	3.50%	2.50%
1	< 1.50:1.00	3.25%	2.25%

For purposes of the foregoing, (i) the Consolidated Total Leverage Ratio shall be determined as of the end of each fiscal quarter of the Company based upon the Compliance Certificate delivered pursuant to Section 6.02(a) and (ii) any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Total Leverage Ratio shall become effective as of the first Business Day immediately following the date such a Compliance Certificate is delivered pursuant to Section 6.02(a); provided that (A) if a Compliance Certificate is not delivered when due in accordance with such Section, then the pricing shall remain at the level indicated by the most recently delivered Compliance Certificate until such new Compliance Certificate is delivered, and if the Applicable Rate would have been set at a higher level during the period of non-delivery of the Compliance Certificate, the Company shall pay to the Applicable Agent, for the account of the Lenders of the applicable Class, on demand all amounts which would have accrued hereunder had the Compliance Certificate been delivered on time and (B) if any Compliance Certificate shall prove to have been inaccurate (regardless of whether the Commitments are in effect or any Loans or Letters of Credit are outstanding when such inaccuracy is discovered), and such inaccuracy shall have resulted in the payment of interest and fees at rates lower than those that were in fact applicable for any period (based on the actual Consolidated Total Leverage Ratio), then the Company shall promptly deliver to the Administrative Agent a corrected Compliance Certificate and pay to the Applicable Agent, for account of the Lenders (or former Lenders) of the applicable Class as their interests may appear, on demand all amounts which would have accrued hereunder had such Compliance Certificate not contained any such inaccuracy (it being understood that nothing in this sentence shall limit the rights of the Administrative Agent or the Lenders under Section 2.08(c)or Article VIII).

“Applicable Singapore Revolving Percentage” means, with respect to any Singapore Revolving Lender at any time, the percentage of the Aggregate Singapore Revolving Commitments represented by such Singapore Revolving Lender’s Singapore Revolving Commitment at such time.  If the Aggregate Singapore Revolving Commitments have terminated, then the Applicable Singapore Revolving Percentage of each Singapore Revolving Lender shall be determined based on the Applicable Singapore Revolving Percentage of such Singapore Revolving Lender most recently in effect, giving effect to any subsequent assignments.

“Applicable Term Percentage” means, with respect to any Term Lender at any time, the percentage of (a) on or prior to the Closing Date, the Aggregate Term Commitments represented by such Term Lender’s Term Commitment at such time and (b) thereafter, the aggregate principal amount of the Term Loans of all the Term Lenders represented by the aggregate principal amount of such Term Lender’s Term Loans at such time.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means J.P. Morgan Securities Inc., in its capacity as sole lead arranger and sole book runner of the credit facilities provided for under this Agreement.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

“Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries as of December 29, 2006 and December 30, 2005, and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for each of the years in the three-year period ended December 29, 2006, including the notes thereto.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Bank of America” means Bank of America, N.A. and its successors.

“Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority; provided, however, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any agreements made by such Person.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 1/2 of 1% and (c) the Eurocurrency Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that, for the avoidance of doubt, for purposes of this definition the Eurocurrency Rate on any day shall be the rate per annum appearing on the Reuters “LIBOR01” screen displaying British Bankers’ Association Interest Settlement Rates (or on any successor or substitute screen provided by Reuters, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such screen, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in the relevant currency in the London interbank market) at approximately 11:00 a.m., London time, on such day for deposits in Dollars with a maturity of one month.  Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or the Eurocurrency Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or the Eurocurrency Rate, respectively.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.  All Base Rate Loans shall be Swing Line Loans or Dollar Domestic Loans.

“Borrower Joinder Agreement” means a Borrower Joinder Agreement in substantially the form of Exhibit F.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowers” means the Term Borrower, the Singapore Revolving Borrowers and each other Primary Revolving Borrower.

“Borrowing” means a Committed Borrowing or a Swing Line Borrowing.

“Borrowing Base” means, at any time, subject to modification as provided below, an amount equal to (a) 80% of the aggregate Eligible Accounts of the Company and the Subsidiaries (for purposes of this clause (a), such term to include FRE and wholly owned Subsidiaries of FRE for so long as FRE is a Subsidiary of the Company) at such time, plus (b) 70% of the Unrestricted Cash at such time.  The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 6.02(i) (or, prior to the first such delivery, the Borrowing Base Certificate delivered pursuant to the Second Amendment Agreement).

“Borrowing Base Certificate” means a certificate in the form of Exhibit G, together with all attachments contemplated thereby, signed and certified as accurate and complete by a Responsible Officer of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of New York; provided that:

(a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in any currency, any fundings, disbursements, settlements and payments in respect of any such Eurocurrency Rate Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, the term “Business Day” shall also exclude any such day on which banks are not open for dealings in deposits in such currency in the London interbank market;

(b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, the term “Business Day” shall also exclude any day that is not a TARGET Day; and

(c) if such day relates to any fundings, disbursements, settlements and payments in respect of any Committed Singapore Revolving Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any Committed Singapore Revolving Loan, the term “Business Day” shall also exclude any such day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, Singapore or Hong Kong.

“Capital Leases” means all leases that are or should be capitalized in accordance with GAAP.

“Cash Collateral” means, with respect to any L/C Obligation, any cash (and any proceeds thereof) deposited pursuant to this Agreement to Cash Collateralize such L/C Obligation.

“Cash Collateralize” means, with respect to any L/C Obligations denominated in any currency, to deposit cash in such currency in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Primary Revolving Lenders or, in the case of L/C Obligations arising under any Extended Letter of Credit, for the benefit of the Primary Revolving Lenders and the L/C Issuer that is the issuer thereof, as collateral for such L/C Obligations, such deposit to be made in accordance with Section 2.03(g).  The terms “Cash Collateral” and “Cash Collateralization” shall have meanings correlative thereto.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.  For the avoidance of doubt, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case shall be deemed to be a “Change in Law”.

“Change of Control” shall be deemed to have occurred at any time that any “person” or “group” (each as defined in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934) (a) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, but without giving effect to clause (d)(1)(i) of such Rule), directly or indirectly, of Voting Equity Interests of the Company (or securities convertible into or exchangeable for such Voting Equity Interests) representing 30% or more of the combined voting power of all Voting Equity Interests of the Company (on a fully diluted basis) or (b) otherwise has the ability, directly or indirectly, to elect a majority of the board of directors of the Company.

“Class” refers (a) when used in reference to any Committed Loan or Committed Borrowing, to whether such Committed Loan, or the Committed Loans comprising such Committed Borrowing, are Term Loans, Committed Primary Revolving Loans or Committed Singapore Revolving Loans, (b) when used in reference to any Commitment, to whether such Commitment is a Term Commitment, a Primary Revolving Commitment or a Singapore Revolving Commitment and (c) when used in reference to any Lender, to whether such Lender is a Term Lender, a Primary Revolving Lender or a Singapore Revolving Lender.

“Closing Date” means the first date on which all the conditions precedent in Section 4.01 were satisfied or waived in accordance with Section 10.01.  The parties hereto acknowledge that the Closing Date is February 28, 2008.

“Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

“Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the Secured Obligations.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a)  the Administrative Agent shall have received from the Company and each other Loan Party:

(i)  in the case of a Domestic Loan Party,

(A)  (I) a counterpart of each of the Guarantee Agreement and the Domestic Collateral Agreement, in each case duly executed and delivered on behalf of such Person, or (II) in the case of any Person that becomes a Domestic Loan Party after the First Restatement Effective Date, a supplement to each of the Guarantee Agreement and the Domestic Collateral Agreement, in each case in the form specified therein, duly executed and delivered on behalf of such Person,

(B)  (I) counterparts of a Domestic Mortgage with respect to each Mortgaged Property owned by a Domestic Loan Party, duly executed and delivered by the record owner of such Mortgaged Property, (II) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Domestic Mortgage as a valid and enforceable first Lien on the Mortgaged Property described therein, free of any other Liens except as permitted by Section 7.01, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request, (III) if any Mortgaged Property is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, evidence of such flood insurance as may be required under applicable law, including Regulation H of the FRB, and (IV) such surveys, abstracts, appraisals, legal opinions and other documents as the Administrative Agent may reasonably request with respect to any such Domestic Mortgage or Mortgaged Property, and

(C)  with respect to (I) each deposit account maintained by any Domestic Loan Party (limited, until the Administrative Agent shall determine otherwise in the exercise of its discretion under this definition, to deposit accounts with depositary banks that are Lenders or Affiliates of Lenders), other than (x) any deposit account the funds in which are used, in the ordinary course of business, solely for the payment of salaries and wages, workers’ compensation and similar expenses and (y) deposit accounts the daily balance in which does not at any time exceed $100,000 for any such account and $500,000 for all such accounts, and (II) each securities account maintained by any Domestic Loan Party with any securities intermediary (other than (x) any securities account the aggregate daily asset value of which does not at any time exceed $100,000 for any such account and $500,000 for all such accounts or (y) any “Rabbi Trust” or similar irrevocable account or trust established solely for the purpose of providing deferred compensation benefits for the directors, officers and other employees of the Company and its Subsidiaries), a counterpart, duly executed and delivered by the applicable Domestic Loan Party and such depositary bank or securities intermediary, as the case may be, of a control agreement reasonably acceptable to the Administrative Agent;

(ii)  in the case of a Foreign Loan Party, a counterpart of (A) the Guarantee Agreement or, in the case of any Person that becomes a Foreign Loan Party after the First Restatement Effective Date, a supplement to the Guarantee Agreement in the form specified therein, in each case duly executed and delivered on behalf of such Person, and (B) one or more Security Documents reasonably acceptable to the Administrative Agent required in order for the Secured Obligations of such Foreign Loan Party to be secured, subject to the last paragraph of this definition, by a security interest in all Equity Interests owned by such Foreign Loan Party (other than Equity Interests in Dormant Subsidiaries) and all or substantially all tangible and intangible assets of such Foreign Loan Party (including Mortgaged Properties, accounts receivable, moveable assets (including inventory and equipment), contract rights, intellectual property and other general intangibles, intercompany indebtedness, bank accounts, cash and proceeds of the foregoing) in which a security interest may be obtained under the laws of the jurisdiction of incorporation, organization or establishment of such Foreign Loan Party; and

(iii)  documents and opinions of the type referred to in Sections 4.01(a) and 4.01(d) with respect to each such Domestic Loan Party and Foreign Loan Party, all in form and substance reasonably satisfactory to the Administrative Agent;

(b)  the Administrative Agent shall have received, to the extent required by the Domestic Collateral Agreement or any other Security Document, certificates or other instruments representing all Equity Interests in any Subsidiary owned by or on behalf of any Loan Party, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c)  (i) all Indebtedness of the Company and each other Subsidiary and (ii) all Indebtedness of any other Person in a principal amount of $500,000 or more that, in each case, is owing to any Loan Party shall be evidenced by a promissory note (which may be a global intercompany note) and shall have been pledged pursuant to the Security Documents to the Administrative Agent, and the Administrative Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank;

(d)  all documents and instruments, including Uniform Commercial Code financing statements, required by applicable law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and to perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording; and

(e)  the Company and each other Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of the Guarantee Agreement and all Security Documents to which it is a party, the performance of its obligations under the Guarantee Agreement and such Security Documents and the granting by it of the Liens under such Security Documents.

The foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets of the Loan Parties, or the provision of Guarantees by any Subsidiary, if, and for so long as the Administrative Agent, in good faith consultation with the Company, reasonably determines that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance, legal opinions or other deliverables in respect of such assets, or providing such Guarantees (taking into account any adverse tax consequences to the Company and its Subsidiaries (including the application of Section 956 of the Code and the imposition of withholding or other material taxes) and any security interest filing or registration fees or duties), shall be excessive in view of the benefits to be obtained by the Lenders therefrom.  Without limiting the foregoing, the Administrative Agent is hereby authorized to grant such exceptions to the requirements set forth in this definition as are set forth on Schedule 1.01(e). The Administrative Agent shall, and hereby is authorized to, grant extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets or the provision of any Guarantee by any Subsidiary (including extensions in connection with assets acquired, or Subsidiaries formed or acquired, after the First Restatement Effective Date) where it reasonably determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents (and without limiting the foregoing, (i) it is agreed that the Company shall have a period of 60 days, or such longer period as the Administrative Agent may agree, after the Second Restatement Effective Date to deliver the control agreements required to be delivered with respect to deposit accounts under clause (a)(i)(C) of this definition and (ii) the Company  shall not be in default of its obligation to deliver any such control agreement if the applicable depositary bank is unwilling to enter into an agreement satisfactory to the Administrative Agent).

“Commitment” means a Term Commitment, a Primary Revolving Commitment or a Singapore Revolving Commitment.

“Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Class and Type, in the same currency and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by Lenders pursuant to Section 2.01.

“Committed Loan” means a Term Loan or a Committed Revolving Loan.

“Committed Loan Notice” means a notice given pursuant to Section 2.02(a) of (a) a Committed Borrowing, (b) a conversion of Committed Loans that are Dollar Domestic Loans from one Type to the other or (c) a continuation of Eurocurrency Rate Loans, which notice shall be substantially in the form of Exhibit B or any other form approved by the Administrative Agent.

“Committed Primary Revolving Loan” has the meaning specified in Section 2.01(b).

“Committed Revolving Loan” means a Committed Primary Revolving Loan or a Committed Singapore Revolving Loan.

“Committed Singapore Revolving Loan” has the meaning specified in Section 2.01(c).

“Company” means Pulse Electronics Corporation (formerly known as Technitrol, Inc.), a Pennsylvania corporation.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C or any other form approved by the Administrative Agent.

“Consolidated Cash Interest Expense” means, for any period, for the Company and its Subsidiaries on a consolidated basis, (a) the interest expense accrued for such period with respect to Consolidated Total Funded Debt, determined in accordance with GAAP, minus (b) to the extent included in such interest expense, the sum of (i) non-cash amounts attributable to amortization of debt discounts, (ii) non-cash amounts attributable to the amortization of financing costs payable in connection with the incurrence of Consolidated Total Funded Debt and (iii) non-cash amounts attributable to accrued interest payable in kind in such period, plus (c) any cash payments made during such period in respect of items referred to in the preceding clause (b) that have been, or are to be, amortized or paid in kind in other periods.

“Consolidated EBITDA” means, for any period, for the Company and its Subsidiaries, an amount, determined on a consolidated basis in accordance with GAAP, equal to the sum of (a) the consolidated net income of the Company and its Subsidiaries (excluding, to the extent included therein, the income of any Subsidiary of the Company that is not a wholly-owned Subsidiary of the Company to the extent such income is attributable to the noncontrolling interests in such Subsidiary), plus (b) without duplication and to the extent deducted in determining such consolidated net income, the sum of (i) consolidated interest expense for such period, (ii) the provision for domestic and foreign taxes for such period based on income or profits, (iii) depreciation for such period, (iv) amortization of intangible assets for such period and (v) in the event the Company shall enter into the Specified Sale-Leaseback Transaction, rental payments made as part of such transaction for such period; provided, however, that there shall be excluded from the foregoing computation, without duplication and to the extent included in determining such consolidated net income, (A) all non-cash income and gains for such period (including non-operating foreign currency income, but excluding (1) any items of income in respect of which cash was received in a prior period or will be received in a future period and (2) any items of income that represent a reversal of any accrual or reserve made in a prior period, but only to the extent such accrual or reversal had reduced Consolidated EBITDA in such prior period), (B) all non-cash expenses and losses for such period (including any write-down or write-off of in-process research and development, non-operating foreign currency expense and non-cash restructuring and impairment charges, but excluding any additions to bad debt reserves or bad debt expense and any noncash charge that results from the write-down or write-off of accounts receivable), provided that any cash payment made with respect to any noncash items added back in computing Consolidated EBITDA for any period pursuant to this clause (B) (other than any reserves or charges in anticipation of the cash severance expenses referred to in clause (E) below) shall be subtracted in computing Consolidated EBITDA for the period in which such cash payment is made, (C) all gains or losses from the sales of assets not sold in the ordinary course of business for such period, (D) all non-cash charges incurred in connection with changes to GAAP for such period and (E) in the case of the fiscal quarters specified below, cash severance and other expenses relating to (1) the relocation of the Company’s headquarters from Trevose, Pennsylvania to San Diego, California, (2) the closure of manufacturing facilities in China and certain other countries pursuant to a restructuring program initiated in the fiscal quarter ended December 31, 2010 and revised thereafter, and (3) fees and expenses relating to a takeover attempt, in an amount not to exceed $5,400,000 for the fiscal quarter ended July 1, 2011, $3,000,000 for the fiscal quarter ended September 30, 2011, $200,000 for the fiscal quarter ended December 30, 2011, $1,000,000 for the fiscal quarter ended March 30, 2012, $1,000,000 for the fiscal quarter ended June 29, 2012, $0 for the fiscal quarter ended September 28, 2012, and $1,500,000 for the fiscal quarter ended December 28, 2012.

Notwithstanding the foregoing, in determining Consolidated EBITDA for any period, there shall be excluded from the computation thereof, without duplication and to the extent included in determining consolidated net income of the Company and its Subsidiaries for such period, expenses attributable to the funding of the obligations arising from the termination of retirement plans and/or acceleration of benefits under employee benefit plans in an aggregate amount for all periods commencing with the first fiscal quarter ending after the Second Restatement Effective Date not exceeding $5,000,000.

Notwithstanding anything to the contrary contained herein, but subject to the next sentence, Consolidated EBITDA shall be deemed to be $12,387,000, $8,934,000 and $(800,000) for the fiscal quarters ended on October 1, 2010, December 31, 2010, and April 1, 2011, respectively.  For purposes of the foregoing, Consolidated EBITDA for any period shall, if during such period the Company or any Subsidiary shall have consummated a Material Acquisition or a Material Disposition, be calculated after giving effect to such Material Acquisition or Material Disposition on a Pro Forma Basis.

“Consolidated Fixed Charges” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the sum, without duplication, of (a) Consolidated Cash Interest Expense for such period, (b) the aggregate amount of scheduled principal payments required, as of the end of such period and, for the avoidance of doubt, after giving effect to any prepayments of such Indebtedness theretofore made, to be made by the Company and its Subsidiaries during the four consecutive fiscal quarters of the Company immediately following the end of such period in respect of Long-Term Indebtedness of the Company and its Subsidiaries (other than payments made by the Company or any Subsidiary to the Company or a Subsidiary), (c) the aggregate amount of (i) principal payments on Capital Leases, determined in accordance with GAAP, (ii) payments on Synthetic Leases that would be accounted for as principal payments if such Synthetic Leases were accounted for as Capital Leases in accordance with GAAP, (iii) in the event the Company shall enter into the Specified Sale-Leaseback Transaction, rental payments as part of such transaction and (iv) principal payments on other Indebtedness of the type described in Section 7.03(e), in each case, required, as of the end of such period, to be made by the Company and its Subsidiaries during the four consecutive fiscal quarters of the Company immediately following the end of such period and (d) the aggregate amount of Taxes paid in cash by the Company and its Subsidiaries during such period.

Notwithstanding the foregoing, in determining Consolidated Fixed Charges for any period, (a) in the event that during such period the Company shall have consummated a Scheduled Disposition or a Specified Disposition and, in each case, made a prepayment of Loans in connection therewith as required pursuant to Section 2.05(d), the Consolidated Cash Interest Expense referred to in clause (a) above shall be determined on a pro forma basis as if such prepayment shall have occurred at the beginning of such period and (b) the amount of Taxes referred to in clause (d) above shall be determined on a pro forma basis to exclude Taxes paid in cash that are solely attributable to the assets and operations disposed of in such Scheduled Disposition or such Specified Disposition.

“Consolidated Senior Secured Funded Debt” means, on any date, (a) the Consolidated Total Funded Debt on such date less (b) to the extent included in the Consolidated Total Funded Debt on such date, (i) the Permitted Convertible Notes outstanding on such date, (ii) the Permitted Call Spread Hedge Swap Contracts outstanding on such date and (iii) any other Indebtedness of the Company or a Domestic Subsidiary that is a Subsidiary Guarantor outstanding on such date if (A) such Indebtedness (and any related Guarantee) (x) is not secured by any Lien on any assets of the Company and the Subsidiaries or (y) is secured by Liens on assets constituting Permitted Refinancing Indebtedness Collateral of the Company or one or more Domestic Subsidiaries (and by no other assets of the Company and the Subsidiaries) and such Liens (or the right to receive proceeds and distributions on account thereof) are subordinated as contemplated by the definition of the term “Second Lien Intercreditor Agreement”, (B) such Indebtedness is not Guaranteed by any Subsidiary that is not a party to the Guarantee Agreement and a guarantor thereunder of all the Secured Obligations and (C) such Indebtedness does not mature and is not required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default or a change in control) prior to the date 180 days after the Maturity Date.

“Consolidated Senior Secured Leverage Ratio” means, on any date, a ratio of Consolidated Senior Secured Funded Debt as of such date to Consolidated EBITDA for the four consecutive fiscal quarters ending on (or, if such date is not the last day of a fiscal quarter, most recently prior to) such date.

“Consolidated Total Funded Debt” means, on any date, the sum for the Company and its Subsidiaries of all (a) Indebtedness that would appear on a consolidated balance sheet of the Company prepared as of such date in accordance with GAAP (but without giving effect to any election to value any Indebtedness at “fair value” or any other accounting principle that results in the amount of any such Indebtedness (other than zero coupon Indebtedness) as reflected on such balance sheet being below or above, as the case may be, the stated principal amount of such Indebtedness), (b) obligations under Capital Leases, (c) obligations under Synthetic Leases that would be capitalized under GAAP if they were accounted for as Capital Leases and (d) obligations of the Company and its Subsidiaries as an account party in respect of letters of credit or letters of guaranty, other than contingent obligations in respect of any letter of credit or letter of guaranty that does not support Indebtedness; provided that, notwithstanding anything to the contrary in Section 1.03(b), liabilities arising out of leases, consignment agreements or similar arrangements for precious, semi-precious or other metals that are entered into by the Company or any Subsidiary in the ordinary course of business shall be excluded from the definition of the term “Consolidated Total Funded Debt” to the extent such liabilities would not be required to be set forth on a consolidated balance sheet of the Company prepared in accordance with GAAP as in effect on the Closing Date.

“Consolidated Total Leverage Ratio” means, as of any date, a ratio of Consolidated Total Funded Debt as of such date to Consolidated EBITDA for the four consecutive fiscal quarters ending on (or, if such date is not the last day of a fiscal quarter, most recently prior to) such date.

“Consolidated Total Assets” means, as of any date of determination, the value of all assets of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP (but, for the avoidance of doubt, excluding any amounts attributable to the Excluded Subsidiaries).

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound, other than the Loan Documents.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Conversion Adjustment Amount” means, for any fiscal year, the product of (a) $0.12 and (b) a number that equals (i) the number of shares of common stock of the Company issued during such fiscal year upon conversion of the Permitted Convertible Notes plus (ii) the number of shares of common stock of the Company delivered during such fiscal year pursuant to the Permitted Call Spread Hedge Swap Contract to the counterparty thereto minus (iii) the number of shares of common stock of the Company purchased during such fiscal year by the Company pursuant to the Permitted Call Spread Hedge Swap Contract from the counterparty thereto.

“Credit Extension” means (a) the making of a Borrowing or (b) an L/C Credit Extension.

“Credit Party” means each Agent, each L/C Issuer, the Swing Line Lender and each other Lender.

“Danish Loan Party” means any Sonion Loan Party and any other Loan Party incorporated, organized or established under the laws of Denmark.

“Debt Rating” means the rating by either S&P or Moody’s of the Company’s non-credit-enhanced, senior unsecured long-term debt.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Loan Documents Obligations other than Letter of Credit Fees, but including reimbursement obligations in respect of Letters of Credit, an interest rate per annum equal to (i) the Base Rate plus (ii) the Applicable Rate applicable to Base Rate Loans that are Committed Primary Revolving Loans plus (iii) 2% per annum; provided, however, that (A) with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate per annum equal to the interest rate (including the Applicable Rate and Mandatory Cost) otherwise applicable to such Loan plus 2% per annum and (B) with respect to L/C Disbursements made in an Alternative Currency, the Default Rate shall be an interest rate per annum equal to (i) the interest rate that would be applicable to such L/C Disbursement had such L/C Disbursement been a Eurocurrency Rate Loan of the applicable Class with an Interest Period of one month plus (ii) 2% per annum; and (b) when used in Section 2.05(i) with respect to Letter of Credit Fees, a rate per annum equal to the Applicable Rate applicable to Letters of Credit plus 2% per annum.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, (i) to fund any portion of its Loans, (ii) to fund any portion of its participations in Letters of Credit or Swing Line Loans or (iii) to pay to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good-faith determination that a condition precedent (specifically identified in such writing, including, if applicable, by reference to a specific Default) to funding a Loan cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party made in good faith to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Line Loans, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event.

“Designated Cash Collateral” has the meaning specified in Section 2.03(g).

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any Equity Interests in any other Person, any notes or accounts receivable or any rights and claims associated therewith.  For purposes of Sections 7.02 and 7.05, an issuance by any Subsidiary of any Equity Interests in such Subsidiary to any Person that has the effect of transferring an interest in such Subsidiary from any holder of capital stock, partnership or membership interests or other similar Equity Interests in such Subsidiary (a “parent entity”) to any other Person (other than the issuance of director’s qualifying shares and other nominal amounts of Equity Interests that are required to be held by such Person under applicable Laws) shall be treated as an issuance by such Subsidiary of such Equity Interests to such parent entity (and, in the case of any such deemed issuances to more than one parent entity, such issuances shall be deemed to have been made ratably in accordance with such parent entities’ Equity Interests in such Subsidiary) and a subsequent Disposition by such parent entity or parent entities of such Equity Interests to such Person.

“Disqualified Capital Stock” means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 180 days following the Maturity Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) Indebtedness or (ii) any Equity Interests referred to in clause (a) above, in each case at any time on or prior to the date that is 180 days following the Maturity Date, or (c) contains any mandatory repurchase obligation which may come into effect prior to payment in full of all the Loan Documents Obligations; provided that any Equity Interests that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Equity Interests upon the occurrence of a change in control or an asset sale occurring prior to the date that is 180 days following the Maturity Date shall not constitute Disqualified Capital Stock if such Equity Interests provide that the issuer thereof will not redeem any such Equity Interests pursuant to such provisions prior to the repayment in full of all the Loan Documents Obligations.

“DKK” means the lawful money of Denmark.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Domestic Loan” means any Committed Primary Revolving Loan denominated in Dollars and made to a Domestic Borrower.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Applicable Agent pursuant to Section 1.04.

“Domestic Borrower” means the Company or any other Borrower that is a Domestic Subsidiary.

“Domestic Borrowing Sublimit” means $15,000,000.  The Domestic Borrowing Sublimit is part of, and not in addition to, the Aggregate Primary Revolving Commitments.

“Domestic Collateral Agreement” means the Domestic Collateral Agreement dated as of February 19, 2009, among the Company, the other Domestic Loan Parties and the Administrative Agent, together with all supplements thereto.

“Domestic Holding Company” means any Domestic Subsidiary that (a) conducts no business or operations, (b) owns no assets other than Equity Interests in Foreign Subsidiaries and nominal assets related to maintenance of its existence and (c) has no Indebtedness or other liabilities, other than obligations relating to maintenance of its existence.

“Domestic Loan Party” means the Company or any other Loan Party that is a Domestic Subsidiary.

“Domestic Mortgage” means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property of any Domestic Loan Party to secure the Secured Obligations.  Each Domestic Mortgage shall be in form and substance reasonably satisfactory to the Administrative Agent.

“Domestic Subsidiary” means any Subsidiary that is organized and existing under the laws of the United States, any state or territory thereof or the District of Columbia, other than any such Subsidiary (including Pulse Philippines, Inc.) that (a) is also organized and existing under the laws of any jurisdiction other than the United States, any state or territory thereof or the District of Columbia, (b) has no business operations or assets in the United States or any state, territory or district thereof and (c) has been organized under the laws of the United States or any state, territory or district thereof solely for tax purposes.

“Dormant Subsidiary” means any Subsidiary that (a) conducts no business or operations, (b) owns no assets other than (i) nominal assets related to maintenance of its existence, (ii) Equity Interests in its direct Subsidiaries, (iii) any Specified Intercompany Indebtedness and (iv) intercompany Indebtedness or receivables (other than Specified Intercompany Indebtedness) in an amount not to exceed at any time $1,000,000 for any Dormant Subsidiary and $10,000,000 for all such Dormant Subsidiaries and (c) has no Indebtedness or other liabilities, other than (i) obligations relating to maintenance of its existence or (ii) Indebtedness owed to the Company or any of its Subsidiaries.

“Dutch Borrower” means any Subsidiary that is a Borrower hereunder and that is incorporated or established in The Netherlands.

“Eligible Accounts” means, with respect to the Company and the Subsidiaries (for purposes of this definition, such term to include FRE and wholly owned Subsidiaries of FRE for so long as FRE is a Subsidiary of the Company) at any time, each Account Receivable of the Company and the Subsidiaries that, at such time, is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to this definition.  Eligible Accounts shall not include any Account:

(a)  that is unpaid more than 60 days after the original due date or that has been written off the books of the Company or the applicable Subsidiary or otherwise designated as uncollectible;

(b)  that is owing by an Account Debtor for which more than 25% (by dollar amount) of the Accounts owing by such Account Debtor and its Affiliates are ineligible pursuant to clause (a) above;

(c)  with respect to which any check or other instrument of payment has been returned uncollected for any reason;

(d)  that is owed by an Account Debtor that, to the knowledge of the Company or any Subsidiary, has (i) applied for, suffered, or consented to the appointment of any receiver, interim receiver, receiver-manager, custodian, trustee or liquidator of its assets, (ii) had possession of all or a material part of its property taken by any receiver, interim receiver, receiver-manager, custodian, trustee or liquidator or (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state, federal or foreign bankruptcy or similar law; or

(e)  with respect to which the Company or any Subsidiary has made any agreement with an Account Debtor for any reduction thereof (to the extent of such reduction), other than discounts and adjustments given in the ordinary course of business.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than a natural person); provided that neither the Company nor any of its Affiliates shall be an Eligible Assignee; and provided further, however, that, (i) so long as no Event of Default under Section 8.01(a) or 8.01(f), or Section 8.01(b) with respect to any failure to comply with Section 7.11, shall have occurred and be continuing and (ii) other than in connection with any assignment requested by the Company under Section 10.13, an Eligible Assignee shall include a Lender, an Affiliate of a Lender or another Person only if it has advised the Administrative Agent that, through its Lending Offices, it is capable of lending the applicable Alternative Currencies to the relevant Borrowers (other than any extensions of credit to the Singapore Revolving Borrowers under the Primary Revolving Subfacility) without the imposition of any additional Indemnified Taxes.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Laws” means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other “Superfund” or “Superlien” law or any other Federal or applicable state, local or foreign statute, law, ordinance, code, rule, regulation, order or decree relating in any way to the environment or natural resources or regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

“Environmental Liability” means all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination; provided, however, that the Permitted Convertible Notes shall not constitute Equity Interests of the Company.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

“ERISA Affiliate” means, as applied to the Company, any Person or trade or business which is a member of a group which is under common control with the Company, who, together with the Company, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) any failure by any Pension Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Pension Plan, whether or not waived; (d) the filing, pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (e) a determination by such Plan’s enrolled actuary that any Pension Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (f) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (g) the receipt by the Company or any ERISA Affiliates of the Company of any notice, or the receipt by any Multiemployer Plan of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or in endangered or critical status, within the meaning of Section 305 of ERISA; (h) the filing of a notice of intent to terminate a Pension Plan, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (i) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (j) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

“Euro” and “€” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Eurocurrency Base Rate” means, with respect to any Eurocurrency Rate Loan for any Interest Period, the rate per annum appearing on the Reuters “LIBOR01” screen displaying British Bankers’ Association Interest Settlement Rates (or on any successor or substitute screen provided by Reuters, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such screen, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in the relevant currency in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in the relevant currency with a maturity comparable to such Interest Period.  In the event that such rate is not available at such time for any reason, then the “Eurocurrency Base Rate” with respect to such Eurocurrency Rate Loan for such Interest Period shall be the rate per annum at which deposits in the relevant currency, in the approximate amount of such Eurocurrency Rate Loan and for a maturity comparable to such Interest Period, are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Eurocurrency Borrowing Minimum” means (a) in the case of a Committed Borrowing denominated in Dollars, $1,000,000, (b) in the case of a Committed Borrowing denominated in Euros, €3,000,000 and (c) in the case of a Committed Borrowing denominated in any other Alternative Currency, an amount the Dollar Equivalent of which is equal to approximately $5,000,000.

“Eurocurrency Borrowing Multiple” means (a) in the case of a Committed Borrowing denominated in Dollars, $1,000,000, (b) in the case of a Committed Borrowing denominated in Euros, €500,000 and (c) in the case of a Committed Borrowing denominated in any other Alternative Currency, an amount the Dollar Equivalent of which is equal to approximately $1,000,000.

“Eurocurrency Rate” means, for any Interest Period with respect to a Eurocurrency Rate Loan, a rate per annum (rounded upward, if necessary, to a whole multiple of 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

Eurocurrency Rate =	Eurocurrency Base Rate
1.00 – Eurocurrency Reserve Percentage

“Eurocurrency Rate Loan” means a Committed Loan that bears interest at a rate based on the Eurocurrency Rate.  Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency.  All Committed Loans denominated in an Alternative Currency, or denominated in Dollars but made to a Foreign Borrower, must be Eurocurrency Rate Loans.

“Eurocurrency Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”).  The Eurocurrency Rate for each outstanding Eurocurrency Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Subsidiaries” means FRE and its Subsidiaries.  Subject to Section 1.09 and except as otherwise expressly provided in this Agreement, (a) for purposes of this Agreement and the other Loan Documents, the Excluded Subsidiaries shall be deemed not to be Subsidiaries of the Company and (b) in furtherance of the foregoing, references to any financial statement items being determined on a consolidated basis for the Company or for the Company and its Subsidiaries shall be determined on a consolidated basis for the Company and its Subsidiaries other than the Excluded Subsidiaries, and all amounts otherwise attributable to the Excluded Subsidiaries shall be excluded.

“Excluded Subsidiaries Redesignation” has the meaning specified in Section 1.09.

“Excluded Taxes” means, with respect to any Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction referred to in the preceding clause (a) and (c) except as provided in the following sentence, in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 10.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the applicable Borrower with respect to such withholding tax pursuant to Section 3.01(a).  Notwithstanding anything to the contrary contained in this definition, “Excluded Taxes” shall not include any withholding tax imposed at any time on payments made by or on behalf of a Foreign Loan Party to any Lender or L/C Issuer hereunder or under any other Loan Document, provided that such Person shall have complied with the last paragraph of Section 3.01(e).

“Existing CapEx Carry-Over Amount” means the aggregate amount, but not in excess of $30,000,000, of the capital expenditures permitted to be made by the Company and its Subsidiaries under the Existing Company Credit Agreement during the fiscal year of the Company ended December 29, 2007, and not so made during such fiscal year.  The Existing CapEx Carry-Over Amount shall be conclusively determined based on the certificate of a Responsible Officer of the Company delivered pursuant to Section 4.01(a)(vii).

“Existing Company Credit Agreement” means that certain Credit Agreement dated as of October 14, 2005, among the Company, the Subsidiaries party thereto, Bank of America, as agent, and a syndicate of lenders.

“Existing Letters of Credit” means the existing letters of credit described on Schedule 1.01(a) hereto.

“Existing Sonion Credit Agreement” means that certain Credit Agreement dated as of March 14, 2006, among Sonion, Danske Bank, as agent, and a syndicate of lenders.

“Extended Letter of Credit” means any Letter of Credit the expiry date of which would occur after the Letter of Credit Expiration Date, provided that (a) the L/C Issuer that is the issuer thereof shall have consented, in its sole discretion, to the designation of such Letter of Credit as an “Extended Letter of Credit” and (b) the Primary Revolving Borrower for whose account such Letter of Credit is issued shall have Cash Collateralized L/C Obligations arising under such Letter of Credit prior to the date of issuance thereof (or, if such Letter of Credit shall be an Auto-Extension Letter of Credit, at least five Business Days prior to the last date on which the applicable L/C Issuer may give a Non-Extension Notice with respect thereto, if, failing delivery of such Non-Extension Notice on such date, the expiry date of such Letter of Credit shall automatically be required to be extended to a date occurring after the Letter of Credit Expiration Date) in an amount equal to 105% of the amount of such Letter of Credit.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to JPMCB on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the letter agreement dated January 8, 2008, among the Company, the Administrative Agent and the Arranger.

“First Amendment Agreement” has the meaning specified in the preliminary statement to this Agreement.

“First Restated Credit Agreement” has the meaning specified in the preliminary statement to this Agreement.

“First Restatement Effective Date” means the “Restatement Effective Date” as defined in the First Restated Credit Agreement.

“Foreign Borrower” means any Borrower that is a Foreign Subsidiary.

“Foreign Lender” means, with respect to any Borrower, any Lender that is organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Loan Party” means any Loan Party that is a Foreign Subsidiary.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“FRE” means Full Rise Electronic Co. Ltd., a company organized under the laws of the Republic of China (Taiwan).

“FRE Holding Company” means any Subsidiary of the Company (excluding, for the avoidance of doubt, FRE and its Subsidiaries) that owns Equity Interests in FRE or in any Subsidiary of FRE.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time (but subject to Section 1.03(b)).

“German Restricted Loan Party” means any Loan Party incorporated, organized or established under the laws of Germany that is, or the general partner with unlimited personal liability of which is, subject to capital maintenance or other rules restricting its ability to guarantee the Guaranteed Obligations or to provide security for the Secured Obligations or diminishing the commercial value of such guarantee or security and which rules are not fully suspended by the existence of a domination agreement (Beherrschungsvertrag) with its parent as dominating entity (herrschende Gesellschaft).

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements of negotiable instruments for deposit or collection.  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantee Agreement” means the Master Guarantee Agreement dated as of February 28, 2008, among the Loan Parties and the Administrative Agent, together with all supplements thereto.

“Guaranteed Party” has the meaning specified in the Guarantee Agreement.

“Hazardous Materials” means any hazardous, toxic or dangerous waste, substance or material (including petroleum products or byproducts), the generation, handling, storage, use, disposal, treatment, release or emission of which, or exposure to which, is subject to any Environmental Law in effect on any date.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“IFRS” means the international financial reporting standards as in effect from time to time.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all indebtedness, obligations and liabilities of such Person for borrowed money;

(b) all obligations of such Person arising under letters of credit (whether standby or commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and in accordance with customary terms and (ii) deferred compensation);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) obligations under Capital Leases and obligations under Synthetic Leases which would be capitalized under GAAP if they were accounted for as Capital Leases;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Disqualified Capital Stock in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

(h) any off-balance-sheet liabilities of such Person (including any attributable debt in respect of sale-leaseback transactions, but excluding liabilities arising out of leases, consignment agreements or similar arrangements for precious, semi-precious, or other metals that are entered into by the Company or any Subsidiary in the ordinary course of business); and

(i) all Guarantees of such Person in respect of any of the foregoing.

The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.  The amount of any Capital Lease obligation shall be the amount thereof required to be capitalized in accordance with GAAP.  The amount of any Synthetic Lease as of any date shall be deemed to be the amount thereof required to be capitalized if such Synthetic Lease were accounted for as a Capital Lease.  The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indebtedness for Money Borrowed” means, as to any Person, Indebtedness of such Person of the type referred to in clause (a) or (f) of the definition of term “Indebtedness”, and any Guarantees of such Person of any Indebtedness of the type referred to in such clauses of any other Person.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Information Memorandum” means the Confidential Information Memorandum dated January 2008, used by the Arranger in connection with the syndication of the credit facilities provided for under this Agreement.

“Intellectual Property” has the meaning specified in the Domestic Collateral Agreement.

“Interest Payment Date” means (a) as to any Eurocurrency Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Base Rate Loan (other than a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date; and (c) as to any Swing Line Loan, the day that such Loan is required to be repaid.

“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Company in its Committed Loan Notice; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Maturity Date.

“Internal Control Event” means a material weakness in, or fraud that involves management or other employees who have a significant role in, the Company’s internal controls over financial reporting, in each case as described in the Securities Laws.

“Investment” means, as to any Person, any loan or advance to, or any Guarantee of any obligations of, any other Person, any purchase or other acquisition of any Equity Interests or other securities, assets (to the extent they constitute all or substantially all the assets, or a business unit, of the seller) or obligations of any other Person, or any capital contribution to, or other investment or acquisition (including pursuant to any merger or consolidation with any other Person) of any interest in any other Person.  For purposes of this Agreement, the amount, as of any date of determination, of (a) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, (b) any Investment in the form of a Guarantee shall be the principal amount outstanding on such date of Indebtedness or other obligation being guaranteed thereby, (c) any Investment in the form of a transfer of Equity Interests or other assets by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the shareholders’ equity represented by such Equity Interests, or the net book value of such other assets, transferred, in each case determined as of the time of the transfer, without any adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment, (d) any Investment (other than any Investment referred to in clause (a), (b) or (c) above) by any Person in the form of a purchase or other acquisition of any Equity Interests or other securities, assets or obligations of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith or, in the case of an Investment as a result of which any Person becomes a Subsidiary, any Indebtedness of such Person existing at the time thereof), without any adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment, and (e) any Investment (other than any Investment referred to in clause (a), (b), (c) or (d) above) by any Person in any other Person resulting from the issuance by such other Person of its Equity Interests to such Person shall be the shareholders’ equity of such other Person represented by such Equity Interests at the time of the issuance thereof.

“Investment Transfer” to any Person means any loan or advance to, or any Guarantee of any obligations of, such Person, any transfer of any Equity Interests or other assets to such Person or any capital contribution to such Person (including pursuant to any merger or consolidation with such Person).

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means, with respect to any Letter of Credit, the Letter of Credit Application and any other document, agreement and instrument entered into by any L/C Issuer and any Primary Revolving Borrower or in favor such L/C Issuer and relating to any such Letter of Credit.

“JPMCB” means JPMorgan Chase Bank, N.A. and its successors.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Primary Revolving Lender, such Primary Revolving Lender’s funding of its participation in any L/C Disbursement pursuant to Section 2.03(c)(ii).

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Disbursement” has the meaning specified in Section 2.03(c)(i).

“L/C Issuer” means JPMCB or Bank of America, each in its capacity as issuer of Letters of Credit hereunder.

“L/C Obligations” means, at any time, the aggregate amount available to be drawn under all outstanding Letters of Credit at such time plus the aggregate amount of all L/C Disbursements that have not yet been reimbursed by the Primary Revolving Borrowers at such time.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.05.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or a Lender Joinder Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.  Unless the context otherwise requires, the term “Lenders” includes the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify to the Company and the Agents.

“Letter of Credit” means any documentary or standby letter of credit issued hereunder and shall include the Existing Letters of Credit.  Letters of Credit may be issued in Dollars or in any Alternative Currency.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.

“Letter of Credit Expiration Date” means the day that is five Business Days prior to the Maturity Date.

“Letter of Credit Fee” has the meaning specified in Section 2.03(i).

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $10,000,000 and (b) the Aggregate Primary Revolving Commitments.  The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Primary Revolving Commitments.

“Lien” means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Committed Loan or a Swing Line Loan.

“Loan Documents” means this Agreement, the Second Amendment Agreement, the Specified Dispositions Letter Agreement, the Guarantee Agreement, the Domestic Collateral Agreement and the other Security Documents, each Borrower Joinder Agreement, each Lender Joinder Agreement and each Note.

“Loan Documents Obligations”  has the meaning specified in the Guarantee Agreement.

“Loan Parties” means, collectively, the Company, each other Borrower and each other Subsidiary Guarantor.

“London Administrative Agent” means J.P. Morgan Europe Limited, or any other Affiliate or branch of JPMCB that JPMCB shall have designated for the purpose of acting in such capacity hereunder.

“Long-Term Indebtedness” means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

“Mandatory Cost” means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.01(b).

“Material Acquisition” means any Acquisition the aggregate consideration paid in which exceeds $5,000,000.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company or the Loan Parties taken as a whole to perform their obligations and pay all amounts due under the Loan Documents, or (c) the ability of any Agent or any Lender to enforce its rights under the Loan Documents taken as a whole or to collect any of the Loan Documents Obligations then due and payable.

“Material Disposition” means any Disposition, or a series of related Dispositions, of (a) all or substantially all of the issued and outstanding Equity Interests in any Person or (b) assets comprising all or substantially all of the assets of any Person or of a line or lines of business conducted by any Person, provided that the aggregate consideration received therein exceeds $5,000,000.

“Material Subsidiary” means (a) for purposes of clauses (b) and (c) of the definition of the term “Subsidiary Guarantor”, any Subsidiary the consolidated total assets of which are equal to $1,000,000 or more, provided that any Foreign Subsidiary the Net Worth of which (exclusive of value (i.e., shareholders’ equity) of any Subsidiaries owned by such Subsidiary and value of any Specified Intercompany Indebtedness owned by such Foreign Subsidiary) is equal to less than $5,000,000 may, in the discretion of the Administrative Agent, be deemed not to be a Material Subsidiary for purposes of clauses (c) of the definition of the term “Subsidiary Guarantor”, and (b) otherwise, any Subsidiary the Net Worth of which (exclusive of the value (i.e., shareholders’ equity) of any Subsidiaries owned by such Subsidiary and value of any Specified Intercompany Indebtedness owned by such Subsidiary) is equal to $10,000,000 or more.  For purposes of this definition, all amounts shall be determined as of the end of the most recent period of four consecutive fiscal quarters of the Company with respect to which the Administrative Agent shall have received financial statements referred to in Section 5.05(a) or delivered pursuant to Section 6.01(a) or 6.01(b).

“Maturity Date” means February 28, 2013.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgaged Property” means (a) each parcel of real property set forth on Schedule 1.01(f) and (b) each other parcel of real property owned in fee by the Company or any other Loan Party, and the improvements thereto, that has a book or fair market value of $500,000 or more.

“Multiemployer Plan” means an employee pension benefit plan covered by Title IV of ERISA and in respect of which the Company or any ERISA Affiliate is an “employer” as described in Section 4001(b) of ERISA, which is also a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” means, with respect to any event (a) the cash proceeds (including, in the case of any casualty, condemnation or similar proceeding, insurance, condemnation or similar proceeds) received in respect of such event, including any cash received in respect of any noncash proceeds, but only as and when received, net of (b) the sum, without duplication, of (i) all reasonable fees and out-of-pocket expenses paid in connection with such event by the Company or any Subsidiary to Persons that are not Affiliates of the Company or any Subsidiary, (ii) in the case of a sale, transfer, lease or other disposition (including pursuant to any sale and leaseback transaction or a casualty or a condemnation or similar proceeding) of an asset, the amount of all payments required to be made by the Company or any Subsidiary as a result of such event to repay Indebtedness (other than Loans or any Permitted Refinancing Indebtedness) secured by such asset and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Company or any Subsidiary, and the amount of any reserves established by the Company or any Subsidiary to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable (as determined reasonably and in good faith by the chief financial officer of the Company) to such event or, in the case of such taxes, to the transfer of funds from the recipient of such cash proceeds to the Borrower making the prepayment under Section 2.05(d) required to be made on account of the receipt thereof.  For purposes of this definition, in the event any contingent liability reserve established with respect to any event as described in clause (b)(iii) above shall be reduced, the amount of such reduction shall, except to the extent such reduction is made as a result of a payment having been made in respect of the contingent liabilities with respect to which such reserve has been established, be deemed to be receipt, on the date of such reduction, of cash proceeds in respect of such event.

“Net Worth” means, with respect to any Subsidiary as of any date on which the amount thereof is to be determined, shareholders’ equity of such Subsidiary determined in accordance with GAAP, excluding, however, for purposes of such determination, (a) any liabilities of such Subsidiary incurred under the Loan Documents, (b) any liabilities in the form of Guarantees and (c) any liabilities owed to the Company, any Subsidiary or any Excluded Subsidiary.

“Non-Extension Notice” has the meaning specified in Section 2.03(b)(iii).

“Non-Restricted Foreign Loan Party” means any Foreign Loan Party that is not a Restricted Foreign Loan Party.

“Non-Restricted Loan Party” means (a) any Domestic Loan Party and (b) any Non-Restricted Foreign Loan Party.

“Note” means a promissory note made by a Borrower in favor of a Lender evidencing Loans made by such Lender to such Borrower, substantially in the form of Exhibit D.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Credit Agreement” has the meaning specified in the First Amendment Agreement.

“Other Taxes” means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

“Outstanding Amount” means (a) with respect to Committed Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof on such date after giving effect to any borrowings and prepayments or repayments of such Committed Loans occurring on such date; (b) with respect to Swing Line Loans on any date, the aggregate outstanding principal amount thereof on such date after giving effect to any borrowings and prepayments or repayments of such Swing Line Loans occurring on such date; and (c) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations occurring on such date, including as a result of any reimbursements by the Primary Revolving Borrowers of L/C Disbursements.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate in effect on such day and (ii) an overnight rate determined by the Administrative Agent, the applicable L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of JPMCB in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Participant” has the meaning specified in Section 10.06(d).

“Participating Member State” means each state so described in any EMU Legislation.

“Patriot Act” has the meaning specified in Section 4.01(n).

“PBGC” means the Pension Benefit Guaranty Corporation and any successor thereto.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA and is sponsored or maintained by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Call Spread Hedge Swap Contracts” means (a) a Swap Contract pursuant to which the Company acquires a call option requiring the counterparty thereto to deliver to the Company shares of common stock of the Company from time to time upon exercise of such option and (b) a Swap Contract pursuant to which the Company issues to the counterparty thereto warrants to acquire common stock of the Company, in each case entered into by the Company in connection with the issuance of the Permitted Convertible Notes for the purpose of raising the effective conversion price thereof; provided that (i) the terms, conditions and covenants of each such Swap Contract shall be such as are typical and customary for Swap Contracts of such type (as determined by the Board of Directors of the Company in good faith) and (ii) the settlement of each such Swap Contract does not require the Company to make any payment in cash or cash equivalents (other than payment of cash in lieu of issuance of fractional shares).

“Permitted Convertible Notes” means any senior unsecured notes issued by the Company that are convertible into common stock of the Company; provided that (a) the stated final maturity thereof shall be no earlier than 91 days after the Maturity Date, and shall not be subject to any conditions that could result in such stated final maturity occurring on a date that precedes the 91st day after the Maturity Date (it being understood that a repurchase of such notes on account of the occurrence of a “fundamental change” shall not be deemed to constitute a change in the stated final maturity thereof), (b) the terms, conditions and covenants of such notes shall be such as are typical and customary for notes of such type (as determined by the Board of Directors of the Company in good faith), (c) no Subsidiary of the Company shall Guarantee obligations of the Company thereunder and (d) the obligations in respect thereof shall not be secured by any Lien on any asset of the Company or any of its Subsidiaries.

“Permitted Refinancing Indebtedness” means (a) (i) any unsecured notes or loans issued or incurred by the Company or any other Loan Party, and unsecured Guarantees thereof by any Loan Party and (ii) any second lien secured notes or loans issued or incurred by the Company or any other Loan Party, and Guarantees thereof by any Loan Party; provided that (A) on the date of the issuance or incurrence thereof, the Primary Revolving Commitments shall be permanently reduced in an amount equal to the lesser of (1) the aggregate principal amount of such notes or loans (less any original issue discount, upfront fees or other fees and expenses reasonably incurred in connection with the issuance or incurrence thereof) and (2) the aggregate amount of the Primary Revolving Commitments then in effect (and the Committed Primary Revolving Loans shall be prepaid in an amount equal to the lesser of the amount referred to in clause (1) above and the aggregate principal amount of the Committed Primary Revolving Loans then outstanding), (B) no Subsidiary that is not a Loan Party shall be an obligor (including pursuant to a Guarantee) under such Indebtedness and (C) if such Indebtedness (or any Guarantee thereof) is secured, (1) the obligations in respect thereof shall not be secured by any Lien on any asset of the Company or any Subsidiary other the Permitted Refinancing Indebtedness Collateral and (2) the administrative agent, the collateral agent, the trustee and/or a similar representative (in each case, as determined by the Administrative Agent) acting on behalf of the holders of such Indebtedness shall have become party to, and the holders of such Indebtedness shall otherwise be bound by the terms of, the Second Lien Intercreditor Agreement (and the Second Lien Intercreditor Agreement shall have been executed by the Loan Parties) and (b) any Indebtedness issued or incurred by the Company or any other Loan Party that refinances, refunds, renews or extends the Indebtedness referred to in clause (a) above, provided that (i) the aggregate principal amount of such Indebtedness does not exceed the aggregate principal amount of the Indebtedness being refinanced, refunded, renewed or extended, except by an amount equal to accrued but unpaid interest thereon, a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing, refunding, renewal or extension, and (ii) the requirements of clauses (B) and (C) above are satisfied with respect to such Indebtedness.

“Permitted Refinancing Indebtedness Collateral” means any assets of a Loan Party (other than any asset constituting Cash Collateral) on which Liens have been granted pursuant to the Security Documents as security for the Loan Documents Obligations.

“Permitted Refinancing Indebtedness Liens” means Liens on the Permitted Refinancing Indebtedness Collateral securing obligations in respect of Permitted Refinancing Indebtedness (including Guarantees thereof permitted by the definition of such term); provided that, in the case of any such Lien provided by any Loan Party, the subordination of such Lien (or the subordination of the right to receive proceeds and distributions on account thereof) as contemplated by the definition of the term “Second Lien Intercreditor Agreement” shall be valid and effective under the laws of, and shall be recognized by the courts of, the jurisdiction of organization of such Loan Party.

“Person” means an individual, limited liability company, partnership, corporation, trust, unincorporated organization, association, joint venture or other entity or a Governmental Authority.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Company or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning specified in Section 6.02.

“Prepayment Event” means:

(a) Disposition (including by way of any merger or consolidation or any sale-leaseback transaction, including the Specified Sale-Leaseback Transaction) of any asset of the Company or any Subsidiary, including any sale or issuance to a Person other than the Company or any other Subsidiary of Equity Interests in any Subsidiary, other than (i) Dispositions described in clauses (a) through (e) and clauses (g), (j) and (k) of Section 7.05 and (ii) other Dispositions resulting in aggregate Net Proceeds not exceeding $250,000 during any fiscal year of the Company;

(b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any asset of the Company or any Subsidiary resulting in aggregate Net Proceeds of $250,000 or more;

(c) any issuance by the Company of any Equity Interests, or the receipt by the Company of any capital contribution, other than (i) any issuance of directors’ qualifying shares or of nominal amounts of other Equity Interests that are required to be held by specified Persons under applicable law, (ii) any issuance of common stock in the Company to management or employees of the Company or any Subsidiary, under any employee stock option or stock purchase plan or employee benefit plan, (iii) any issuance of common stock in the Company in connection with the conversion of Permitted Convertible Notes and (iv) any issuance of Equity Interests in the Company in connection with the Permitted Call Spread Hedge Swap Contracts; or

(d) the incurrence by the Company or any Subsidiary of any Indebtedness, other than any Indebtedness permitted to be incurred by Section 7.03.

“Primary Revolving Borrower” means any of (a) the Company, (b) the Singapore Revolving Borrowers, (c) Pulse Denmark, Technitrol Delaware, Inc., a Delaware corporation,  Pulse Electronics, Inc. (formerly known as Pulse Engineering, Inc.), a Delaware corporation, AMI Doduco, Inc., a Pennsylvania corporation, Pulse Electronics GmbH (formerly known as AMI Doduco Holding GmbH), a company organized under the laws of Germany, and Pulse Nederland B.V., a company incorporated or established in The Netherlands, and (d) any other Subsidiary that has become a Primary Revolving Borrower as provided in Section 2.16.

“Primary Revolving Commitment” means, as to each Lender, its obligation, if any, to (a) make Committed Primary Revolving Loans to the Primary Revolving Borrowers pursuant to Section 2.01(b), (b) acquire participations in L/C Obligations and (c) acquire participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding the Dollar Equivalent of which does not exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption or the Lender Joinder Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.  The initial aggregate amount of the Lenders’ Primary Revolving Commitments as of the Closing Date was $250,000,000.  The aggregate amount of the Lenders’ Primary Revolving Commitments as of the Second Restatement Effective Date is $70,000,000.

“Primary Revolving Lender” means a Lender with a Primary Revolving Commitment or, if the Aggregate Primary Revolving Commitments have terminated, a Lender holding any of the Total Primary Revolving Outstandings.

“Primary Revolving Subfacility” means the credit facility represented by the Primary Revolving Commitments and established pursuant to Sections 2.01(b) 2.03 and 2.04.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City.  Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Pro Forma Basis” means, for purposes of calculating compliance with any test or financial covenant under this Agreement for any period, that the applicable Acquisition or Disposition (and all other Acquisitions and Dispositions that have been consummated during the applicable period), and any related retirement of Indebtedness or incurrence of Indebtedness by the Company and its Subsidiaries, shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant; provided that the foregoing pro forma adjustments may be applied to any such test or financial covenant solely to the extent that such adjustments are consistent with the definition of the term “Consolidated EBITDA” and give effect to events (including operating expense reductions) that (a) are attributable to such transaction, (b) are expected to have a continuing impact on the Company and its Subsidiaries and (c) are factually supportable (provided that pro forma effect shall only be given to operating expense reductions or similar anticipated benefits from any Acquisition or Disposition solely to the extent that such adjustments and the bases therefor are set forth in reasonable detail in a certificate of the Responsible Officer of the Company delivered to the Administrative Agent and dated the relevant date of determination and which certifies that all necessary steps for the realization thereof have been taken or the Company reasonably anticipates that all necessary steps for the realization thereof will be taken within 12 months following such date of determination).  For purposes of giving pro forma effect to any Indebtedness incurred or assumed by the Company or its Subsidiaries that bears interest at a floating or formula rate, such Indebtedness shall be deemed to have an implied rate of interest for the applicable period equal to the rate that is or would be in effect with respect to such Indebtedness as of the relevant date of determination.

“Pulse Components” means Pulse Components ApS, a private limited company organized under the laws of Denmark under company registration number 2514 1350 (formerly known as Sonion A/S).

“Pulse Denmark” means Pulse Denmark ApS, a company organized under the laws of Denmark under company registration number 3125 3950.

“Redesignation Effective Date” has the meaning specified in Section 1.09.

“Register” has the meaning specified in Section 10.06(c).

“Registered Public Accounting Firm” has the meaning specified in the Securities Laws and shall be independent of the Company as prescribed by the Securities Laws.

“Related Parties” means, with respect to any Person, such Person’s Subsidiaries and other Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Subsidiaries and other Affiliates.

“Reportable Event” means a reportable event described in Section 4043 of ERISA and the regulations thereunder for which the notice requirement has not been waived by applicable regulation.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of (a) the Outstanding Amount of all the Term Loans at such time, (b) the unused Commitments at such time, (c) the Total Primary Revolving Outstandings at such time and (d) the Total Singapore Revolving Outstandings at such time; provided that the Commitment of, and the Total Primary Revolving Outstandings and the Total Singapore Revolving Outstandings held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Primary Revolving Lenders” means, as of any date of determination, Primary Revolving Lenders having more than 50% of the Aggregate Primary Revolving Commitments or, if the Aggregate Primary Revolving Commitments have terminated, Primary Revolving Lenders holding in the aggregate more than 50% of the Total Primary Revolving Outstandings; provided that the Primary Revolving Commitment of, and the Total Primary Revolving Outstandings held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Primary Revolving Lenders.

“Required Singapore Revolving Lenders” means, as of any date of determination, Singapore Revolving Lenders having more than 50% of the Aggregate Singapore Revolving Commitments or, if the Aggregate Singapore Revolving Commitments have terminated, Singapore Revolving Lenders holding in the aggregate more than 50% of the Total Singapore Revolving Outstandings; provided that the Singapore Revolving Commitment of, and the portion of the Total Singapore Revolving Outstandings held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Singapore Revolving Lenders.

“Required Term Lenders” means, as of any date of determination, Term Lenders holding in the aggregate more than 50% of the Outstanding Amount of all the Term Loans at such time.

“Responsible Officer” means, with respect to any Loan Party, the chief executive officer, president, chief financial officer, controller, director of treasury, treasurer or assistant treasurer of such Loan Party or, for purposes of clauses (ii), (iii), (iv), (viii), (ix) and (xi) of Section 4.01(a) only, a duly-authorized director, manager, vice-president or secretary of such Loan Party.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party, and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Foreign Loan Party” means (a) any Danish Loan Party, (b) any German Restricted Loan Party and (c) any Foreign Loan Party that becomes a Loan Party after the First Restatement Effective Date if such Foreign Loan Party (i) (A) is incorporated, organized or established in a jurisdiction other than the jurisdiction of incorporation, organization or establishment of any Foreign Loan Party (other than a Danish Loan Party) set forth on Schedule 1.01(c) and (B) has not granted to the Administrative Agent, for the benefit of the Secured Parties, a valid and perfected security interest in a substantial portion of its assets (whether as a result of the cost/benefit analysis contemplated by the last paragraph of the definition of the term “Collateral and Guarantee Requirement” or otherwise) or (ii) is subject to any Law (including any financial assistance rule) materially impeding the ability of such Foreign Loan Party to perform its obligations under the Guarantee Agreement or any Security Document to which it is a party (without giving effect to any limitations on such obligations relating to Law that is set forth in the Guarantee Agreement or any such Security Document), in each case under clause (c)(i) or (c)(ii), as determined by the Administrative Agent or the Required Lenders.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the repurchase, redemption, retirement, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Company’s stockholders, partners or members (or the equivalent Person thereof).

“Revolving Availability Period” means the period from and including the Closing Date to but excluding the earlier of (a) the Maturity Date and (b) (i) in the case of the Primary Revolving Commitments, the date of termination of the Aggregate Primary Revolving Commitments pursuant to Section 2.06 or 8.02 and (ii) in the case of the Singapore Revolving Commitments, the date of termination of the Aggregate Singapore Revolving Commitments pursuant to Section 2.06or 8.02.

“Revolving Commitment” means (a) with respect to any Primary Revolving Lender, its Primary Revolving Commitment and (b) with respect to any Singapore Revolving Lender, its Singapore Revolving Commitment.

“Revolving Lender” means a Primary Revolving Lender or a Singapore Revolving Lender.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Applicable Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“Scheduled AMI Doduco Europe/Asia Disposition” means the Disposition set forth on Part 3 of Schedule 7.05(i) to the First Restated Credit Agreement.

“Scheduled Disposition 1” means the Disposition set forth on Part 1 of Schedule 7.05(i) to the First Restated Credit Agreement.

“Scheduled Disposition 2” means the Disposition set forth on Part 2 of Schedule 7.05(i) to the First Restated Credit Agreement.

“Scheduled Dispositions” means the Scheduled Disposition 1 and the Scheduled Disposition 2.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment Agreement” has the meaning specified in the preliminary statement to this Agreement.

“Second Restatement Effective Date” has the meaning specified in the Second Amendment Agreement.

“Second Lien Intercreditor Agreement” means a Second Lien Intercreditor Agreement among the Administrative Agent and each administrative agent, collateral agent, trustee and/or any similar representative acting on behalf of the holders of the Permitted Refinancing Indebtedness (and/or, if so reasonably determined by the Administrative Agent, the holders of the Permitted Refinancing Indebtedness), in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which, among other things, the Liens securing the Permitted Refinancing Indebtedness shall be junior and subordinated to the Liens created pursuant to the Security Documents to secure the Secured Obligations (or the holders of the Permitted Refinancing Indebtedness shall otherwise have agreed that all proceeds of any sale, collection or other liquidation of any assets of the Company and its Subsidiaries securing obligations arising under, or relating to, the Permitted Refinancing Indebtedness that are received on account of any enforcement of rights or exercise of remedies with respect thereto, and all distributions made in respect of such assets in any bankruptcy, insolvency or similar proceeding involving the Company or any of its Subsidiaries, shall be applied to satisfy the Secured Obligations prior to being applied to satisfy any obligations arising under, or relating to, the Permitted Refinancing Indebtedness).

“Secured Cash Management Services Obligations” has the meaning specified for the term “Guaranteed Cash Management Services Obligations” in the Guarantee Agreement.

“Secured Obligations” means (a) in the case of any Domestic Loan Party, (i) all the Loan Documents Obligations, (ii) all the Secured Cash Management Services Obligations and (iii) all the Secured Swap Obligations, and (b) in the case of any Foreign Loan Party, subject to Section 2.07 of the Guarantee Agreement and any similar limitations set forth in any supplement to the Guarantee Agreement or in any Security Document, (i) all the Loan Documents Obligations that are obligations of a Foreign Borrower or any other Foreign Subsidiary, (ii) all the Secured Cash Management Services Obligations that are obligations of a Foreign Borrower or any other Foreign Subsidiary, (iii) all the Secured Swap Obligations that are obligations of a Foreign Borrower or any other Foreign Subsidiary and (iv) in the case of any Sonion Loan Party, all the Sonion Intercompany Loan Obligations.

“Secured Party” has the meaning specified in the Domestic Collateral Agreement.

“Secured Swap Obligations” has the meaning specified for the term “Guaranteed Swap Obligations” in the Guarantee Agreement.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

“Security Documents” means the Domestic Collateral Agreement, the Domestic Mortgages and each other security agreement, pledge, assignment or other instrument or document executed and delivered by any Loan Party to secure any of the Secured Obligations, including any of the foregoing executed and delivered pursuant to Section 6.15.

“Share” means (a) with respect to any Term Lender or any Term Lender’s share of any payment or other amount under or with respect to the Term Facility, such Term Lender’s Applicable Term Percentage, (b) with respect to any Primary Revolving Lender or any Primary Revolving Lender’s share of any payment or other amount under or with respect to the Primary Revolving Subfacility, such Primary Revolving Lender’s Applicable Primary Revolving Percentage and (c) with respect to any Singapore Revolving Lender or any Singapore Revolving Lender’s share of any payment or other amount under or with respect to the Singapore Revolving Subfacility, such Singapore Revolving Lender’s Applicable Singapore Revolving Percentage.

“Singapore Administrative Agent” means JPMorgan Chase Bank, N.A., the Hong Kong branch, or any other Affiliate or branch of JPMCB that JPMCB shall have designated for the purpose of acting in such capacity hereunder.

“Singapore Revolving Borrowers” means (a) Pulse Electronics (Singapore) Pte. Ltd., a company organized under the laws of Singapore, and (b) Technitrol Singapore Holdings Pte. Ltd., a company organized under the laws of Singapore.

“Singapore Revolving Commitment” means, as to each Lender, its obligation, if any, to make Committed Singapore Revolving Loans to the Singapore Revolving Borrowers pursuant to Section 2.01(c) in an aggregate principal amount at any one time outstanding the Dollar Equivalent of which does not exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption or the Lender Joinder Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.  The initial aggregate amount of the Lenders’ Singapore Revolving Commitments as of the Closing Date was $50,000,000.  The aggregate amount of the Lenders’ Singapore Revolving Commitments as of the Second Restatement Effective Date is zero.

“Singapore Revolving Lender” means a Lender with a Singapore Revolving Commitment or, if the Aggregate Singapore Revolving Commitments have terminated, a Lender with an outstanding Committed Singapore Revolving Loan.

“Singapore Revolving Subfacility” means the credit facility represented by the Singapore Revolving Commitments and established pursuant to Section 2.01(c).

“Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the assets of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or other liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s assets would constitute an unreasonably small capital.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual or matured liability.

“Sonion” means Sonion A/S, a company organized under the laws of Denmark under company registration number 2514 1350 and a predecessor in interest to Pulse Components.

“Sonion Acquisition” has the meaning specified in the preliminary statement to this Agreement.

“Sonion Acquisition Consideration” has the meaning specified in the preliminary statement to this Agreement.

“Sonion Intercompany Loan” means the loan in the amount of $168,000,000 made by Pulse Denmark to Sonion on the Closing Date.

“Sonion Intercompany Loan Obligations” means the due and punctual payment by Pulse Components of the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Sonion Intercompany Loan, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise.

“Sonion Loan Party” means Pulse Components and each of its Subsidiaries that is a Loan Party.

“Sonion Purchase Agreement” has the meaning specified in the preliminary statement to this Agreement.

“Specified Committed Primary Revolving Borrowing” means the Committed Borrowing requested to be made on the Closing Date and identified as such in a Committed Loan Notice.

“Specified Dispositions” means the dispositions of the assets and operations referred to in the Specified Dispositions Letter Agreement.

“Specified Dispositions Letter Agreement” means the letter agreement dated August 5, 2011, between the Company and the Administrative Agent.

“Specified Intercompany Indebtedness” means Indebtedness the sole obligors in respect of which are Loan Parties and that is subordinated to the Loan Documents Obligations on written terms satisfactory to the Administrative Agent.

“Specified Sale-Leaseback Transaction” means a proposed sale and leaseback transaction relating to the Company’s headquarters building (and related real property) located at 12220 World Trade Drive, San Diego, CA  92128.

“Specified Time” means (a) when used in reference to (i) Swing Line Loans or (ii) Committed Primary Revolving Loans that are Dollar Domestic Loans, New York City time, (b) when used in reference to Letters of Credit, New York City time (or, in the case of any Letter of Credit, such other time as may be agreed to by the Administrative Agent and the applicable L/C Issuer with respect to such Letter of Credit), (c) when used in reference to Committed Loans (other than Committed Singapore Revolving Loans) (i) denominated in Dollars and made to Foreign Borrowers or (ii) denominated in an Alternative Currency, London time and (d) when used in reference to Committed Singapore Revolving Loans, Hong Kong time.

“Spot Rate” means on any day, for purposes of determining the Dollar Equivalent of any Alternative Currency, the rate at which such currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m. on such date on the Reuters World Currency Page for such currency.  In the event that such rate does not appear on the applicable Reuters World Currency Page, the Spot Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Applicable Agent and the Company, or, in the absence of such an agreement, such Spot Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent, at approximately 11:00 a.m. on such date for the purchase of Dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Applicable Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.  References to time of day in this definition shall be to (a) New York City time, in the case of any determination of Spot Rates by the Administrative Agent, (b) London time, in the case of any determination of Spot Rates by the London Administrative Agent, and (c) Hong Kong time, in the case of any determination of Spot Rates by the Singapore Administrative Agent.

“Subordinated Indebtedness” of any Person means any Indebtedness of such Person that is subordinated in right of payment to any other Indebtedness of such Person, including any such Indebtedness of any Loan Party incurred under Section 7.03  (f)  .

“Subsidiary” means, with respect to any Person, any other Person in which ownership interests representing more than 50% of the equity or more than 50% of all Voting Equity Interests or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned directly or indirectly by such Person.  Except where the context requires otherwise (including in the context of the term Subsidiary being used in reference to FRE or to Subsidiaries of FRE), when the term “Subsidiary” is used herein it shall mean any direct or indirect Subsidiary of the Company (other than, subject to Section 1.09 and except for purposes of Sections 6.01 and 7.06(a), any Excluded Subsidiary).

“Subsidiary Guarantors” means, collectively, (a) each Subsidiary that is set forth on Schedule 1.01(c) or that becomes a Borrower after the First Restatement Effective Date, (b) each Domestic Subsidiary that is a Material Subsidiary (other than any Domestic Subsidiary set forth on Schedule 1.01(d) or any Domestic Holding Company) and (c) each Foreign Subsidiary that is a Material Subsidiary (other than any Foreign Subsidiary organized under the laws of the People’s Republic of China or Vietnam or set forth on Schedule 1.01(d)); provided that for purposes of Article VII and each other provision hereof where the context so requires, (i) subject to clause (iii) below, a Subsidiary shall be deemed to be a “Subsidiary Guarantor” only if, and for so long as, the requirements of clauses (a) (other than subclause (i)(C) thereof and giving effect to the last paragraph of the definition of the term “Collateral and Guarantee Requirement”) and (e) of the definition of the term “Collateral and Guarantee Requirement” shall have been satisfied with respect to such Subsidiary, (ii) notwithstanding clause (b) or (c) above, but subject to clause (iii) below, any Subsidiary shall be deemed to be a “Subsidiary Guarantor” if, and for so long as, such requirements are satisfied with respect to such Subsidiary and (iii) in the event that, as a result of the application of the last paragraph of the definition of the term “Collateral and Guarantee Requirement”, a Subsidiary grants no Liens on its assets to secure its Secured Obligations, such Subsidiary shall not be deemed to be a “Subsidiary Guarantor” for such purposes (irrespective of whether such Subsidiary has Guaranteed its Guaranteed Obligations pursuant to the Guarantee Agreement).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means JPMCB in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit E.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $15,000,000 and (b) the Aggregate Primary Revolving Commitments.  The Swing Line Sublimit is part of, and not in addition to, the Aggregate Primary Revolving Commitments.

“Synthetic Lease” means (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as indebtedness of such Person (without regard to accounting treatment).

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrower” means Pulse Denmark.

“Term Commitment” means, as to each Lender, its obligation, if any, to make Term Loans to the Term Borrower pursuant to Section 2.01(a) in an aggregate principal amount set forth opposite such Lender’s name on Schedule 2.01.  The initial aggregate amount of the Lenders’ Term Commitments as of the Closing Date was $200,000,000.

“Term Facility” means the credit facility represented by the Term Commitments and established pursuant to Section 2.01(a).

“Term Lender” means a Lender with a Term Commitment or an outstanding Term Loan.

“Term Loan” has the meaning specified in Section 2.01(a).

“Threshold Amount” means $2,500,000.

“Total Primary Revolving Outstandings” means the aggregate Outstanding Amount of all Committed Primary Revolving Loans, all Swing Line Loans and all L/C Obligations.

“Total Singapore Revolving Outstandings” means the aggregate Outstanding Amount of all Committed Singapore Revolving Loans.

“Transactions” means, collectively, (a) the consummation of the Sonion Acquisition and the other transactions contemplated by the Sonion Purchase Agreement, (b) the initial funding of the Loans and the effectiveness of the Loan Documents (including the Second Amendment Agreement), (c) the consummation of any other transactions in connection with the foregoing and (d) the payment of the fees and expenses incurred in connection with any of the foregoing.

“Type” means, with respect to a Committed Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Cash” means, at any time, cash and cash equivalents owned at such time by (a) the Company and its wholly-owned Subsidiaries and (b) for so long as FRE is a Subsidiary of the Company, FRE and its wholly-owned Subsidiaries; provided that such cash and cash equivalents (i) would not be required to appear as “restricted” on a consolidated balance sheet of the Company and its Subsidiaries as of prepared in conformity with GAAP (unless such classification results from any Lien referred to in the parenthetical set forth in clause (ii) below) and (ii) are not controlled by or subject to any Lien or other preferential arrangement in favor of any creditor (including any counterparty under a Swap Contract) (other than (A) Liens created under the Loan Documents or Permitted Refinancing Indebtedness Liens and (B) Liens permitted under Section 7.01(c), 7.01(j) or 7.01(o)).

“Voting Equity Interests” means Equity Interests issued by a Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

“wholly-owned”, when used in reference to a Subsidiary of any Person, means any Subsidiary of such Person all the Equity Interests in which (other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable Laws) are owned by such Person, another wholly-owned Subsidiary of such Person or any combination thereof.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Yen” and “¥” mean the lawful currency of Japan.

1.02  Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)  Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document

(d)  The parties hereto acknowledge and agree that, as of the Second Restatement Effective Date, the Singapore Revolving Subfacility and the Term Facility have been extinguished, and all commitments relating thereto and all principal, interest and fees outstanding thereunder, have been satisfied.  All references to the Singapore Revolving Subfacility and the Term Facility set forth herein have been preserved solely to give context to the nature of obligations heretofore outstanding under, and the related provisions set forth in, the Original Credit Agreement and the First Restated Credit Agreement.

1.03  Accounting Terms.  (a)  Generally.  Except as otherwise expressly provided herein, all accounting terms used herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time.

(b)  Changes in GAAP.  If at any time any change in GAAP or in the application thereof would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP or in the application thereof (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP as in effect and applied immediately prior to such change therein and (ii) the Company shall provide to the Administrative Agent financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP or in the application thereof.

(c)  Consolidation of Variable Interest Entities.  All references herein to consolidated financial statements of the Company and its Subsidiaries or to the determination of any amount for the Company and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Company is required to consolidate pursuant to FASB Interpretation No. 46 – Consolidation of Variable Interest Entities: an interpretation of ARB No. 51 (January 2003) as if such variable interest entity were a Subsidiary as defined herein.

1.04  Exchange Rates; Currency Equivalents.  (a)  The Applicable Agent shall determine the Dollar Equivalent of any Committed Borrowing denominated in an Alternative Currency on or about the date of receipt by such Applicable Agent of a Committed Loan Notice requesting such Committed Borrowing or continuation thereof, using the Spot Rate for such currency in effect on the date of determination, and each such amount shall be the Dollar Equivalent of such Committed Borrowing until the next calculation thereof pursuant to this Section 1.04.  The Administrative Agent shall determine the Dollar Equivalent of any Letter of Credit denominated in an Alternative Currency (i) on or about the date of receipt by the Administrative Agent of the Letter of Credit Application for any L/C Credit Extension with respect to such Letter of Credit and (ii) as of the last Business Day of each subsequent calendar quarter, in each case using the Spot Rate for such currency in effect on the date of determination, and each such amount shall be the Dollar Equivalent of such Letter of Credit until the next calculation thereof pursuant to this Section 1.04.

(b)  The Applicable Agent may also determine the Dollar Equivalent of any Committed Borrowings or Letters of Credit denominated in an Alternative Currency as of such other dates as such Applicable Agent shall determine, in each case using the Spot Rate for such currency in effect as of a date on or about the date on which such determination is to be made, and each such amount shall be the Dollar Equivalent of such Committed Borrowing or Letter of Credit until the next calculation thereof pursuant to this Section 1.04.

(c)  For purposes of Section 7.11 and the related definitions, amounts in currencies other than Dollars shall be translated into Dollars at the currency exchange rates most recently used in preparing the Company’s annual or quarterly financial statements.

1.05  Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit or L/C Obligation at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time or of the amount of such L/C Obligation, as the case may be; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.06  Effectuation of Transactions.  All references herein to the Company and its Subsidiaries shall be deemed to be references to such Persons, and all the representations and warranties of the Company and the other Loan Parties contained in this Agreement and the other Loan Documents shall be deemed made, in each case, after giving effect to the Sonion Acquisition and the other Transactions to occur on the Closing Date, unless the context otherwise requires.

1.07  Status of Loan Documents Obligations.  In the event that any Loan Party shall at any time issue or have outstanding any Subordinated Indebtedness, the Company shall take or cause such Subsidiary to take all such actions as shall be reasonably necessary to cause the Loan Documents Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.  Without limiting the foregoing, the Loan Documents Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” under and in respect of any indenture or other agreement or instrument under which such other Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.

1.08  Additional Alternative Currencies.  The Company may from time to time request that Committed Revolving Loans be made in a currency (other than Dollars) other than those specifically referred to in the definition of the term “Alternative Currency”, provided that such requested currency is a lawful currency (a) that is readily available and freely transferable and convertible into Dollars and (b) in which dealings in deposits are carried on in the London interbank market.  Any such request shall be made by written notice to the Administrative Agent, which shall provide prompt notice thereof to the other Agents and to Revolving Lenders of the applicable Class.  In the case of any such request with respect to (i) Committed Primary Revolving Loans or Letters of Credit, such request shall be subject to the prior written consent of the Administrative Agent and each Primary Revolving Lender, and (ii) Committed Singapore Revolving Loans, such request shall be subject to the prior written consent of the Administrative Agent and each Singapore Revolving Lender.  Following the effectiveness of any approval referred to above with respect to Committed Revolving Loans of any Class or Letters of Credit, the term “Alternative Currency”, when used in reference to Committed Revolving Loans of such Class or to Letters of Credit, as the case may be, shall be deemed to include the requested currency so approved.

1.09  Concerning Excluded Subsidiaries.  The Company may request that all (but not less than all) of the Excluded Subsidiaries cease to be treated as Excluded Subsidiaries for all purposes of this Agreement and the other Loan Documents (such event being referred to herein as the “Excluded Subsidiaries Redesignation”).  Such request shall be made by written notice to the Administrative Agent, specifying the requested date of effectiveness of the Excluded Subsidiaries Redesignation (the “Redesignation Effective Date”).  The Excluded Subsidiaries Redesignation shall become effective on the Redesignation Effective Date, provided that (a) no Default or Event of Default is in existence on such date or would exist after giving effect to the Excluded Subsidiaries Redesignation, (b) after giving effect to the Excluded Subsidiaries Redesignation, the representations and warranties of the Loan Parties contained in the Loan Documents shall be true and correct in all material respects on and as of the Redesignation Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 1.09 the representations and warranties contained in Sections 5.05(a) and 5.05(b) (except with respect to the representation and warranty set forth in Section 5.05(a)(iv)) shall be deemed to refer to the most recent financial statements furnished pursuant to Section 6.01(a) or 6.01(b), respectively, and (c) the Company shall have delivered to the Administrative Agent a certificate, dated as of the Redesignation Effective Date and signed by the chief executive officer, chief financial officer, controller, director of treasury or treasurer of the Company, certifying that all of the foregoing requirements set forth in this Section 1.09 have been satisfied.

ARTICLE II.
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01  Committed Loans.  (a)  Term Loans.  Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make on the Closing Date a single loan to the Term Borrower (each such loan, a “Term Loan”) in Dollars in a principal amount not to exceed such Lender’s Term Commitment.  Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.  Term Loans shall be Eurocurrency Rate Loans.

(b)  Committed Primary Revolving Loans.  Subject to the terms and conditions set forth herein, each Primary Revolving Lender severally agrees to make, from time to time on any Business Day during the Revolving Availability Period, loans (each such loan, a “Committed Primary Revolving Loan”) to the Domestic Borrowers in Dollars and to all other Primary Revolving Borrowers in Dollars or in any Alternative Currency, in an aggregate principal amount the Dollar Equivalent of which does not exceed at any time outstanding the amount of such Lender’s Primary Revolving Commitment; provided, however, that after giving effect to any Committed Borrowing under this Section 2.01(b), (i) the Total Primary Revolving Outstandings shall not exceed the lesser of (A) the Aggregate Primary Revolving Commitments and (B) the Borrowing Base, (ii) such Lender’s Applicable Primary Revolving Percentage of the Total Primary Revolving Outstandings shall not exceed the lesser of (A) such Lender’s Primary Revolving Commitment and (B) such Lender’s Applicable Primary Revolving Percentage of the Borrowing Base, and (iii) the Total Primary Revolving Outstandings with respect to Domestic Borrowers shall not exceed the Domestic Borrowing Sublimit.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Primary Revolving Borrowers may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b).  Committed Primary Revolving Loans shall be (A) in the case of Committed Primary Revolving Loans that are Dollar Domestic Loans, Base Rate Loans or Eurocurrency Rate Loans, as further provided herein, and (B) otherwise, Eurocurrency Rate Loans.

(c)  Committed Singapore Revolving Loans.  Subject to the terms and conditions set forth herein, each Singapore Revolving Lender severally agrees to make, from time to time on any Business Day during the Revolving Availability Period, loans (each such loan, a “Committed Singapore Revolving Loan”) to the Singapore Revolving Borrowers in Dollars or in any Alternative Currency in an aggregate principal amount the Dollar Equivalent of which does not exceed at any time outstanding the amount of such Lender’s Singapore Revolving Commitment; provided, however, that after giving effect to any Committed Borrowing under this Section 2.01(c), (i) the Total Singapore Revolving Outstandings shall not exceed the Aggregate Singapore Revolving Commitments and (ii) such Lender’s Applicable Singapore Revolving Percentage of the Total Singapore Revolving Outstandings shall not exceed such Lender’s Singapore Revolving Commitment.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Singapore Revolving Borrowers may borrow under this Section 2.01(c), prepay under Section 2.05, and reborrow under this Section 2.01(c).  Committed Singapore Revolving Loans shall be Eurocurrency Rate Loans.

2.02  Borrowings, Conversions and Continuations of Committed Loans. (a)  Each Committed Borrowing, each conversion of Committed Primary Revolving Loans that are Dollar Domestic Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Company’s irrevocable notice to the Applicable Agent.  Each such notice must be received by the Applicable Agent not later than 11:00 a.m., Specified Time, (i) in the case of notices under the Singapore Revolving Subfacility, four Business Days prior to the requested date of any Committed Borrowing thereunder or any continuation of Eurocurrency Rate Loans made thereunder and (ii) otherwise, (A) four Business Days prior to the requested date of any Committed Borrowing of, conversion to or continuation of Eurocurrency Rate Loans made to a Foreign Borrower, (B) three Business Days prior to the requested date of any Committed Borrowing of, conversion to or continuation of Eurocurrency Rate Loans made to a Domestic Borrower and (C) in the case of Committed Primary Revolving Loans that are Dollar Domestic Loans, on the requested date of any Committed Borrowing of or conversion to Base Rate Loans.  Each such notice by the Company shall be made by delivery to the Applicable Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Company.  Subject to subsection (e) below, each Committed Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of the Eurocurrency Borrowing Minimum or a whole multiple of the Eurocurrency Borrowing Multiple in excess thereof, provided that a Committed Borrowing resulting from a continuation of another Committed Borrowing may be in an aggregate amount of such other Committed Borrowing.  Each Committed Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof, provided that any such Committed Borrowing requested to finance the reimbursement of an L/C Disbursement may be in an aggregate amount sufficient to finance such reimbursement.  Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the request is being made (A) for a Committed Borrowing, (B) in the case of Committed Primary Revolving Loans that are Dollar Domestic Loans, a conversion of such Loans from one Type to the other, or (C) a continuation of Eurocurrency Rate Loans, (ii) the requested date of any such Committed Borrowing, conversion or continuation (which shall be a Business Day), (iii) in the case of a request for a Committed Borrowing, the Borrower with respect to which such request is being made, whether such Committed Borrowing is requested to be comprised of Term Loans, Committed Primary Revolving Loans or Committed Singapore Revolving Loans and the currency thereof, (iv) in the case of a request for any such conversion or continuation, the Committed Borrowing with respect to which such request is being made, (v) the principal amount of Committed Loans to be borrowed, converted or continued, (vi) in the case of Committed Primary Revolving Loans that are Dollar Domestic Loans, the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted and (vii) in the case of a request for a Committed Borrowing consisting of Eurocurrency Rate Loans, or of a conversion of existing Committed Loans to, or a continuation as, Eurocurrency Rate Loans, the duration of the Interest Period with respect thereto.  If the Committed Loan Notice requesting a Committed Borrowing fails to specify the requested currency thereof, then the Committed Loans so requested shall be made in Dollars.  In the case of Committed Loan Notices requesting Committed Borrowings of Dollar Domestic Loans, if such Committed Loan Notice fails to specify the Type of the requested Loans, then the requested Loans shall be made as Base Rate Loans.  In the case of any Eurocurrency Rate Loan, if, prior to the end of the Interest Period applicable thereto, the Company fails to give a timely notice of continuation thereof as a Eurocurrency Rate Loan, then such Eurocurrency Rate Loan shall (A) in the case of Eurocurrency Rate Loans that are Dollar Domestic Loans, automatically be converted into a Base Rate Loan and (B) otherwise, automatically be continued as a Eurocurrency Rate Loan in its original currency with an Interest Period of one month, such conversion or continuation to be effective as of the last day of the Interest Period then in effect with respect to such Eurocurrency Rate Loan.  If the Company requests a Committed Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.  No Committed Loan may be converted into or continued as a Committed Loan denominated in a different currency, but instead must be prepaid in the original currency of such Committed Loan and reborrowed in the other currency.

(b)  Following receipt of a written Committed Loan Notice requesting a Committed Borrowing, the Applicable Agent shall promptly notify each applicable Lender of the details thereof and of such Lender’s Share of the requested Committed Borrowing.  Each applicable Lender shall make the amount of its Committed Loan available to the Applicable Agent in Same Day Funds at the Agent’s Office not later than 3:00 p.m., Specified Time, on the Business Day specified in the applicable Committed Loan Notice.  The Applicable Agent shall make all funds so received by it available to the applicable Borrower in like funds as received by such Agent by transfer to an account designated by such Borrower in a notice provided to (and reasonably acceptable to) such Agent.

(c)  Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan.  During the existence of an Event of Default, (i) no Committed Primary Revolving Loans that are Dollar Domestic Loans may be converted to or continued as Eurocurrency Rate Loans without the consent of the Required Primary Revolving Lenders and (ii) no Committed Loans of any Class denominated in any Alternative Currency may be continued as Eurocurrency Rate Loans with an Interest Period of longer than one month without the consent of the Lenders holding a majority in interest of the Committed Loans of such Class.

(d)  After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Committed Loans.

(e)  Notwithstanding anything to the contrary in this Section 2.02, the Company shall not request any Committed Borrowing that would result in a Committed Primary Revolving Loan in a principal amount less than €50,000 being made to any Dutch Borrower unless the Lender making such Loan shall theretofore have made a Committed Primary Revolving Loan to a Borrower in a principal amount not less than €50,000.

2.03  Letters of Credit.  (a)  The Letter of Credit Commitment.  (i)  Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Primary Revolving Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date to issue Letters of Credit denominated in Dollars for the account of any Domestic Borrower or in Dollars or in any Alternative Currency for the account of any other Primary Revolving Borrower, and to amend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Primary Revolving Lenders severally agree to participate in Letters of Credit issued for the account of the Primary Revolving Borrowers and any L/C Disbursements thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) the Total Primary Revolving Outstandings shall not exceed the Aggregate Primary Revolving Commitments, (x) any Primary Revolving Lender’s Applicable Primary Revolving Percentage of the Total Primary Revolving Outstandings shall not exceed such Lender’s Primary Revolving Commitment, (y) the Total Primary Revolving Outstandings with respect to Domestic Borrowers shall not exceed the Domestic Borrowing Sublimit and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit.  Each request by the Company for the issuance or amendment of a Letter of Credit for the account of any Primary Revolving Borrower shall be deemed to be a representation by the Company and such Primary Revolving Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, the Primary Revolving Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Primary Revolving Borrowers may obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.  All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii)  An L/C Issuer shall not issue any Letter of Credit, if:

(A)  subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than 12 months after the date of issuance thereof, unless the Required Primary Revolving Lenders have approved such expiry date; or

(B)  the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless (1) all the Primary Revolving Lenders have approved such expiry date or (2) such Letter of Credit is an Extended Letter of Credit.

(iii)  An L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A)  any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it, and such L/C Issuer shall have notified the Company of the occurrence of any of the foregoing;

(B)  such Letter of Credit is to be denominated in a currency other than Dollars or, in the case of any Letter of Credit issued for the account of any Primary Revolving Borrower that is not a Domestic Borrower, Euros (or any other Alternative Currency in which such L/C Issuer shall have agreed to issue Letters of Credit);

(C)  except as otherwise agreed by the Administrative Agent and such L/C Issuer, such Letter of Credit is in an initial stated amount of less than the Dollar Equivalent of $500,000;

(D)  such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(E)  a default of any Primary Revolving Lender’s obligations to fund under Section 2.03(c) exists or any Primary Revolving Lender is at such time a Defaulting Lender hereunder, unless such L/C Issuer has entered into satisfactory arrangements with the Company or such Primary Revolving Lender to eliminate such L/C Issuer’s risk with respect to such Primary Revolving Lender.

(iv)  An L/C Issuer shall not amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v)  An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi)  Each L/C Issuer shall act on behalf of the Primary Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included such L/C Issuer with respect to such acts or omissions and (B) as additionally provided herein with respect to such L/C Issuer.

(b)  Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)  Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company.  Such Letter of Credit Application must be received by such L/C Issuer and the Administrative Agent not later than 11:00 a.m., Specified Time, at least two Business Days (or such later date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the requested date of issuance or amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify, in form and detail satisfactory to the applicable L/C Issuer, (A) the requested date of issuance of the requested Letter of Credit (which shall be a Business Day), (B) the Primary Revolving Borrower for whose account such Letter of Credit is to be issued, (C) the amount and currency thereof, (D) the expiry date thereof, (E) the name and address of the beneficiary thereof, (F) the documents to be presented by such beneficiary in case of any drawing thereunder, (G) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder, and (H) such other matters as such L/C Issuer may reasonably require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify, in form and detail satisfactory to the applicable L/C Issuer, (1) the Letter of Credit to be amended, (2) the proposed date of amendment thereof (which shall be a Business Day), (3) the nature of the proposed amendment and (4) such other matters as such L/C Issuer may reasonably require.  Additionally, the Company shall furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested issuance or amendment of a Letter of Credit, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may reasonably require.

(ii)  Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof.  On the requested date of issuance or amendment of the applicable Letter of Credit, such L/C Issuer shall issue a Letter of Credit for the account of the applicable Primary Revolving Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices; provided, however, that no L/C Issuer shall make any L/C Credit Extension hereunder without first obtaining written confirmation from the Administrative Agent that such L/C Credit Extension would comply with the conditions set forth in the proviso set forth in Section 2.03(a)(i).  Immediately upon the issuance of each Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof), each Primary Revolving Lender shall be deemed to, without any further action on the part of the applicable L/C Issuer or any Primary Revolving Lender, to have acquired from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Primary Revolving Lender’s Applicable Primary Revolving Percentage times the amount of such Letter of Credit, and, in consideration of the foregoing, irrevocably and unconditionally agrees to fund such participation in accordance with this Section 2.03.

(iii)  If the Company so requests in any applicable Letter of Credit Application, any L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit (each such Letter of Credit being referred to as an “Auto-Extension Letter of Credit”) that contains automatic extension provisions pursuant to which the expiry date of such Letter of Credit shall automatically be extended for a period of up to 12 months (but not, except as provided in Section 2.03(a)(ii)(B), beyond the Letter of Credit Expiration Date); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension by giving notice to such effect (a “Non-Extension Notice”) to the beneficiary thereof prior to the then-applicable expiry date.  Unless otherwise directed by the applicable L/C Issuer, neither the Company nor any other Primary Revolving Borrower shall be required to make a specific request to such L/C Issuer for any such extension.  Subject to Section 2.03(a)(ii)(B), once an Auto-Extension Letter of Credit has been issued, the Primary Revolving Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit.

(iv)  Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)  Drawings and Reimbursements; Funding of Participations.

(i)  Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Company and the Administrative Agent thereof and whether such L/C Issuer has made or will make a payment thereunder (any such payment being referred to as an “L/C Disbursement”, and the date of any such payment being referred to as the “Honor Date” thereof); provided, that any failure to give or delay in giving such notice shall not relieve the applicable Primary Revolving Borrower of its obligation to reimburse such L/C Issuer and the Primary Revolving Lenders, as applicable, with respect to any such L/C Disbursement.  If an L/C Issuer shall make any L/C Disbursement, the applicable Primary Revolving Borrower shall reimburse such L/C Issuer by paying to the Administrative Agent, for account of such L/C Issuer, an amount equal to the amount of such L/C Disbursement, in the currency thereof, not later than 2:00 p.m., Specified Time, on the Business Day immediately following the day on which the Company receives notice of such L/C Disbursement (or, if the Company shall have received notice of such L/C Disbursement on a day that is not a Business Day, the second Business Day immediately following such day).  If such Primary Revolving Borrower fails so to reimburse such L/C Issuer for such L/C Disbursement, such L/C Issuer shall promptly notify the Administrative Agent thereof, and, upon receipt of such notice, the Administrative Agent shall promptly notify each Primary Revolving Lender of the Honor Date of such L/C disbursement, the unreimbursed amount and currency thereof (the “Unreimbursed Amount”) and the amount of such Lender’s Applicable Primary Revolving Percentage of the Unreimbursed Amount.  Any notice given by any L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if promptly confirmed in writing; provided that the lack of such a confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)  Each Primary Revolving Lender shall, upon receipt of any notice pursuant to Section 2.03(c)(i), make funds available to the Administrative Agent for the account of the applicable L/C Issuer, at the Agent’s Office, in an amount and currency equal to its Applicable Primary Revolving Percentage of the Unreimbursed Amount not later than 2:00 p.m., Specified Time, on the Business Day specified in such notice by the Administrative Agent.  The Administrative Agent shall remit the funds so received to the applicable L/C Issuer.  The making of any L/C Advance shall not relieve or otherwise impair the obligation of the applicable Primary Revolving Borrower to reimburse each L/C Issuer for any L/C Disbursement made by such L/C Issuer, together with interest as provided herein.

(iii)  If any L/C Issuer shall make any L/C Disbursement, then, unless the applicable Primary Revolving Borrower shall reimburse such L/C Disbursement in full on the Honor Date thereof, the unpaid amount thereof shall bear interest, for each day from and including the Honor Date to the date of reimbursement thereof, at the Default Rate.  Interest accrued pursuant to this subsection shall be for the account of the applicable L/C Issuer, except that interest accrued on and after the date of payment by any Primary Revolving Lender of its L/C Advance shall be for the account of such Primary Revolving Lender to the extent of such L/C Advance, and shall be payable on demand or, if no demand has been made, on the date on which the applicable Primary Revolving Borrower reimburses such L/C Disbursement in full.

(iv)  Each Primary Revolving Lender’s obligation to make L/C Advances to reimburse each L/C Issuer for L/C Disbursements as contemplated by this Section 2.03(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Primary Revolving Lender may have against such L/C Issuer, the Company, any Subsidiary or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that, notwithstanding the foregoing or anything else to the contrary set forth herein, no Primary Revolving Lender (1) shall have any obligation to make any L/C Advance to reimburse any L/C Issuer for any L/C Disbursement made under any Extended Letter of Credit after the Letter of Credit Expiration Date and (2) shall otherwise be deemed to have any risk participation in any Extended Letter of Credit after the Letter of Credit Expiration Date, except to the extent of any L/C Disbursements made under any Extended Letter of Credit prior to the Letter of Credit Expiration Date.  The foregoing shall not affect the right of any L/C Issuer that shall have issued an Extended Letter of Credit to seek reimbursement for any L/C Disbursement made thereunder from the applicable Primary Revolving Borrower or from the Designated Cash Collateral therefor.

(v)  If any Primary Revolving Lender fails to make available to the Administrative Agent for the account of any L/C Issuer any amount required to be paid by such Primary Revolving Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Primary Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect.  A certificate of the applicable L/C Issuer submitted to any Primary Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (v) shall be conclusive absent manifest error.

(d)  Repayment of Participations.

(i)  At any time after any L/C Issuer has made an L/C Disbursement and has received from any Primary Revolving Lender such Primary Revolving Lender’s L/C Advance in respect thereof in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of such L/C Disbursement or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Primary Revolving Lender its Applicable Primary Revolving Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Primary Revolving Lender’s L/C Advance was outstanding) in the same currency and funds as those received by the Administrative Agent.

(ii)  If any payment received by the Administrative Agent for the account of any L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Primary Revolving Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Primary Revolving Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Primary Revolving Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect.  The obligations of the Primary Revolving Lenders under this clause shall survive the payment in full of the Loan Documents Obligations and the termination of this Agreement.

(e)  Obligations Absolute. The obligation of each Primary Revolving Borrower to reimburse each L/C Issuer for each L/C Disbursement shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)  any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)  the existence of any claim, counterclaim, setoff, defense or other right that the Company or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)  any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)  any payment by such L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v)  any adverse change in the relevant exchange rates or in the availability of any Alternative Currency to the Company or any Subsidiary or in the relevant currency markets generally; or

(vi)  any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any Subsidiary.

The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s instructions or other irregularity, the Company will immediately notify the applicable L/C Issuer.  The Company and each other Primary Revolving Borrower shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)  Role of L/C Issuer. Each Lender and each Primary Revolving Borrower agree that, in paying any drawing under a Letter of Credit, no L/C Issuer shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the L/C Issuers, the Agents, any of their respective Related Parties or any correspondent, participant or assignee of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Primary Revolving Lenders, the Required Primary Revolving Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document.  Each Primary Revolving Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude any Primary Revolving Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the L/C Issuers, the Agents, any of their respective Related Parties or any correspondent, participant or assignee of any L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, a Primary Revolving Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to such Primary Revolving Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Primary Revolving Borrower and which such Primary Revolving Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of such Letter of Credit.  In furtherance and not in limitation of the foregoing, any L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g)  Cash Collateral.

(i)  The Primary Revolving Borrowers shall Cash Collateralize L/C Obligations as provided in the definition of the term “Extended Letter of Credit” and in Sections 2.05(c)(i) and 8.02.  Nothing in this subsection (g) shall affect the provisions of Section 10.21.

(ii)  Any Cash Collateralization shall be made pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and, in the case of Cash Collateralization of L/C Obligations arising under any Extended Letter of Credit, the L/C Issuer that is the issuer thereof.  Subject to clause (iii) below, the Administrative Agent shall have sole and exclusive dominion and control, including the right of withdrawal, over any Cash Collateral.  The Administrative Agent shall hold (A) any Cash Collateral that Cash Collateralizes L/C Obligations under any Extended Letter of Credit (such Cash Collateral being referred to as the “Designated Cash Collateral” in respect of such Extended Letter of Credit) as collateral for the payment and performance of such L/C Obligations and (B) any other Cash Collateral provided by any Primary Revolving Borrower as collateral for the payment and performance of L/C Obligations of such Primary Revolving Borrower, and may apply any such Cash Collateral to satisfy such payment or performance of such L/C Obligations.  Each Primary Revolving Borrower hereby grants to the Administrative Agent, for the benefit of the Primary Revolving Lenders and the L/C Issuers as set forth in the preceding sentence and in clause (iii) below, a security interest in all Cash Collateral provided by such Primary Revolving Borrower.

(iii)  Following the Letter of Credit Expiration Date, the Administrative Agent shall transfer any Designated Cash Collateral then held by it in respect of any Extended Letter of Credit to the L/C Issuer that is the issuer thereof (giving effect to the application of any Designated Cash Collateral to reimburse the Primary Revolving Lenders for any L/C Advances made to reimburse such L/C Issuer for L/C Disbursements under such Extended Letter of Credit made on or prior to the Letter of Credit Expiration Date), such transfer to be made in the manner reasonably satisfactory to the Administrative Agent and such L/C Issuer.  From and after the effectiveness of such transfer, the Administrative Agent shall cease to have any dominion or control over such Designated Cash Collateral, and all such rights (including the exclusive right of withdrawal) shall be vested in such L/C Issuer.  Each Primary Revolving Borrower hereby grants to each L/C Issuer, in respect of any Extended Letter of Credit issued by such L/C Issuer, a security interest in all Designated Cash Collateral for such Extended Letter of Credit provided by such Primary Revolving Borrower.

(iv)  If any Primary Revolving Borrower is required to provide Cash Collateral pursuant to Section 8.02(c), such Cash Collateral (to the extent not applied as aforesaid) shall be returned to such Primary Revolving Borrower within three Business Days after all Events of Default have been cured or waived.  If any Primary Revolving Borrower is required to provide Cash Collateral pursuant to Section 2.05(c)(i), such Cash Collateral (to the extent not applied as aforesaid) shall be returned to such Primary Revolving Borrower as and to the extent that, after giving effect to such return, the Primary Revolving Borrowers would remain in compliance with Section 2.05(c)(i) and no Default shall have occurred and be continuing.  If any Primary Revolving Borrower is required to provide Designated Cash Collateral with respect to any Extended Letter of Credit, then such Designated Cash Collateral (to the extent not applied as aforesaid) shall be returned to such Primary Revolving Borrower upon the expiration or termination of such Extended Letter of Credit and the repayment by such Primary Revolving Borrower in full of all L/C Obligations arising therefrom and all fees and other amounts due to the applicable L/C Issuer in connection therewith.

(h)  Applicability of ISP. Unless otherwise expressly agreed by the applicable L/C Issuer and the Company when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each Letter of Credit.

(i)  Letter of Credit Fees.  The Company shall pay to the Administrative Agent for the account of each Primary Revolving Lender in accordance with its Applicable Primary Revolving Percentage, in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit (other than, following the Letter of Credit Expiration Date, any Extended Letter of Credit) equal to the Applicable Rate times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.05.  Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the fifth Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.  Notwithstanding anything to the contrary contained herein, upon the request of the Required Primary Revolving Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(j)  Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Company shall pay directly to the applicable L/C Issuer for its own account, a fronting fee with respect to each Letter of Credit, which shall accrue at a rate separately agreed to by such L/C Issuer and the Company, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears.  Such fronting fee shall be due and payable on the fifth Business Day after the end of each March, June, September and December in respect of the most recently ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.05.  In addition, the Company shall pay directly to the applicable L/C Issuer, for its own account, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k)  Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(l)  Reporting.  Unless otherwise requested by the Administrative Agent, each L/C Issuer shall report in writing to the Administrative Agent (i) on the first Business Day of each week, the daily activity (set forth by day) in respect of the Letters of Credit during the immediately preceding week, including all issuances, extensions, amendment and renewals, all expirations and cancelations and all disbursements and reimbursements, (ii) on or prior to the Business Day on which such L/C Issuer expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the aggregate face amount of the Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension occurred (and whether the amount thereof changed), and (iii) on any other Business Day, such other information as the Administrative Agent shall reasonably request, including but not limited to prompt verification of such information as may be requested by the Administrative Agent.

(m)  Certain Existing Letter of Credit.  The Company unconditionally and irrevocably agrees that, in connection with the Existing Letter of Credit issued for the account of Pulse Italy S.r.L., it will be fully responsible for the reimbursement of L/C Disbursements, the payment of interest thereon and the payment of all other amounts due hereunder under such Existing Letter of Credit to the same extent as if the Company were the account party in respect of such Existing Letter of Credit.

2.04  Swing Line Loans.  (a)  The Swing Line.  Subject to the terms and conditions set forth herein, the Swing Line Lender may make (in its sole and absolute discretion, it being acknowledged that the Swing Line Lender shall not be under any obligation to make any Swing Line Loan),  in reliance upon the agreements of the other Primary Revolving Lenders set forth in this Section 2.04, from time to time on any Business Day during the Revolving Availability Period, loans in Dollars (each such loan, a “Swing Line Loan”) to the Domestic Borrowers in an aggregate principal amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Primary Revolving Percentage of the Outstanding Amount of Committed Revolving Loans and L/C Obligations of the Primary Revolving Lender acting as Swing Line Lender, may exceed the amount of such Primary Revolving Lender’s Primary Revolving Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Primary Revolving Outstandings shall not exceed the Aggregate Primary Revolving Commitments, (ii) no Primary Revolving Lender’s Applicable Primary Revolving Percentage of the Total Primary Revolving Outstandings shall exceed such Lender’s Primary Revolving Commitment and (iii) the Total Primary Revolving Outstandings with respect to Domestic Borrowers shall not exceed the Domestic Borrowing Sublimit; provided, further, that no Domestic Borrower shall use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan.  Within the foregoing limits, and subject to the other terms and conditions hereof, each Domestic Borrower may borrow under this Section 2.04, prepay under Section 2.05, and, subject to the discretion of the Swing Line Lender in making a Swing Line Loan, reborrow under this Section 2.04.  Each Swing Line Loan shall be a Base Rate Loan.  Immediately upon the making of a Swing Line Loan, each Primary Revolving Lender shall be deemed to, without any further action on the part of the Swing Line Lender or any Primary Revolving Lender, to have acquired from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Primary Revolving Lender’s Applicable Primary Revolving Percentage times the amount of such Swing Line Loan, and, in consideration of the foregoing, irrevocably and unconditionally agrees to fund such participation in accordance with this Section 2.04.  Without limiting the discretion of the Swing Line Lender set forth above, it is acknowledged that the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if a default of any Primary Revolving Lender’s obligation to fund under Section 2.04(c) exists or any Primary Revolving Lender is at such time a Defaulting Lender hereunder, unless the Swing Line Lender has entered into satisfactory arrangements with the Company (which may include a deposit of cash collateral by the applicable Domestic Borrower with a portion of the proceeds from such Swing Line Loan) or such other Primary Revolving Lender to eliminate the Swing Line Lender’s risk with respect to such Primary Revolving Lender.

(b)  Borrowing Procedures.  Each Swing Line Borrowing shall be made upon the Company’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m., Specified Time, on the requested borrowing date, and shall specify (i) the Domestic Borrower with respect to which the request is being made, (ii) the amount to be borrowed, which shall be a minimum of $100,000, and (iii) the requested borrowing date, which shall be a Business Day.  Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Company.  Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof.  The Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the applicable Domestic Borrower by crediting the account of such Domestic Borrower with the Swing Line Lender in Same Day Funds.

(c)  Refinancing of Swing Line Loans.

(i)  The Swing Line Lender at any time in its sole and absolute discretion may, by written notice given to the Administrative Agent not later than 11:00 a.m., Specified Time, on any Business Day, request that the Primary Revolving Lenders fund on such Business Day their risk participations in all or a portion of the Swing Line Loans outstanding.  Such notice shall specify the aggregate amount of Swing Line Loans with respect to which Primary Revolving Lenders will be required to fund their risk participation.  Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Primary Revolving Lender, specifying in such notice such Lender’s Applicable Primary Revolving Percentage of such Swing Line Loan or Loans.  Each Revolving Lender hereby absolutely and unconditionally agrees to pay, upon receipt of notice as provided above, to the Administrative Agent, for the account of the Swing Line Lender, such Lender’s Applicable Primary Revolving Percentage of such Swing Line Loan or Loans.  Each Primary Revolving Lender shall make an amount equal to its Applicable Primary Revolving Percentage of the amount specified in such notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Agent’s Office not later than 1:00 p.m., Specified Time, on the Business Day specified in such notice by the Administrative Agent.  The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)  If any Primary Revolving Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Primary Revolving Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Primary Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to be made to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect.  A certificate of the Swing Line Lender submitted to any Primary Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (ii) shall be conclusive absent manifest error.

(iii)  Each Primary Revolving Lender’s obligation to fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, any Domestic Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing.  No such funding of risk participations shall relieve or otherwise impair the obligation of any Domestic Borrower to repay Swing Line Loans made to it, together with interest as provided herein.

(d)  Repayment of Participations.

(i)  At any time after any Primary Revolving Lender has funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute (through the Administrative Agent) to such Primary Revolving Lender its Applicable Primary Revolving Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Primary Revolving Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii)  If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Primary Revolving Lender shall pay to the Swing Line Lender its Applicable Primary Revolving Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate.  The Administrative Agent will make such demand upon the request of the Swing Line Lender.  The obligations of the Primary Revolving Lenders under this clause shall survive the payment in full of the Loan Documents Obligations and the termination of this Agreement.

(e)  Interest for Account of Swing Line Lender.  The Swing Line Lender shall be responsible for invoicing the Domestic Borrowers for interest on the Swing Line Loans (which invoice may be made to the Company, on behalf of any other Domestic Borrower).  Interest accrued pursuant to any Swing Line Loan shall be for the account of the Swing Line Lender, except that interest accrued on any Swing Line Loan on and after the date of funding by any Primary Revolving Lender of its risk participation therein shall be for the account of such Primary Revolving Lender to the extent of such funded risk participation.

(f)  Payments Directly to Swing Line Lender.  The Domestic Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05  Prepayments.  (a)  Each Borrower may, upon written notice from the Company to the Applicable Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part, without premium or penalty; provided that (i) such notice must be received by the Applicable Agent not later than 11:00 a.m., Specified Time, (A) in the case of prepayments under the Term Facility, four Business Days prior to any date of prepayment, (B) in the case of prepayments under the Singapore Revolving Subfacility, four Business Days prior to any date of prepayment or (C) in the case of prepayments under the Primary Revolving Subfacility, (1) (x) four Business Days prior to any date of prepayment of Eurocurrency Rate Loans made to a Foreign Borrower and (y) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans made to a Domestic Borrower and (2) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurocurrency Rate Loans shall be in a principal amount of the Eurocurrency Borrowing Minimum or a whole multiple of the Eurocurrency Borrowing Multiple in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding; provided that in the case of any prepayment pursuant to this subsection (a) contemplated by the definition of the term “Permitted Refinancing Indebtedness”, the provisions of clauses (ii) and (iii) above shall not apply.  Each such notice shall specify the date and amount of such prepayment and shall contain the selections by the Company required to be made pursuant to subsection (e) below.  The Administrative Agent will promptly notify each applicable Lender of its receipt of each such notice, and of the amount of such Lender’s Share of such prepayment.  If such notice is given by the Company, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided, however, in the case of any such notice given in connection with (x) a conditional notice of termination of the Aggregate Commitments as contemplated by Section 2.06(b) or (y) a prepayment contemplated by the definition of the term “Permitted Refinancing Indebtedness”, such notice of prepayment may, prior to the date of prepayment set forth therein, be revoked by the Company.

(b)  Each Domestic Borrower may, upon written notice from the Company to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part, without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000.  Each such notice shall specify the date and amount of such prepayment.  If such notice is given by the Company, the applicable Domestic Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(c)  (i)  If the Administrative Agent notifies the Company that the Total Primary Revolving Outstandings (determined disregarding any portion of the L/C Obligations that shall have been Cash Collateralized in accordance with this Agreement) at any time exceed the Aggregate Primary Revolving Commitments in effect at such time, then (A) if any Loans under the Primary Revolving Subfacility are outstanding at such time, the applicable Primary Revolving Borrowers shall prepay such Loans (1) if the Total Primary Revolving Outstandings (as so determined) exceed 105% of the Aggregate Primary Revolving Commitments, within two Business Days of the receipt by the Company of such notice, (2) if any such Loans are Base Rate Loans, within two Business Days of the receipt by the Company of such notice and (3) otherwise, on the last day of an Interest Period of any Committed Primary Revolving Loans, the amount of such prepayment to equal the lesser of (x) the amount necessary to eliminate such excess and (y) the aggregate principal amount of such Loans outstanding (or, in the case of any prepayment under clause (2) or (3) above, the aggregate principal amount of the Base Rate Loans or the Committed Primary Revolving Loans referred to in such clause), and (B) if no Loans under the Primary Revolving Subfacility are outstanding at such time, the applicable Primary Revolving Borrowers shall, within two Business Days of the receipt by the Company of such notice, Cash Collateralize their respective L/C Obligations in an aggregate amount sufficient to eliminate such excess.

(ii)  If the Singapore Administrative Agent notifies the Company that the Total Singapore Revolving Outstandings at any time exceed the Aggregate Singapore Revolving Commitments in effect at such time, then the applicable Singapore Revolving Borrowers shall prepay Committed Singapore Revolving Loans (A) if the Total Singapore Revolving Outstandings exceed 105% of the Aggregate Singapore Revolving Commitments, within two Business Days of the receipt by the Company of such notice, and (B) otherwise, on the last day of an Interest Period of any Committed Singapore Revolving Loans, the amount of such prepayment to equal the lesser of (1) the amount necessary to eliminate such excess and (2) in the case of any prepayment under clause (B) above, the aggregate principal amount of such Committed Singapore Revolving Loans.

(d)  In the event and on each occasion that any Net Proceeds are received by or on behalf of the Company or any Subsidiary in respect of any Prepayment Event, the Term Borrower shall (and the Company shall cause the Term Borrower to), on the day such Net Proceeds are received (or, in the case of a Prepayment Event described in clause (a) or (b) of the definition of the term “Prepayment Event”, within three Business Days thereafter), prepay the Term Loans in an aggregate amount equal to 100% of such Net Proceeds; provided, however, that (i) if the aggregate amount of any such prepayment of the Term Loans exceeds at any time the aggregate principal amount of the Term Loans outstanding at such time, then the Borrowers shall (and the Company shall cause the Borrowers to) prepay, on the required date of such prepayment, the Committed Primary Revolving Loans or the Committed Singapore Revolving Loans in an aggregate amount equal to the lesser of the amount of such excess and the aggregate principal amount of the Committed Primary Revolving Loans and the Committed Singapore Revolving Loans outstanding at such time and (ii) if the Company shall, prior to the date of any such prepayment of the Term Loans, deliver to the Administrative Agent a certificate of a Responsible Officer of the Company to the effect that such prepayment cannot be accomplished by the Term Borrower without materially adverse tax consequences to the Company and its Subsidiaries and that, in place of all or any portion of such prepayment, the Borrowers will make a prepayment of the Committed Primary Revolving Loans or the Committed Singapore Revolving Loans (specifying the amount thereof to be prepaid), then the Term Borrower shall not be required to make any such prepayment if and to the extent that the Borrowers shall have prepaid, on the required date of such prepayment, the aggregate principal amount of the Committed Primary Revolving Loans or the Committed Singapore Revolving Loans; provided further, however, that, in the case of any event described in clause (b) of the definition of the term “Prepayment Event”, if the Company shall, prior to the date of the required prepayment, deliver to the Administrative Agent a certificate of a Responsible Officer to the effect that the Company intends to cause the Net Proceeds from such event (or a portion thereof specified in such certificate) to be applied within 180 days after receipt of such Net Proceeds to restore or replace the assets subject to such event, and certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds from such event (or the portion of such Net Proceeds specified in such certificate, if applicable), in each case to the extent such Net Proceeds or such portion thereof do not exceed $10,000,000, except to the extent of any such Net Proceeds that have not been so applied by the end of such 180 day period, at which time a prepayment shall be required in an amount equal to the Net Proceeds that have not been so applied.  Notwithstanding the foregoing, in the event and on each occasion that any Net Proceeds are received by or on behalf of the Company or any Subsidiary in respect to any Scheduled Disposition, the Term Borrower shall (and the Company shall cause the Term Borrower to), not later than the first Business Day after such Net Proceeds are received, prepay the Term Loans in accordance with the immediately preceding sentence but without regard to clauses (ii) and (iii) of the first proviso set forth in such sentence.  The Company shall, to the extent practicable, notify the Administrative Agent by telephone (confirmed by hand deliver or facsimile) of any prepayment required pursuant to this paragraph no later than 11:00 a.m., Specified Time, four Business Days prior to the date of prepayment.  Each such notice shall specify the date and amount of such prepayment and shall contain the selections by the Company required to be made pursuant to subsection (f) below. The Administrative Agent will promptly notify each Lender of the applicable Class of its receipt of such notice, and of the amount of such Lender’s Share of such prepayment.

(e)  The Singapore Revolving Borrowers shall make the prepayments of Committed Singapore Revolving Loans referred to in paragraph (b)(i) of Section 2.06.

(f)  Prior to any prepayment of any Loans under this Section, the Company shall (i) in the case of any prepayment pursuant to subsection (a) above, select the Class of Loans to be prepaid and (ii) in the case of any prepayment other than pursuant to subsection (b) above, select the Committed Borrowing or Committed Borrowings of the applicable Class to be prepaid.  Any prepayment of a Eurocurrency Rate Loan (and any prepayment pursuant to subsection (d) above of a Base Rate Loan) shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.  Each such prepayment of Loans of any Class shall be applied to the Loans of such Class held by Lenders of such Class in accordance with such Lenders’ respective Shares.

2.06  Termination or Reduction of Commitments.  (a)  Unless previously terminated, (i) each Term Commitment shall terminate at 5:00 p.m., New York City time, on the Closing Date, (ii) each Revolving Commitment shall terminate on the Maturity Date and (iii) the obligations of each L/C Issuer to issue, amend, renew or extend Letters of Credit shall terminate on the date on which the Aggregate Primary Revolving Commitments terminate or, if earlier, on the Letter of Credit Expiration Date.

(b)  The Aggregate Primary Revolving Commitments shall automatically be permanently reduced by the amount of the Committed Primary Revolving Loans prepaid pursuant to Section 2.05(d) (or, if the Net Proceeds in respect of any Prepayment Event exceed the aggregate principal amount of the Committed Primary Revolving Loans outstanding on the date of the prepayment required to be made pursuant to Section 2.05(d) on account of the receipt of such Net Proceeds, the amount of the Committed Primary Revolving Loans that would have been required to be prepaid pursuant to Section 2.05(d) had the Aggregate Primary Revolving Commitments been drawn in full as Committed Primary Revolving Loans), the amount of each such reduction to be effective on the date of any such prepayment (or, if applicable, on the date such prepayment would have been required to be made pursuant to Section 2.05(d) had the Aggregate Primary Revolving Commitments been so drawn in full); provided that, in the event prior to the effectiveness of any such reduction the Company shall have notified the Administrative Agent of its exercise of such option, then, at the option of the Company, the amount of such reduction may be rounded to the nearest whole multiple of $500,000. The Applicable Agent will promptly notify the applicable Revolving Lenders of any such reduction of the Aggregate Primary Revolving Commitments.

(c)  The Company may, upon written notice to the Applicable Agent, terminate the Aggregate Primary Revolving Commitments or the Aggregate Singapore Revolving Commitments, or from time to time permanently reduce the Aggregate Primary Revolving Commitments or the Aggregate Singapore Revolving Commitments; provided that (i) any such notice shall be received by the Applicable Agent not later than 11:00 a.m., Specified Time, three Business Days, in the case of the Primary Revolving Subfacility, or four Business Days, in the case of the Singapore Revolving Subfacility, prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $500,000 or any whole multiple of $100,000 in excess thereof, (iii) the Company shall not terminate or reduce the Aggregate Primary Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Primary Revolving Outstandings would exceed the Aggregate Primary Revolving Commitments, (iv) the Company shall not terminate or reduce the Aggregate Singapore Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Singapore Revolving Outstandings would exceed the Aggregate Singapore Revolving Commitments and (v) if, after giving effect to any reduction of the Aggregate Primary Revolving Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Primary Revolving Commitments, such Sublimit shall be automatically reduced by the amount of such excess.  Any such notice of the termination of the Aggregate Commitments may state that it is conditioned upon the occurrence of the events specified therein, in which case such notice may be revoked by the Company (by notice to the Applicable Agent prior to the specified date of effectiveness of such termination) if such condition is not satisfied.  The Applicable Agent will promptly notify the applicable Revolving Lenders of any such notice of termination or reduction of the Aggregate Primary Revolving Commitments or the Aggregate Singapore Revolving Commitments.   The amount of any Aggregate Primary Revolving Commitment reduction shall not be applied to the Letter of Credit Sublimit unless otherwise specified by the Company.

(d)  Any reduction of the Aggregate Primary Revolving Commitments or the Aggregate Singapore Revolving Commitments pursuant to this Section 2.06 shall be applied to the Commitment of the applicable Class of each Lender in accordance with its Share.  All commitment fees accrued on the amount of the Aggregate Primary Revolving Commitments or the Aggregate Singapore Revolving Commitments so terminated or reduced to the effective date of any such termination shall be paid on the effective date of such termination or reduction.

2.07  Repayment of Loans.  (a)  Subject to adjustment pursuant to subsection (b) below, the Term Borrower shall repay to the Term Lenders, on the last Business Day of each March, June, September and December, beginning with March 31, 2009, the outstanding Term Loans in an aggregate principal amount for each such date equal to (i) in the case of any such date on or prior to December 31, 2009, 1.25%, (ii) in the case of any such date after December 31, 2009, but on or prior to December 31, 2010, 3.75%, (iii) in the case of any such date after December 31, 2010, but on or prior to December 31, 2011, 7.50%, (iv) in the case of any such date after December 31, 2011 and prior to the Maturity Date, 12.5%, in each case, of the aggregate principal amount of the Term Loans outstanding on the Closing Date.  To the extent not previously paid, all Term Loans shall be due and payable on the Maturity Date.

(b)  Any prepayment of Term Loans pursuant to Section 2.05 shall be applied to reduce ratably the subsequent scheduled repayments of Term Loans to be made pursuant to this Section.

(c)  Prior to any repayment of any Term Loans under this Section, the Term Borrower shall select the Committed Borrowing or Committed Borrowings to be repaid and shall notify the Applicable Agent by telephone (confirmed by hand delivery or facsimile) of such selection.  Each such repayment shall be applied to the Term Loans of Term Lenders in accordance with such Lenders’ respective Shares.  Repayments of Term Loans shall be accompanied by accrued interest on the amount repaid.

(d)  Each Revolving Borrower shall repay to the Revolving Lenders on the Maturity Date the aggregate principal amount of Committed Revolving Loans made to such Borrower outstanding on such date.

(e)  Each Domestic Borrower shall repay each Swing Line Loan made to such Domestic Borrower on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date.

2.08  Interest.  (a)  Committed Primary Revolving Loans that are Dollar Domestic Loans may be Base Rate Loans or Eurocurrency Rate Loans, as selected by the Company in accordance with this Agreement.  All other Committed Loans shall be Eurocurrency Rate Loans.  All Swing Line Loans shall be Base Rate Loans.

(b)  Subject to the provisions of subsection (c) below, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate plus (in the case of a Committed Primary Revolving Loan that is made from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost; (ii) each Dollar Domestic Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing or conversion date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(c)  (i)  If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)  If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then such amount shall (but only, unless an Event of Default with respect to any Borrower described in Section 8.01(f) has occurred, upon the request of the Required Lenders) thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)  While any Event of Default exists, the Borrowers shall (but only, unless an Event of Default with respect to any Borrower described in Section 8.01(f) has occurred, upon the request of the Required Lenders) pay interest on the principal amount of all outstanding Loan Documents Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)  Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(d)  Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09  Fees.  In addition to certain fees described in Section 2.03(i) and 2.03(j):

(a)  Commitment Fee.  The Company shall pay (i) to the Administrative Agent for the account of each Primary Revolving Lender, in accordance with its Applicable Primary Revolving Percentage, a commitment fee in Dollars equal to the Applicable Commitment Fee Rate times the actual daily amount by which the Aggregate Primary Revolving Commitments exceed the sum of (A) the Outstanding Amount of Committed Primary Revolving Loans and (B) the Outstanding Amount of L/C Obligations and (ii) to the Singapore Administrative Agent for the account of each Singapore Revolving Lender, in accordance with its Applicable Singapore Revolving Percentage, a commitment fee in Dollars equal to the Applicable Commitment Fee Rate times the actual daily amount by which the Aggregate Singapore Revolving Commitments exceed the Outstanding Amount of Committed Singapore Revolving Loans.  The commitment fee shall accrue at all times during the Revolving Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the fifth Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date.  The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Commitment Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Commitment Fee Rate separately for each period during such quarter that such Applicable Commitment Fee Rate was in effect.

(b)  Other Fees. The Company shall pay to the Arranger and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Fee Letter.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10  Computation of Interest and Fees.  All computations of interest for Base Rate Loans when the Base Rate is determined by reference to JPMCB’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day.  Interest rates and fees payable to Lenders hereunder shall be determined by the Applicable Agent, and each such determination by any such Agent shall be conclusive and binding for all purposes, absent manifest error.

2.11  Evidence of Debt.  (a)  The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Applicable Agent in the ordinary course of business.  The accounts or records maintained by the Agents and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Loan Documents Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of any Agent in respect of such matters, the accounts and records of such Agent shall control in the absence of manifest error.  Upon the request of any Lender to a Borrower made through the Administrative Agent, such Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to such Borrower in addition to such accounts or records.  Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

(b)  In addition to the accounts and records referred to in subsection (a), each Primary Revolving Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Primary Revolving Lender of participations in Letters of Credit and Swing Line Loans.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Primary Revolving Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12  Payments Generally; Administrative Agent’s Clawback.  (a)  General.  All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Applicable Agent, in each case for the account of the Lenders to which such payment is owed, at the Agent’s Office in Same Day Funds not later than 1:00 p.m., Specified Time, on the date specified herein.  Except as otherwise expressly provided herein, all such payments in respect of any Loan or Letter of Credit shall be made in the currency in which such Loan or Letter of Credit is denominated; all other payments hereunder shall be made in Dollars.  If, for any reason, any Primary Revolving Borrower or Singapore Revolving Borrower is prohibited by any Law from making any required payment hereunder denominated in an Alternative Currency, such Borrower shall make such payment by paying Dollars in an amount equal to the Dollar Equivalent of such Alternative Currency payment.  The Applicable Agent will promptly distribute to each Lender its Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Applicable Agent from the Borrowers after the time on which such payments are due shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)  (i)  Funding by Lenders; Presumption by Agents.  Unless the Applicable Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing of Eurocurrency Rate Loans (or, in the case of any Committed Borrowing of Base Rate Loans, prior to 12:00 noon, Specified Time, on the date of such Committed Borrowing) that such Lender will not make available to such Agent such Lender’s share of such Committed Borrowing, such Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Committed Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to such Agent, then the applicable Lender and the applicable Borrower severally agree to pay to such Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to such Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans.  If such Borrower and such Lender shall pay such interest to such Agent for the same or an overlapping period, such Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period.  If such Lender pays its share of the applicable Committed Borrowing to such Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing.  Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to such Agent.

(ii)  Payments by Borrowers; Presumptions by Agents.  Unless the Applicable Agent shall have received notice from a Borrower prior to the date on which any payment is due to such Agent for the account of any of the Lenders or L/C Issuers hereunder that such Borrower will not make such payment, such Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or L/C Issuer, as the case may be, the amount due.  In such event, if such Borrower has not in fact made such payment, then each of the applicable Lenders or L/C Issuers, as the case may be, severally agrees to repay to such Agent forthwith on demand the amount so distributed to such Lender or L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to such Agent, at the Overnight Rate.

A notice of any Agent to any Lender, L/C Issuer or Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)  Failure to Satisfy Conditions Precedent.  If any Lender makes available to an Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by such Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, such Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)  Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Committed Loans and, in the case of the Primary Revolving Lenders, to fund participations in Letters of Credit and Swing Line Loans, and the obligations of the Lenders to make payments pursuant to Section 10.04(c), are several and not joint.  The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e)  Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)  Payments through the Agents.  It is understood and agreed that the liabilities of the Borrowers for principal, interest, fees and other amounts payable hereunder to any Lender or any L/C Issuers in respect of the Term Loans, the Primary Revolving Subfacility or the Singapore Revolving Subfacility are owed to the Lending Office designated by such Lender or to such L/C Issuer, as the case may be, and that the provisions contained herein requiring that such payments be made through any Agent are merely for the convenience of the parties and do not create any liability of the Borrowers to the Agents for such payments.

2.13  Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Agents of such fact and (b) purchase (for cash at face value) participations in the Committed Loans and, in the case of a Primary Revolving Lender, subparticipations in L/C Obligations and Swing Line Loans of the other Primary Revolving Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:

(i)  if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)  the provisions of this Section shall not be construed to apply to (x) any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the Company or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Subject to the provisions of Sections 10.06(d) and 10.06(e), each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation or subparticipation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation or subparticipation as fully as if such Lender were a direct creditor of such Borrower in the amount thereof.

2.14  Reserved.

2.15  Appointment of the Company as Agent of the Borrowers.  (a)  Each Borrower (other than the Company) hereby irrevocably appoints and constitutes the Company as its agent and attorney-in-fact for purposes of (i) providing any notice or request notice under this Agreement or any other Loan Document, (ii) receiving any notice or other communication hereunder from any Agent or Lender (and any such notice or other communication provided to the Company shall be deemed to have been provided to each of the other Borrowers), (iii) providing any consent contemplated by Section 10.01 and (iv) taking any other action contemplated or permitted to be taken by a Borrower under the terms of this Agreement or any other Loan Document.  The Company hereby accepts such appointment by each Borrower.

(b)  Each Borrower hereby expressly agrees that any Committed Loan Notice, any request for the issuance of a Letter of Credit or the making of a Swing Line Loan and any notice of prepayment under Section 2.05 or termination or reduction of the Revolving Commitments under Section 2.06 given by the Company, and any other action taken by the Company under this Agreement or any other Loan Document on behalf of any Borrower, shall, in each case, be binding on such Borrower as if such notice or request has been given, or such action has been taken, by such Borrower, and enforceable against such Borrower in accordance with its terms.

2.16  Concerning Subsidiary Borrowers.  (a)  The Company may at any time and from time to time designate, (a) any Subsidiary to be a “Primary Revolving Borrower” with the prior written consent of (i) in the case of a designation of any Subsidiary that is organized and existing under the laws of the same jurisdiction as the jurisdiction of organization of any other Primary Revolving Borrower, the Required Primary Revolving Lenders and (ii) otherwise, each Primary Revolving Lender and (b) any Subsidiary to be a “Singapore Revolving Borrower” with the prior written consent of (i) in the case of a designation of any Subsidiary that is organized and existing under the laws of Singapore, the Required Singapore Revolving Lenders and (ii) otherwise, each Singapore Revolving Lender, in each case by delivery to the Administrative Agent of a Borrower Joinder Agreement executed by such Subsidiary and the Company.  Upon delivery of such Borrower Joinder Agreement, together with such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information as may be reasonably requested by the Administrative Agent, and receipt of such prior written consent of the Lenders, such Subsidiary shall for all purposes of this Agreement and the other Loan Documents be a Primary Revolving Borrower or a Singapore Revolving Borrower, as the case may be, and a party to this Agreement.

(b)           The Company may at any time and from time to time terminate the designation of any Subsidiary as a “Primary Revolving Borrower” or a “Singapore Revolving Borrower”, in each case by delivery to the Administrative Agent of a written notice to that effect and specifying therein the date of effectiveness of such termination; provided, however, that the Administrative Agent shall be reasonably satisfied (and the Company shall represent and warrant to the Administrative Agent in such notice) that no Loans made to, or Letters of Credit issued for the account of, of such Subsidiary are outstanding on the date of effectiveness of such termination and that all interest (and, to the extent notified by any Lender to the Administrative Agent, any other amounts payable under the Loan Documents) accrued under the Loan Documents as of the date of effectiveness of such termination and payable by such Subsidiary shall have been paid in full.  Upon the delivery of any such notice to the Administrative Agent, the Subsidiary specified therein shall cease to have any right to have further Loans made or have Letters of Credit issued for its account.

ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01  Taxes.  (a)  Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if any Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the applicable Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)  Payment of Other Taxes by the Borrowers.  Without limiting the provisions of subsection (a) above, each Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)  Indemnification by the Borrowers.  Each Borrower shall indemnify each Agent, each Lender and each L/C Issuer, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by such Agent, such Lender or such L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to a Borrower by the London Administrative Agent, the Singapore Administrative Agent, a Lender or an L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of the London Administrative Agent, the Singapore Administrative Agent, a Lender or an L/C Issuer, shall be conclusive absent manifest error.

(d)  Evidence of Payments.  As soon as practicable after any payment by any Borrower to a Governmental Authority of Indemnified Taxes or Other Taxes on behalf of any Agent, Lender or L/C Issuer, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, if any, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)  Status of Lenders.  Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Company (with a copy to the Administrative Agent and, if such Lender is an Singapore Revolving Lender, the Singapore Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Company or any Agent, to the extent that such Lender is reasonably able to do so in a timely manner, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if requested by the Company or any Agent, shall, to the extent that such Lender is reasonably able to do so in a timely manner, deliver such other documentation prescribed by applicable law or reasonably requested by the Company or any Agent as will enable the Company or such Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, in the event that a Borrower is resident for tax purposes in the United States, any Primary Revolving Lender that is a Foreign Lender with respect to such Borrower shall deliver to Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Company or the Administrative Agent, but only if such Lender is legally entitled to do so), whichever of the following is applicable:

(i)  duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii)  duly completed copies of Internal Revenue Service Form W-8ECI,

(iii)  in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the applicable Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

(iv)  any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company to determine the withholding or deduction required to be made.

Without limiting the obligations of the Lenders set forth above regarding delivery of certain forms and documents to establish each Lender’s status for U.S. withholding tax purposes, if reasonably requested by the Company or any Agent, each Lender agrees promptly to deliver, to the extent that such Lender is reasonably able to do so in a timely manner, to the Company or such Agent such other documents and forms required by any relevant taxing authorities under the Laws of any other jurisdiction, duly executed and completed by such Lender, as are required under such Laws to confirm such Lender’s entitlement to any available exemption from, or reduction of, applicable withholding taxes in respect of all payments to be made to such Lender outside of the U.S. by the Borrowers pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in such other jurisdiction.  Each Lender shall, to the extent that such Lender is reasonably able to do so in a timely manner, promptly (i) notify the Administrative Agent (and, if such Lender is an Singapore Revolving Lender, the Singapore Administrative Agent) of any change in circumstances which would modify or render invalid any such claimed exemption or reduction and (ii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any such jurisdiction that any Borrower make any deduction or withholding for taxes from amounts payable to such Lender.  Additionally, if reasonably requested by any Lender or any Agent, each of the Borrowers shall promptly deliver to such Lender (with a copy to the Administrative Agent and, if such Lender is a Singapore Revolving Lender, the Singapore Administrative Agent) or such Agent such documents and forms required by any relevant taxing authorities under the Laws of any jurisdiction, duly executed and completed by such Borrower to the extent applicable to such Borrower, as are required to be furnished by such Lender or Agent under such Laws in connection with any payment by any Agent or any Lender of Taxes or Other Taxes, or otherwise in connection with the Loan Documents, with respect to such jurisdiction.

(f)  Treatment of Certain Refunds.  If any Agent, Lender or L/C Issuer determines, in good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Agent, Lender or L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Borrower, upon the request of such Agent, Lender or L/C Issuer, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent, Lender or L/C Issuer in the event such Agent, Lender or L/C Issuer is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to require any Agent, Lender or L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.

3.02  Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans (whether denominated in Dollars or an Alternative Currency), or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans in the affected currency or currencies, under the affected Class of Loans or Commitments or, in the case of Eurocurrency Rate Loans in Dollars, to convert Dollar Domestic Loans to Eurocurrency Rate Loans, shall be suspended until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all such Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans.  Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.03  Inability to Determine Rates.  If (a) the Required Term Lenders, in the case of a determination in respect of the Term Facility, (b) the Required Primary Revolving Lenders, in the case of a determination in respect of the Primary Revolving Subfacility, or (c) the Required Singapore Revolving Lenders, in the case of a determination in respect of the Singapore Revolving Subfacility, determine that for any reason in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof that (i) deposits (whether denominated in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (ii) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency) or (iii) the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurocurrency Rate Loan, and such Lenders advise the Administrative Agent accordingly, the Administrative Agent will promptly so notify the Company and each Lender of the applicable Class.  Thereafter, until the Administrative Agent (upon the instruction of the  Required Term Lenders, the Required Primary Revolving Lenders or the Required Singapore Revolving Lenders, as applicable) revokes such notice (which such Lenders agree promptly to do upon becoming aware that the applicable condition described in clauses (i) through (iii) above have ceased to exist), (A) any request for a Committed Borrowing of, or conversion to, Eurocurrency Rate Loans shall be ineffective, (B) any request for continuation of Eurocurrency Rate Loans that are Dollar Domestic Loans shall be deemed to be a request to convert such Eurocurrency Rate Loans, at the end of the Interest Period then applicable thereto, into Base Rate Loans and (C) each outstanding Eurocurrency Rate Loan denominated in an Alternative Currency or made to a Foreign Borrower shall, at the end of the Interest Period then applicable thereto, bear interest at the Applicable Rate for Eurocurrency Rate Loans plus a rate determined by the Administrative Agent to be representative of the Lenders’ cost of funding such Loans.  Each determination by the Administrative Agent pursuant to this Section 3.03 shall be conclusive absent manifest error.

3.04  Increased Costs; Reserves on Eurocurrency Rate Loans.

(a)  Increased Costs Generally.  If any Change in Law shall:

(i)  impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except (A) any reserve requirement reflected in the definition of “Eurocurrency Rate” and (B) the requirements of the Bank of England and the Financial Services Authority or the European Central Bank reflected in the Mandatory Cost, other than as set forth below) or any L/C Issuer;

(ii)  subject any Lender or any L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurocurrency Rate Loan made by it, or change the basis of taxation of payments to such Lender or such L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or such L/C Issuer);

(iii)  the Mandatory Cost, as calculated hereunder, does not represent the cost to any Lender of complying with the requirements of the Bank of England and/or the Financial Services Authority or the European Central Bank in relation to its making, funding or maintaining Eurocurrency Rate Loans; or

(iv)  impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Company will pay (or cause the applicable Borrower to pay) to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)  Capital Requirements.  If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Company will pay (or cause the applicable Borrower to pay) to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.

(c)  Certificates for Reimbursement.  A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error.  The Company shall pay (or cause the applicable Borrower to pay) such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)  Delay in Requests.  Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that no Borrower shall be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05  Compensation for Losses.  (a)  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate (or cause the applicable Borrower to compensate) such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(i)  any continuation, conversion, payment or prepayment of any Eurocurrency Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(ii)  any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurocurrency Rate Loan on the date or in the amount notified by the Company or the applicable Borrower (regardless of whether such notice may be revoked under this Agreement); or

(iii)  any assignment of any Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 10.13;

including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract.

For purposes of calculating amounts payable by the Company (or the applicable Borrower) to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Base Rate used in determining the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

(b)  Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that no Borrower shall be required to compensate a Lender pursuant to the foregoing provisions of this Section for any loss, cost or expense suffered more than nine months prior to the date that such Lender demands compensation therefor pursuant to this Section.

3.06  Mitigation Obligations; Replacement of Lenders.  (a)  Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.04, or any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or to such Borrower.  The Company hereby agrees to pay (or to cause the applicable Borrower to pay) all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)  Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Company may replace such Lender in accordance with Section 10.13.

3.07  Survival.  All of the Borrowers’ obligations under this Article III shall survive termination of the Commitments and repayment of all other Loan Documents Obligations hereunder.

ARTICLE IV.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01  Conditions of Initial Credit Extension.  The obligation of each L/C Issuer and each Lender to make its initial Credit Extension hereunder was subject to satisfaction of the following conditions precedent:

(a)  Loan and Corporate Documents, Etc.  The Administrative Agent shall have received the following, in each case where applicable properly executed by a Responsible Officer of the signing Loan Party, dated the Closing Date (or, in the case of certificates of governmental officials or transcripts from public registers, a recent date before the Closing Date) and in form and substance satisfactory to the Administrative Agent:

(i)  executed counterparts of this Agreement;

(ii)  such certificates of resolutions or other action, incumbency certificates and other certificates of a Responsible Officer of each Loan Party as the Administrative Agent may require to evidence the identity, authority and capacity of each Person authorized to act as a Responsible Officer of such Loan Party in connection with this Agreement and the other Loan Documents to which such Loan Party was a party;

(iii)  such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed and is validly existing, in good standing and qualified to engage in business;

(iv)  a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, which consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(v)  a certificate of the chief financial officer of the Company certifying that (A) the conditions specified in the first sentence of Section 4.01(e) and Sections 4.01(f) (other than the last sentence thereof), 4.01(g), 4.01(k), 4.01(l), 4.02(a) and 4.02(b) have been satisfied and (B) there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(vi)  a certificate from the chief financial officer of the Company attesting to the Solvency of the Loan Parties before and after giving effect to the Transactions;

(vii)  a certificate of a Responsible Officer of the Company setting forth the Existing CapEx Carry-Over Amount;

(viii)  insurance certificates evidencing effectiveness of insurance required to be maintained pursuant to the Loan Documents;

(ix)  Committed Loan Notices and Letter of Credit Applications relating to the initial Credit Extensions; and

(x)  such other assurances, certificates, documents, consents or opinions as the Administrative Agent reasonably may require.

(b)  Fees and Expenses.  Any fees required to be paid on or before the Closing Date shall have been paid.  Unless waived by the Administrative Agent, the Company shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).

(c)  Lien Searches.  The Administrative Agent shall have received the results of a recent lien search of the Loan Parties in locations designated by the Administrative Agent, and such search shall reveal no Liens on any of the assets of the Loan Parties except for Liens expressly permitted hereunder or discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent.

(d)  Legal Opinions.  The Administrative Agent shall have received the following executed legal opinions:

(i)  the favorable legal opinion of Drinker Biddle & Reath LLP, counsel to the Company and its Subsidiaries, and the favorable opinion of in-house counsel, in each case addressed to each Agent, each Lender and each L/C Issuer and dated the Closing Date and covering such matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request; and

(ii)  a favorable legal opinion of such local counsel to the Foreign Loan Parties as the Administrative Agent may request, in each case addressed to each Agent, each Lender and each L/C Issuer and dated the Closing Date and covering such matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request.

(e)  Sonion Acquisition.  The conditions set forth in the Sonion Purchase Agreement shall have been satisfied and the Sonion Acquisition shall have been, or substantially concurrently with the initial Credit Extension shall be, consummated in accordance with applicable law and the Sonion Purchase Agreement, in each case without giving effect to any waivers or amendments thereunder that, individually or in the aggregate, could have consequences adverse to the Lenders in any material respect and that have not been consented to by the Arranger.  The Administrative Agent shall have received a copy of the Sonion Purchase Agreement and all certificates and opinions delivered thereunder, certified by a Responsible Officer of the Company as complete and correct.

(f)  Existing Indebtedness.  The Company shall have repaid, or shall substantially concurrently with the initial Credit Extension repay, all amounts outstanding under the Existing Company Credit Agreement, and all commitments thereunder and liens created in connection therewith shall have been, or shall substantially concurrently with the initial Credit Extension be, terminated and released.  Substantially concurrently with the initial Credit Extension, (i) Pulse Denmark shall have made the Sonion Intercompany Loan to Sonion and (ii) immediately following the receipt of the proceeds of the Sonion Intercompany Loan, Sonion shall apply the proceeds thereof to repay all amounts outstanding under the Existing Sonion Credit Agreement, and, concurrently therewith, all commitments thereunder and all liens created in connection therewith shall be terminated and released.  After giving effect to the Transactions, none of the Company, Sonion or any other Subsidiary shall have any Indebtedness, except (i) Indebtedness created under the Loan Documents, (ii) Indebtedness set forth on Schedule 7.03(b), and (iii) Indebtedness owed to the Company or any Subsidiary, or any combination thereof.  The Administrative Agent shall have received complete and correct copies of documentation evidencing the Sonion Intercompany Loan.

(g)  Certain Equity Securities.  After giving effect to the Transactions, (i) none of the Company, Sonion or any other Subsidiary shall have outstanding any preferred Equity Interest and (ii) Sonion shall have no outstanding share capital (or any warrants or securities convertible into, or exchangeable or exercisable for, share capital) other than share capital owned by the Company and its Subsidiaries and treasury shares owned by Sonion.

(h)  Guarantees.  The Guarantee Requirement (as defined in the Original Credit Agreement) shall have been satisfied.

(i)  Financial Statements.  The Administrative Agent shall have received the financial statements referred to in Section 5.05.

(j)  Financial Projections.  The Administrative Agent shall have received the consolidated financial projections of the Company, prepared in accordance with GAAP and giving effect to the Transactions, for the fiscal quarter of the Company ended December 28, 2007, and for the fiscal years of the Company 2008 through 2012 (which projections, in the case of projections for 2008 and 2009, shall be presented on a quarterly basis), in form and substance reasonably satisfactory to the Lenders.

(k)  Consents.  All governmental, shareholder and other consents and approvals necessary in connection with the Transactions shall have been received and shall be in full force and effect.

(l)  Litigation.  The absence of any action, suit, investigation or proceeding pending or, to the knowledge of the Loan Parties, threatened or contemplated, in any court or before any arbitrator or governmental authority that would reasonably be expected to have a Material Adverse Effect.

(m)  Closing Date.  The Closing Date shall have occurred on February 28, 2008.

(n)  Patriot Act Compliance.  At least five Business Days prior to the Closing Date, the Lenders shall have received all documentation and other information required by Governmental Authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Patriot Act”)).

4.02  Conditions to all Credit Extensions.  The obligation of each Lender and each L/C Issuer to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to the following conditions precedent:

(a)  The representations and warranties of (i) the Borrowers contained in Article V and (ii) each Loan Party contained in any other Loan Document, or in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02   (A) the representations and warranties contained in Sections 5.05(a) and 5.05(b)(except with respect to the representation and warranty set forth in Section 5.05(a)(iv)) shall be deemed to refer to the most recent financial statements furnished pursuant to Section 6.01(a) or 6.01(b), respectively, and (B) in the case of the initial Credit Extension, the representations and warranties contained in the Loan Documents, insofar as they relate to Sonion and its Subsidiaries, shall be made only to the best knowledge of the Company.

(b)  No Default shall exist or would result from such proposed Credit Extension or the application of the proceeds thereof.

(c)  The Applicable Agent and, if applicable, the applicable L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

4.03  Representations.  Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by the Company shall be deemed to be a representation and warranty by the Company and, if not the Company, the applicable Borrower that the conditions specified in Sections 4.02(a) and 4.02(b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES

Except as otherwise provided in Section 5.20, each Borrower represents and warrants to the Agents, the Lenders and the L/C Issuers that:

5.01  Existence, Qualification and Power.  Each Loan Party and each of its Subsidiaries (a) is a corporation, partnership, limited partnership, limited liability company or other legal business entity duly incorporated or organized, as the case may be, validly existing, and (to the extent the concept is applicable in such jurisdiction) in good standing under the laws of the jurisdiction of its formation, (b) has the requisite corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged in and (c) is duly qualified as a foreign corporation or company and in good standing under the laws of each other jurisdiction in which such qualification is required and in which the failure to so qualify would have a Material Adverse Effect.

5.02  Authorization; No Contravention.  The execution, delivery, and performance by each Loan Party of the Loan Documents to which it is or is to be a party, and the consummation of the Transactions, have been duly authorized by all necessary corporate or other organizational action and do not and will not (a) require any consent or approval of the shareholders or members or other equityholders of such Loan Party not already received or obtained, (b) contravene such Loan Party’s Organization Documents, (c) violate any provision of any law, rule, regulation (including, without limitation, Regulation U of the FRB), order writ, judgment, injunction, decree, determination, or award presently in effect having applicability to such Loan Party, (d) result in a breach of, or constitute a default under, any indenture or loan or credit agreement or any other material agreement, lease, or instrument to which such Loan Party is a party or by which it or its properties may be bound or affected, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by such Loan Party (other than the payment of the Sonion Acquisition Consideration and other amounts payable under the Sonion Purchase Agreement), or give rise to a right of, or result in, termination, cancellation, acceleration or right of renegotiation of any obligations thereunder, or (e) result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by such Loan Party, except for Liens created under the Loan Documents.

5.03  Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except (a) such as have been obtained or made and are in full force and effect and (b) filings necessary to perfect Liens created under the Loan Documents.

5.04  Binding Effect.  This Agreement has been, and each of the other Loan Documents when delivered hereunder will have been, duly and validly executed by each Loan Party that is a party thereto.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, the legal, valid, and binding obligations of each Loan Party that is a party thereto, enforceable against such Loan Party in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditor’s rights generally.

5.05  Financial Statements; No Material Adverse Effect; No Internal Control Event.  (a)  Except as set forth on Schedule 5.05, as to the Company and each of its Subsidiaries:

(i)  the Audited Financial Statements, together with the opinion thereon of KPMG LLP, independent certified public accountants, and the consolidated balance sheet of the Company and its Subsidiaries as of March 30, 2007, June 29, 2007 and September 28, 2007, and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for the fiscal quarters and the portion of the fiscal year then ended, copies of which have been furnished to the Administrative Agent and the Lenders, fairly present, in all material respects, their financial condition as at such dates and the results of their operations and cash flows for the periods covered by such statements, all in accordance with GAAP (subject to year-end adjustments and the absence of footnotes in the case of the quarterly financial statements);

(ii)  the consolidated balance sheet of Sonion and its Subsidiaries as of December 31, 2006, and the related consolidated statements of income, movements in equity and cash flows of Sonion and its Subsidiaries for the fiscal year then ended, together with the opinion thereon of Deloitte & Touche LLP, independent certified public accountants, and the consolidated balance sheet of Sonion and its Subsidiaries as of September 30, 2007, and the related consolidated statements of income, movements in equity and cash flows of Sonion and its Subsidiaries for the fiscal quarters and the portion of the fiscal year then ended, copies of which have been furnished to the Administrative Agent and the Lenders, fairly present, in all material respects, their financial condition as at such dates and the results of their operations and cash flows for the periods covered by such statements, all in accordance with IFRS (subject to year-end adjustments and the absence of footnotes in the case of the quarterly financial statements);

(iii)  the pro forma consolidated balance sheet of the Company and its Subsidiaries and the related pro forma consolidated statements of operations, changes in shareholders’ equity and cash flows as of and for the 12-month period ended on December 31, 2007, have been prepared giving effect to the Transactions as if the Transactions had occurred, with respect to such balance sheet, on such date and, with respect to such other financial statements, on the first day of such period, and such pro forma financial statements (i) have been prepared by the Company in good faith, based on assumptions used to prepare the pro forma consolidated financial statements included in the Information Memorandum (which assumptions were believed by the Company on the Closing Date to be reasonable), (ii) are based on the best information available to the Company as of the date of delivery thereof after due inquiry, (iii) accurately reflect all material adjustments necessary to give effect to the Transactions and (iv) fairly present, in all material respects, their pro forma financial condition as at such dates and the results of their operations and cash flows for the periods covered by such statements, as if the Transactions had occurred on such date or at the beginning of such period, as the case may be;

(iv)  since December 31, 2010, there has been no material adverse change in the consolidated condition (financial or otherwise), business, or operations of the Company and its Subsidiaries, taken as a whole;

(v)  there are no liabilities, fixed or contingent, which are material to the Company and its Subsidiaries, taken as a whole, but are not reflected in the financial statements (or the notes thereto) referred to in clause (i) or (ii) above, other than (A) liabilities created under the Loan Documents or the Sonion Purchase Agreement, (B) liabilities arising in the ordinary course of business since December 31, 2010 and (C) liabilities not required to be reflected on a balance sheet under GAAP; and

(vi)  as of the Closing Date, the Company and its Subsidiaries are not indebted under any credit agreement, indenture, purchase agreement (excluding trade debt), guaranty, Capital Lease, or other investment or agreement relating to Indebtedness for Money Borrowed, except as disclosed in the financial statements referred to in clause (i) or (ii) above or the notes thereto and except for Indebtedness for Money Borrowed created under the Loan Documents.

(b)  Since the date of the most recent balance sheet included in the Audited Financial Statements, no Internal Control Event has occurred involving (i) fraud of management or other employees who have significant roles in the Company’s internal controls over financial reporting or (ii) a material weakness in the Company’s internal controls over financial reporting which has had or could reasonably be expected to have, individually or in the aggregate, a negative impact on the Company’s financial statements in excess of the Threshold Amount, to which the Required Lenders have reasonably objected.

5.06  Litigation.  Except as set forth in Schedule 5.06, there is no action, suit, proceeding, claim or dispute pending or, to the knowledge of the Company or any of its Subsidiaries, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any of its Subsidiaries or against any of their properties or revenues that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  Since the Second Restatement Effective Date, there has been no change in the status of the matters disclosed on Schedule 5.06 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

5.07  No Default.  Neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08  Ownership of Property.  The Company and each of its Subsidiaries have title to, or valid leasehold interests in, all of its material properties and assets, real and personal, necessary or used in the ordinary conduct of their business.

5.09  Environmental Compliance.  Except as set forth on Schedule 5.09 and except for such matters as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, none of the Company, its Subsidiaries or any real property owned or leased by the Company or any of its Subsidiaries is in violation of any applicable Environmental Laws, no Hazardous Materials are present on any of said real property except in accordance with applicable law and neither the Company nor any of its Subsidiaries has been identified in any litigation, administrative proceedings or investigation as a responsible or potentially responsible party for any Environmental Liability.

5.10  Insurance.  The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or the applicable Subsidiary operates.

5.11  Taxes.  The Company and each of its Subsidiaries have filed all material tax returns (foreign, federal, state, and local) required to be filed and, except for such amounts as are being contested in good faith and for which adequate reserves are established on its books and records in accordance with GAAP, have paid all taxes, assessments, and governmental charges and levies thereon to be due, or levied or imposed upon them, including any applicable interest and penalties.  There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.  Neither the Company nor any Subsidiary thereof is party to any tax sharing agreement, except for tax sharing agreements among wholly-owned Subsidiaries.

5.12  ERISA Compliance.  Each Plan is in compliance in all respects with all applicable provisions of ERISA and the Code, and the regulations and published interpretations thereunder.  Except as set forth on Schedule 5.12, no ERISA Event or prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan has occurred and is continuing, or could reasonably be expected to occur, with respect to any Plan; no notice of intent to terminate a Pension Plan has been filed nor has any Plan been terminated under circumstances which could result in any material liability to the PBGC; no circumstances exist which constitute grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither the Company nor any of its Subsidiaries, nor any of their respective ERISA Affiliates has, within the last six years, completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan to the extent ERISA applies to such Loan Party; the Company, each of its Subsidiaries and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to each Plan and there is no failure to satisfy the minimum funding standards (as defined in Section 302 of ERISA) with respect to any Plan to which such standard applies; and neither the Company, the other Loan Parties nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA (other than for payment of premiums to PBGC not delinquent).  Notwithstanding the foregoing, there shall not be deemed to be any breach of representation under this Section 5.12 unless the matters described herein would reasonably be expected to cause a Material Adverse Effect.

5.13  Subsidiaries; Equity Interests.  Set forth on Schedule 5.13 is a complete and accurate list as of the Second Restatement Date of, and an organization chart showing, all the direct and indirect Subsidiaries of the Company, indicating the jurisdiction of incorporation of each Subsidiary, showing the percentage and manner of ownership of the outstanding Equity Interests in each Subsidiary and identifying each Borrower and each other Loan Party as such.   All of the Loan Parties (other than the Company) are wholly-owned by the Company.  To the Borrowers’ knowledge, all of the outstanding Equity Interests of each Subsidiary have been validly issued and fully paid and are nonassessable.

5.14  Margin Regulations; Investment Company Act.  (a)  The proceeds of the borrowings made hereunder will be used by the Company and the other Borrowers only for the purposes expressly authorized herein.  None of such proceeds will be used, directly or indirectly, for any purpose which violates or which would be inconsistent with Regulation U (12 CFR Part 221) or Regulation X (12 CFR Part 224) of the FRB.  Neither the Company nor any of the other Borrowers nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the FRB or to violate the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the Closing Date.

(b)  No Loan Party nor any Person Controlling the Company or any Subsidiary is an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. § 80a-1, et seq.).  The application of the proceeds of the Loans and repayment thereof by the Loan Parties and the performance by the Loan Parties of the transactions contemplated by the Loan Documents will not violate any provision of said Act, or any rule, regulation or order issued by the SEC thereunder, in each case as in effect on the Closing Date.

5.15  Disclosure.  Neither the Information Memorandum nor any report, financial statement, certificate or other written or formally presented information furnished by or on behalf of the Loan Parties to any Agent, the Arranger or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case taken as a whole and as modified or supplemented by other information so furnished) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, each Borrower represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable, but that no representation is being made as to their ultimate accuracy.

5.16  Compliance with Laws.  Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its Subsidiaries are in compliance with all laws, rules, regulations and orders applicable to any of them or any of their respective properties.

5.17  Intellectual Property; Licenses, Etc.  Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and except for matters disclosed in Schedule 5.06, (a) the Company and each of its Subsidiaries own, or possess the right to use, all licenses, permits, franchises, patents, copyrights, trademarks, tradenames or rights thereto necessary for the conduct of its business substantially as now conducted and as presently proposed to be conducted, without conflict with the rights of other Persons, and (b) neither the Company nor any of its Subsidiaries infringe upon or are in violation of any valid rights of others with respect to any of the foregoing.  No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Company, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.18  Labor Matters.    There are no strikes, lockouts or slowdowns against the Company or any Subsidiary pending or, to the knowledge of the Company, threatened.  Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect:  (a) the hours worked by and payments made to employees of the Company and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters; (b) all payments due from the Company or any Subsidiary, or for which any claim may be made against the Company or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Company or such Subsidiary; and (c) the consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Company or any Subsidiary is bound.

5.19  OFAC Compliance.  Neither the Company nor any Subsidiary is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001), and/or any other list maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders or otherwise subject to sanction under an OFAC implemented regulation.

5.20  Representations as to Foreign Loan Parties.  The Company, on behalf of each Foreign Loan Party, and each Foreign Borrower, on behalf of itself, represents and warrants to the Agents, the Lenders and the L/C Issuers that:

(a)  Such Foreign Loan Party is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Borrower, the “Applicable Foreign Loan Party Documents”), and the execution, delivery and performance by such Foreign Loan Party of the Applicable Foreign Party Documents constitute and will constitute private and commercial acts and not public or governmental acts.  Neither such Foreign Loan Party nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Loan Party is organized and existing in respect of its obligations under the Applicable Foreign Loan Party Documents.

(b)  The Applicable Foreign Loan Party Documents are in proper legal form under the Laws of the jurisdiction in which such Foreign Loan Party is organized and existing for the enforcement thereof against such Foreign Loan Party under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Loan Party Documents.  It is not necessary, in order to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Loan Party Documents, that the Applicable Foreign Loan Party Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Loan Party is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Loan Party Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Loan Party Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.

(c)  The execution, delivery and performance of the Applicable Foreign Loan Party Documents executed by such Foreign Loan Party are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Loan Party is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

5.21  Solvency.  Immediately after the consummation of the Transactions to occur on the Closing Date, including the making of each Loan to be made on the Closing Date and the application of the proceeds of such Loans, and after giving effect to the rights of subrogation and contribution under the Guarantee Agreement, each Loan Party will satisfy each of the requirements set forth in the definition of the term “Solvency” and will otherwise be solvent under the Laws of its jurisdiction of formation.

5.22  Collateral Matters.  (a)  The Domestic Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral (as defined therein) and (i) when the Collateral (as defined therein) constituting certificated securities (as defined in the Uniform Commercial Code) is delivered to the Administrative Agent, together with instruments of transfer duly endorsed in blank, the security interest created under the Domestic Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the pledgors thereunder in such Collateral, prior and superior in right to any other Person, and (ii) when financing statements in appropriate form are filed in the applicable filing offices, the security interest created under the Domestic Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Domestic Loan Parties in the remaining Collateral (as defined therein) to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, prior and superior to the rights of any other Person, except for rights secured by Liens permitted by Section 7.01.

(b)  Each Domestic Mortgage, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in all the applicable mortgagor’s right, title and interest in and to the Mortgaged Properties subject thereto and the proceeds thereof, and when the Domestic Mortgages have been filed in the jurisdictions specified therein, the Domestic Mortgages will constitute a fully perfected security interest in all right, title and interest of the mortgagors in the Mortgaged Properties and the proceeds thereof, prior and superior in right to any other Person, but subject to Liens permitted by Section 7.01.

(c)  Upon the recordation of the Domestic Collateral Agreement (or a short-form version thereof) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and the filing of the financing statements referred to in subsection (a) above, the security interest created under the Domestic Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Domestic Loan Parties in the Intellectual Property (as defined in the Domestic Collateral Agreement) in which a security interest may be perfected by filing in the United States of America, in each case prior and superior in right to any other Person, but subject to Liens permitted by Section 7.01 (it being understood that subsequent recordings in the United States Patent and Trademark Office or the United States Copyright Office may be necessary to perfect a security interest in such Intellectual Property acquired by the Domestic Loan Parties after the First Restatement Effective Date).

(d)  Each Security Document, other than any Security Document referred to in the preceding subsections of this Section 5.22, upon execution and delivery thereof by the parties thereto and the making of the filings and taking of the other actions provided for therein, will be effective under applicable law to create in favor of the Administrative Agent, for the benefit of the secured parties specified therein, a valid and enforceable security interest in the Collateral subject thereto.

ARTICLE VI.
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Loan Document Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Company shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03, 6.13 and 6.14) cause each Subsidiary to:

6.01  Financial Statements, Etc.  Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent:

(a)  as soon as available, but in any event within 90 days (or such earlier date as the Company is required to file with the SEC its annual report on Form 10-K for such fiscal year) after the end of each fiscal year of the Company, a consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated and consolidating statements of income, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited, it being understood that such consolidated statements may be provided in the form of a copy of the Company’s Form 10-K as filed with the SEC, and accompanied by (i) a report and opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or subject to any qualification or exception as to the scope of such audit to which the Required Lenders reasonably object, and (ii) an attestation report of such Registered Public Accounting Firm as to the Company’s internal controls pursuant to Section 404 of Sarbanes-Oxley, expressing a conclusion which does not have or could not reasonably be expected to have (individually or in the aggregate) a negative impact on the Company’s consolidated financial statements in excess of the Threshold Amount to which the Required Lenders reasonably object, and such consolidating statements to be certified by a Responsible Officer of the Company to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Company and its Subsidiaries;

(b)  as soon as available, but in any event within 45 days (or within 10 days after such earlier date as the Company is required to file with the SEC its quarterly report on Form 10-Q for such fiscal quarter) after the end of each of the first three fiscal quarters of each fiscal year of the Company, a consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Company’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, it being understood that such consolidated statements may be provided in the form of a copy of the Company’s Form 10-Q as filed with the SEC, and such consolidated statements to be certified by a Responsible Officer of the Company as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, and such consolidating statements to be certified by a Responsible Officer of the Company to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Company and its Subsidiaries;

(c)  as soon as available, but in any event within 75 days after the commencement of each fiscal year of the Company, an annual forecast prepared by management of the Company, in form reasonably satisfactory to the Administrative Agent, of consolidated balance sheets and statements of income and cash flows of the Company and its Subsidiaries on a quarterly basis for such fiscal year (including the fiscal year in which the Maturity Date occurs); and

(d)  within 45 days after the commencement of each fiscal quarter of the Company, a certificate of a Responsible Officer of the Company setting forth (i) all Equity Interests or Indebtedness (other than intercompany Indebtedness that is evidenced by one or more promissory notes that have been delivered to the Administrative Agent) owned by any Loan Party, (ii) all Intellectual Property owned by any Loan Party and (iii) all commercial tort claims in respect of which a complaint or a counterclaim has been filed by any Loan Party and that, in each case, have not been previously set forth on either the applicable schedule to the Domestic Collateral Agreement or any other Security Document or a certificate previously delivered pursuant to this subclause.

6.02  Certificates; Other Information.  Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent:

(a)  concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and 6.01(b), a duly completed Compliance Certificate signed by a Responsible Officer of the Company (which Compliance Certificate shall (i) provide a reconciliation of the financial items set forth therein (which shall be determined excluding the Excluded Subsidiaries) and such items determined on a consolidated basis for the Company (including the Excluded Subsidiaries), (ii) if any change in GAAP or in the application thereof has occurred since the date of the consolidated balance sheet of the Company most recently theretofore delivered under such Sections (or, prior to the first such delivery, the date of the most recent consolidated balance sheet included in the Audited Financial Statements), specify such change and the effect thereof on the accompanying financial statements, (iii) state the aggregate amount of precious, semi-precious and other metals held by the Company and its Subsidiaries under leases, consignment agreements and similar arrangements as of the last day of the most recently ended fiscal quarter of the Company covered by such financial statements (setting forth such aggregate amount for each metal type), together with the aggregate amount of the accounts receivable subject to the Liens of the type described in Section 7.02(k), (iv) set forth the aggregate fair value of cash and other property on deposit in, or credited to, each deposit account of each Domestic Loan Party as of the last day of the most recently ended fiscal quarter of the Company covered by such financial statements and (v) state that all notices required to be provided under Sections 6.13 and 6.14, and all periodic schedules of assets required to be provided under the Security Documents, have been provided);

(b)  promptly after any request by any Agent or Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Company by independent accountants in connection with the accounts or books of the Company or any Subsidiary, or any audit of any of them;

(c)  promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d)  promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities, if any, of any Loan Party pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Administrative Agent pursuant to Section 6.01 or any other clause of this Section 6.02;

(e)  promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;

(f)  as soon as possible and in any event within five days after a Responsible Officer knows or has reason to know that the Company or any Subsidiary intends to discontinue any line of business generating net revenues in excess of 10% of the Company’s consolidated net revenues for the most recently completed fiscal year, a certificate of a Responsible Officer setting forth details as to such discontinuance and describing the effect of such discontinuance on the financial condition, properties and operations of the Company and its Subsidiaries;

(g)  promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary, or compliance with the terms of the Loan Documents, as any Agent or Lender may from time to time reasonably request;

(h)  promptly after the same is available after the end of any fiscal month of the Company ending after the Second Restatement Effective Date, but in any event within 15 Business Days after the end of each such fiscal month, a certificate of a Responsible Officer of the Company setting forth the aggregate amount of Unrestricted Cash as of the end of such fiscal month, specifying the portion of such aggregate amount that is owned by the Company and each Subsidiary (including FRE and its wholly owned Subsidiaries);

(i)  promptly after the same is available, but in any event within 15 Business Days  after the end of each fiscal month of the Company, a duly completed Borrowing Base Certificate, setting forth the Borrowing Base as of the end of such fiscal month; and

(j)  on Friday of each week (or, if such day is not a Business Day, on the first Business Day thereafter), a certificate of a Responsible Officer setting forth the Company’s projected consolidated cash position for the succeeding 13 weeks.

Documents required to be delivered pursuant to Section 6.01(a), 6.01(b) or 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto, on the Company’s principal publicly accessible website on the Internet or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and Agent have access (whether a commercial, third-party website or a website sponsored by the Administrative Agent); provided that (i) the Company shall deliver paper copies of such documents to any Agent or Lender that requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by such Agent or Lender and (ii) the Company shall notify each Agent and Lender of the posting of any such documents and, if requested by the Administrative Agent, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Each Borrower hereby acknowledges that the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of such Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”).  The Information supplied pursuant hereto shall be subject to the confidentiality provisions of Section 10.07.

6.03  Notices.  Promptly notify the Administrative Agent and each Lender of:

(a)  the occurrence of any Default;

(b)  any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary, (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws;

(c)  the occurrence of any ERISA Event;

(d)  the occurrence of any Internal Control Event;

(e)  any announcement by Moody’s or S&P of any change or possible change in a Debt Rating of the Company, if any; and

(f)  any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking or expropriation of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto.  Each notice pursuant to subsection (a) above shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04  Payment of Obligations.  Pay and discharge as the same shall become due and payable all of its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company and its Subsidiaries on a consolidated basis, (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company and its Subsidiaries on a consolidated basis and so long as no foreclosure or other similar proceedings shall have been commenced against such property (the foregoing clause related to foreclosure or other similar proceedings shall not apply to foreclosure or other similar proceedings against precious, semi-precious or other metal under leases, consignments or similar arrangements relating to the same) and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company and its Subsidiaries on a consolidated basis and so long as no Event of Default under Section 8.01(e) or 8.01(h) exists with respect thereto.

6.05  Preservation of Existence, Etc.  (a)  Preserve and maintain (i) all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii) its corporate or other legal existence and good standing in the jurisdiction of its incorporation or organization, except, in the case of any Subsidiary that is not a Loan Party, to the extent the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (b) qualify and remain qualified as a foreign corporation in each jurisdiction referred to in Section 5.01; provided that this Section 6.05 shall not apply to any action permitted under Section 7.04 or 7.05.

6.06  Maintenance of Properties.  Maintain and preserve all of its material properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, casualty covered by insurance and ordinary wear and tear excepted.

6.07  Maintenance of Insurance.  Maintain insurance with financially sound and reputable insurance companies or associations, in each case not Affiliates of the Company, with respect to its properties and business in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

6.08  Compliance with Laws.  Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.09  Books and Records.  Keep accurate records and books of record and account, in which complete, true and correct entries in conformity with GAAP consistently applied shall be made, reflecting all material financial transactions of the Company and its Subsidiaries.  Keep accurate records and books of account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Company or such Subsidiary, as the case may be.

6.10  Inspection Rights.  Permit representatives and independent contractors of each Agent and Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom (with respect to financial, SEC and other similar information), and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, that when an Event of Default exists any Agent or Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

6.11  Use of Proceeds.  Use the proceeds of (a) the Credit Extensions made on the Closing Date solely for the purposes, and in the manner, set forth in the preliminary statement to this Agreement and (b) the Credit Extensions made after the Closing Date solely for general corporate purposes of the Company and its Subsidiaries not in contravention of any Law or of any Loan Document.

6.12  Approvals and Authorizations.  Maintain all authorizations, consents, approvals and licenses from, exemptions of, and filings and registrations with, each Governmental Authority required in any jurisdiction in which any Foreign Borrower or any other Loan Party is organized and existing and that, in each case, are required in connection with the Loan Documents.

6.13  Additional Subsidiary Guarantors.  Notify the Administrative Agent at the time that any Person meets the criteria set forth in clause (b) or (c) of the definition of the term “Subsidiary Guarantor” and promptly thereafter (and in any event within 30 days or such longer period as may be agreed to by the Administrative Agent) cause the Collateral and Guarantee Requirement with respect to such Person to be satisfied.  Notwithstanding the foregoing, the Company may designate a Subsidiary not meeting the criteria set forth in clause (b) or (c) of the definition of the term “Subsidiary Guarantor” as a Subsidiary Guarantor; provided that (i) the Collateral and Guarantee Requirement with respect to such Subsidiary shall have been, or concurrently therewith shall be, satisfied, (ii) the Administrative Agent shall be reasonably satisfied that performance by such Subsidiary of its obligations under the Guarantee Agreement and the Security Documents to which such Subsidiary would be a party is not subject to any prior approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority, or to any Law materially impeding the ability of such Subsidiary to perform its obligations under the Guarantee Agreement and such Security Documents and (iii) the Company shall have delivered a certificate of a Responsible Officer of the Company to the effect that, after giving effect to any such designation and such Subsidiary becoming a Loan Party hereunder, the representations and warranties set forth in this Agreement and the other Loan Documents as to such Subsidiary shall be true and correct and no Default shall occur or be continuing.

6.14  Information Regarding Collateral.  (a)  Notify the Administrative Agent, prior to the effectiveness of any such change, of any change in (i) the legal name of any Loan Party, as set forth in its organizational documents, (ii) the jurisdiction of organization or the form of organization of any Loan Party (including as a result of any merger or consolidation), (iii) the location of the chief executive office of any Loan Party or (iv) the organizational identification number, if any, or, with respect to any Domestic Loan Party organized under the laws of a jurisdiction that requires such information to be set forth on the face of a Uniform Commercial Code financing statement, the Federal Taxpayer Identification Number of such Loan Party.  The Company agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.

(b)  Notify the Administrative Agent promptly of (i) the acquisition by any Loan Party of, or any real property otherwise becoming, a Mortgaged Property after the First Restatement Effective Date and (ii) the acquisition by any Loan Party of any other material assets after the First Restatement Effective Date, other than any assets constituting Collateral under the Security Documents in which the Administrative Agent shall have a valid, legal and perfected security interest (with the priority contemplated by the applicable Security Document) upon the acquisition thereof.

6.15   Further Assurances. (a)  In the case of the Company and the other Loan Parties, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law, or that the Administrative Agent may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied at all times or otherwise to effectuate the provisions of the Loan Documents, all at the expense of the Loan Parties.  The Company will provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b)  In the case of the Company and the other Loan Parties, not make changes to their cash management systems and practices that would have the effect of reducing in any material respect the proportion of their cash and cash equivalents held in accounts required to be subject to account control agreements under the definition of “Collateral and Guarantee Requirement”.

6.16  Certain Post-First Restatement Effective Date Collateral Obligations.  In the case of the Company and the other Loan Parties, as promptly as practicable, and in any event within 45 days (or such longer period as may be agreed to by the Administrative Agent), after the First Restatement Effective Date, deliver all documents, financing statements, agreements and instruments, and take all other actions, that would be required to be delivered or taken in order for the Collateral and Guarantee Requirement to have been satisfied as of the First Restatement Effective Date and that were not so delivered or taken in reliance on Section 3(e) of the First Amendment Agreement, except to the extent otherwise agreed by the Administrative Agent pursuant to its authority as set forth in the definition of the term “Collateral and Guarantee Requirement”.

ARTICLE VII.
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Loan Document Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding, the Company shall not, nor shall it permit any Subsidiary to, directly or indirectly:

7.01  Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)  Liens pursuant to any Loan Document;

(b)  Liens existing on the Closing Date and listed on Schedule 7.01(b), and any extensions or renewals thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as permitted by Section 7.03(b), (iii) the direct or any contingent obligor with respect thereto is not changed and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);

(c)  Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)  carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(e)  pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f)  deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g)  easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h)  Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(i)  Liens securing Indebtedness permitted under Section 7.03(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

(j)  Liens securing Indebtedness of a Subsidiary to the Company or any other Domestic Loan Party permitted under Section 7.03(g);

(k)  [Reserved];

(l)  Liens granted to suppliers of precious, semi-precious, or other metals pursuant to leases, consignment agreements or similar arrangements for such metals entered into by the Company or any Subsidiary in the ordinary course of business, provided that (i) such Liens attach only to the precious, semi-precious, or other metals subject to such leases, agreements or arrangements (and the proceeds thereof, other than proceeds of any goods containing such metals) or the accounts receivable arising from the sale of any goods containing any metals that are or were subject to such leases, agreements or arrangements, but only to the extent that such accounts receivable are attributable to the value of such metals embedded in such goods, and (ii) such Liens in existence on the Closing Date are listed on Schedule 7.01(l);

(m)  other Liens securing obligations, other than Indebtedness for Money Borrowed, in an aggregate amount not to exceed $10,000,000 at any time outstanding; provided such Liens do not attach to all or substantially all of the assets of any Loan Party;

(n)  Permitted Refinancing Indebtedness Liens; and

(o)  banker’s liens, rights of setoff or similar rights as to deposit accounts maintained with depository institutions; provided that such deposit accounts are not established for the purpose of providing collateral for any Indebtedness and are not subject to restrictions on access by the Company or or any Subsidiary in excess of those required by applicable banking regulations.

7.02  Investments.  Make or acquire any Investments, except:

(a)  Investments held by the Company or such Subsidiary in the form of (i) cash, (ii) direct obligations of the United States or any agency thereof with maturities of one year or less from the date of acquisition, (iii) commercial paper of a domestic issuer rated at least “A-1” by S&P or “P1” by Moody’s, (iv) certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank having capital and surplus in excess of $100,000,000, (v) money market funds rated at least A-1 by S&P or P-1 by Moody’s which offer daily purchase and redemption privileges or (vi) in the case of any Foreign Subsidiary, other short-term investments that are analogous to the foregoing and are utilized by such Foreign Subsidiary in accordance with normal investment practices for cash management purposes;

(b)  advances to officers, directors and employees of the Company and Subsidiaries, in an aggregate amount not to exceed $250,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(c)  Investments in the Company or any Subsidiary existing on the Closing Date and set forth on Schedule 7.02(c);

(d)  Investments resulting from Investment Transfers:

(i)  by any Domestic Loan Party to any other Domestic Loan Party;

(ii)  of Equity Interests in any Foreign Subsidiary or in any Domestic Holding Company by (A) any Domestic Subsidiary to any Loan Party (other than any Sonion Loan Party) and (B) any Foreign Subsidiary (i) if such Foreign Subsidiary is a Sonion Loan Party, to any other Loan Party and (ii) otherwise, to any Loan Party (other than any Sonion Loan Party);

(iii)  by any Foreign Loan Party (A) if such Foreign Loan Party is a Non-Restricted Foreign Loan Party, to (x) any other Non-Restricted Loan Party or (y) any Restricted Foreign Loan Party that is a Borrower so long as such Investment Transfer to such Borrower is made for the purpose of enabling such Borrower to repay or prepay its obligations hereunder and consists of cash and cash equivalents, and provided that such Borrower promptly uses all the proceeds thereof for such purpose, (B) if such Foreign Loan Party is a Restricted Foreign Loan Party, to (x) any other Loan Party (other than any Sonion Loan Party) or (y) any Sonion Loan Party that is a Borrower so long as such Investment Transfer to such Sonion Loan Party is made for the purpose of enabling such Sonion Loan Party to repay or prepay its obligations hereunder and consists of cash and cash equivalents, and provided that such Sonion Loan Party promptly uses all the proceeds thereof for such purpose, and (C) if such Foreign Loan Party is a Sonion Loan Party, to any other Loan Party (in each case under this clause (iii), other than Investments resulting from Dispositions of the Equity Interests in a Domestic Loan Party to a Foreign Loan Party);

(iv)  by any Domestic Subsidiary that is not a Domestic Loan Party to the Company or any wholly-owned Domestic Subsidiary;

(v)  by any Foreign Subsidiary that is not a Foreign Loan Party to the Company or any wholly-owned Subsidiary (other than Investments resulting from Dispositions of Equity Interests in a Domestic Subsidiary to a Foreign Subsidiary); and

(vi)  by any Loan Party to any Subsidiary that is not a Domestic Loan Party, provided that the aggregate amount of all Investments made in reliance on this clause (vi) in any fiscal year shall not, after giving effect to such Investment, exceed an amount equal to 5% of Consolidated Total Assets, determined as of the end of the then most recent fiscal quarter of the Company with respect to which the Administrative Agent shall have received financial statements referred to in Section 5.05(a) or delivered pursuant to Section 6.01(a) or 6.01(b);

provided that (A) the net book value of plant, property and equipment directly owned by the Company or any Domestic Subsidiary and directly or indirectly transferred to the Foreign Subsidiaries in reliance on this clause (d) shall not exceed $15,000,000 in the aggregate since the Closing Date and (B) all Investments in the form of Indebtedness shall be subject to clauses (ii) and (iii) of Section 7.03(g);

(e)  Investments resulting from Dispositions by any of AMI Doduco (PR), LLC and AMI Doduco, Inc. to AMI Doduco (Mexico), S. de R.L. de C.V. or any other Foreign Subsidiary organized in Mexico of the operating assets owned by it on the Closing Date or subsequently acquired in the ordinary course of business;

(f)  Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(g)  Guarantees of obligations of any Subsidiary under any lease, consignment agreement or similar arrangement for precious, semi-precious or other metals that are entered into by such Subsidiary in the ordinary course of business;

(h)  Guarantees permitted by Section 7.03(c);

(i)  [Reserved];

(j)  Investments arising out of the assumption of Indebtedness permitted under Section 7.03(i);

(k)  other Investments not exceeding $5,000,000 in the aggregate in any fiscal year of the Company;

(l)  in the event that, as a result of any Scheduled Disposition, any Person shall cease to be a Subsidiary of the Company but the Company or any of its Subsidiaries shall retain any Equity Interests in such Person, Investments in the Equity Interests in such Person resulting solely from the consummation of such Scheduled Disposition;

(m)  in connection with any Scheduled Disposition, Investments resulting from the transfer, cancellation or forgiveness by the Company or any of its Subsidiaries of any intercompany loan or advance theretofore owed by, or owed to, any Person that, as a result of such Scheduled Disposition, shall cease to be a Subsidiary of the Company;

(n)  Investments by the Company or any Subsidiary in any Subsidiary that is a Primary Revolving Borrower or a Singapore Revolving Borrower made with the proceeds of the issuance of the Permitted Convertible Notes to permit such Subsidiary to make any prepayment required to be made by it under Section 2.06(b)(i) or 7.03(l); and

(o)  Investments in the form of the Permitted Call Spread Hedge Swap Contracts.

Any Investment permitted to be made in any Person under clause (d) above (a “Permitted Investee”) may be effected by means of one or more intermediate transfers of assets through Persons that are not Permitted Investees, provided that such Investment and all such intermediate transfers occur substantially simultaneously and, after giving effect thereto, the Investment is solely an Investment in the Permitted Investee and not in any such intermediate transferor or transferee.

7.03  Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness, except:

(a)  Indebtedness under the Loan Documents;

(b)  Indebtedness outstanding on the Closing Date and set forth on Schedule 7.03(b), and any refinancings, refundings, renewals or extensions thereof, provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to accrued, but unpaid, interest thereon, a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (ii) the direct or any contingent obligor with respect thereto is not changed and (iii) the final maturity thereof and the weighted average life to maturity thereof is no shorter than that of the Indebtedness being refinanced, refunded, renewed or extended;

(c)  unsecured Guarantees of Indebtedness of the Excluded Subsidiaries in an aggregate principal amount at any time outstanding not to exceed $5,000,000;

(d)  obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of debt securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(e)  Indebtedness in respect of Capital Leases (including Capital Leases arising from the Specified Sale-Leaseback Transaction), Synthetic Leases and purchase money obligations for fixed or capital assets; provided, however, that the aggregate amount of all such Indebtedness (other than any such Indebtedness in the form of Capital Leases arising from the Specified Sale-Leaseback Transaction) at any time outstanding shall not exceed $10,000,000;

(f)  unsecured Indebtedness, in an aggregate principal amount at any time outstanding not to exceed $50,000,000, of the Company and the other Domestic Loan Parties that is subordinated to the Loan Documents Obligations on written terms approved in writing by the Administrative Agent;

(g)  Indebtedness of the Company or any of its Subsidiaries owed to the Company or any of its Subsidiaries; provided that (i) such Indebtedness shall be subject to Section 7.02, (ii) in the case of Indebtedness of the Company or any of its Subsidiaries owed to Subsidiaries that are not Domestic Loan Parties, such Indebtedness is unsecured and (iii) in the case of Indebtedness of any Loan Party, such Indebtedness is subordinated to the Loan Documents Obligations on written terms satisfactory to the Administrative Agent;

(h)  Guarantees by the Company of any Indebtedness of a Subsidiary or by any Subsidiary of any Indebtedness of the Company or any other Subsidiary, other than, in each case, Guarantees of any Indebtedness referred to in Section 7.03(b), 7.03(f) or 7.03(i); provided that (i) any such Guarantees shall be subject to Section 7.02 and (ii) any such Guarantees by a Subsidiary that is not a Loan Party of Indebtedness referred to in Section 7.03(m) shall be subject to the limitation set forth in the proviso of such Section;

(i)  any unsecured intercompany Indebtedness of a Foreign Loan Party assumed by a Foreign Subsidiary that is not a Foreign Loan Party and any unsecured intercompany Indebtedness of a Foreign Subsidiary that is not a Foreign Loan Party assumed by another Foreign Subsidiary that is not a Foreign Loan Party;

(j)  Indebtedness owed in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing-house transfers of funds;

(k)  [Reserved];

(l)  Indebtedness under the Permitted Convertible Notes in an aggregate principal amount not to exceed $60,000,000 at any time outstanding; provided that, substantially concurrently with the issuance of the Permitted Convertible Notes, the Primary Revolving Borrowers shall apply all the Net Proceeds thereof (net of any portion thereof applied to enter into the Permitted Call Spread Hedge Swap Contracts) to prepay, in accordance with Section 2.05(a) or 2.05(b), as applicable, Committed Primary Revolving Loans and Swing Line Loans outstanding at such time;

(m)  unsecured Indebtedness of the Company and its Subsidiaries in an aggregate principal amount not to exceed $10,000,000 at any time outstanding; provided that, in the case of Subsidiaries that are not Loan Parties, the aggregate principal amount of all such Indebtedness shall not exceed $5,000,000 at any time outstanding;

(n)  unsecured Indebtedness of the Company and its Subsidiaries owed to the Excluded Subsidiaries in an aggregate principal amount not to exceed $25,000,000 at any time outstanding;

(o)  Indebtedness in respect of the Permitted Call Spread Hedge Swap Contracts; and

(p)  Permitted Refinancing Indebtedness.

7.04  Fundamental Changes.  Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, or amend, modify or terminate any of its Organization Documents, except that, so long as no Default exists or would result therefrom:

(a)  (i) any Domestic Subsidiary may merge with the Company or any other Domestic Subsidiary, provided that (A) in the case of any such merger involving the Company, the Company shall be the surviving Person and (B) in the case of any such merger involving a Domestic Loan Party other than the Company, the surviving Person shall be a Domestic Loan Party, (ii) any Foreign Subsidiary that is not a Loan Party may merge or consolidate with any other Foreign Subsidiary that is not a Loan Party, provided that, in the case of any such merger or consolidation involving a Foreign Subsidiary that is a Subsidiary of a Non-Restricted Foreign Loan Party, the surviving or resulting Person shall be a Subsidiary of a Non-Restricted Foreign Loan Party (and shall not (unless such Foreign Subsidiary is a Subsidiary of a Restricted Loan Party) be a Subsidiary of a Restricted Loan Party) and (iii) any Foreign Loan Party may merge or consolidate with any other Foreign Subsidiary so long as the surviving or resulting Person is a Foreign Loan Party, provided that (A) in the case of any such merger or consolidation involving a Borrower, such Borrower shall be the surviving or resulting Person, (B) in the case of any such merger or consolidation involving a Non-Restricted Foreign Loan Party, the surviving or resulting Person shall be a Non-Restricted Foreign Loan Party and (C) unless each party to such merger or consolidation is a Sonion Loan Party, the surviving or resulting Person shall not be a Sonion Loan Party; provided, in each case, that any Investment resulting from any such merger or consolidation shall be permitted under Section 7.02;

(b)  any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution or otherwise) to the extent permitted under Section 7.05; and

(c)  the Company and the Subsidiaries may amend or modify their Organization Documents in a manner that is not adverse in any material respect to the interests of the Lenders.

7.05  Dispositions.  Make any Disposition or enter into any agreement to make any Disposition, except:

(a)  Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b)  Dispositions of inventory in the ordinary course of business;

(c)  Dispositions of cash and cash equivalents in the ordinary course of business (including as a result of making any payment required to be made under, or in respect of, retirement plans or other employee benefit plans of the Company and its Subsidiaries and satisfying other monetary obligations of the Company and its Subsidiaries permitted to be incurred and outstanding under this Agreement);

(d)  Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(e)  Investment Transfers described in, and permitted by, clauses (i) through (vi) of Section 7.02(d) (but subject to the proviso at the end of Section 7.02(d)) or Section 7.02(e);

(f)  (i) Dispositions of property pursuant to the Specified Sale-Leaseback Transaction and (ii) Dispositions of property pursuant to other sale-leaseback transactions, provided that (A) each such Disposition shall be made in an arm’s length transaction for fair market value, as determined by the board of directors of the Company, and for 100% cash consideration and (B) the higher of the book value or fair value of all property Disposed in reliance on clause (f)(ii) shall not exceed $10,000,000 since the Closing Date;

(g)  leases and licenses in the ordinary course of business consistent with past practices, provided such leases and licenses are not for all or substantially all of the Company’s or such Subsidiary’s property;

(h)  Dispositions (other than to the Company or any Subsidiary) of real or personal property, including Equity Interests, in arm’s length transactions for fair market value and at least 90% cash consideration, provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition and (ii) after giving effect to any disposition of Equity Interests, each Subsidiary that is a Loan Party shall be a wholly-owned Subsidiary; provided further that the Specified Sale-Leaseback Transaction may only be made pursuant to clause (f) above and not pursuant to this clause (h);

(i)  each Scheduled Disposition in arm’s length transaction for fair market value, as determined by the board of directors of the Company, and 100% cash consideration; provided that (i) in the event the board of directors of the Company shall have obtained, in connection with such Scheduled Disposition, a fairness opinion with respect thereto, a copy of such fairness opinion shall have been provided to the Administrative Agent and (ii) following the consummation of such Scheduled Disposition, neither the Company nor any of its Subsidiaries shall Guarantee any obligations under any metals lease, or any other payment obligations, of any Person that shall have ceased to be a Subsidiary as a result of such Scheduled Disposition;

(j)  transfers described in, and permitted by, Section 7.02(m); and

(k)  cash dividends described in, and permitted by, Section 7.06(a)(iii).

Any Disposition permitted to be made to any Person under clause (e) above (a “Permitted Transferee”) may be effected by means of one or more intermediate transfers of assets through Persons who are not Permitted Transferees, provided that such Disposition and all such intermediate transfers occur substantially simultaneously and, after giving effect thereto, the assets disposed of in such Disposition are assets of the Permitted Transferee and not of any such intermediate transferor or transferee.

7.06  Restricted Payments; Certain Equity Issuances.  (a)  Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Event of Default shall have occurred and be continuing at the time of any action described below or would reasonably be expected to result therefrom:

(i)  any Subsidiary may declare and make Restricted Payments with respect to its capital stock, partnership or membership interests or other similar Equity Interests, ratably to the holders of such Equity Interests;

(ii)  the Company and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(iii)  the Company may declare or pay cash dividends approved by its Board of Directors from time to time to its stockholders in an aggregate amount not exceeding, in any fiscal year, $5,000,000 plus the Conversion Adjustment Amount for such fiscal year; provided that (A) in the case of any such cash dividend declared or paid after October 31, 2011, at the time of any such declaration or payment and at the end of each of the two most recent fiscal quarters for which financial statements shall then have been delivered pursuant to Section 6.01(a) or 6.01(b), the ratio of (x) Consolidated Total Funded Debt (giving pro forma effect to any Indebtedness incurred in connection with such payment) to (y) Consolidated EBITDA for the four consecutive fiscal quarters then ended or then most recently ended (and for which financial statements have been delivered to the Administrative Agent pursuant to Section 6.01(a) or 6.01(b)), shall be less than or equal to 2.50 to 1.00, (B) at the time of any such declaration or payment of a cash dividend, the Company reasonably believes that no Default or Event of Default would reasonably be expected to exist as of the end of the fiscal quarter in which such cash dividend is declared or paid and (C) the aggregate amount of the quarterly cash dividends declared and paid by the Company pursuant to this clause (iii) in respect of its fiscal quarter ending on or about September 30, 2011 may not exceed $1,250,000; and

(iv)  the Company may enter into, and perform its obligations under, the Permitted Call Spread Hedge Swap Contracts.

(b)  Issue (i) in the case of the Company, any Disqualified Capital Stock, provided that the Company may issue Disqualified Capital Stock for 100% cash consideration so long as the Net Proceeds thereof are applied in accordance with Section 2.05(d), and (ii) in the case of any Subsidiary, any Equity Interests, provided that any Subsidiary may (A) issue director’s qualifying shares and other nominal amounts of Equity Interests that are required to be held by Persons other than the Company and its Subsidiaries under applicable Laws, (B) issue Equity Interests to the Company or any of its Subsidiaries and (C) issue and sell other Equity Interests for fair market value in cash (as determined by the Board for any sale in excess of $5,000,000), so long as, after giving effect thereto, (A) the Company retains, directly or indirectly, at least 51% of the Voting Equity Interests and 51% of the Equity Interests in such Subsidiary and (B) each Subsidiary that is a Loan Party shall be a wholly owned Subsidiary; provided that, in the case of any issuance of Equity Interests by a Subsidiary, any Investment resulting therefrom shall be permitted under Section 7.02 and any Disposition resulting therefrom shall be permitted under Section 7.05.

7.07  Change in Nature of Business.  (a)  Engage in any material line of business substantially different from those lines of business conducted by the Company and its Subsidiaries on the Closing Date or any business substantially related or incidental thereto.

(b)  Except to the extent consistent with its ordinary course of business practice as in effect on the First Restatement Effective Date or not disadvantageous to the Lenders in any material respect, permit (i) any Subsidiary that is not a Loan Party or (ii) any Sonion Loan Party to own any trade receivables arising from the provision of goods or services by the Company or any of its Subsidiaries.

(c)  Permit any FRE Holding Company, other than any FRE Holding Company that is a Subsidiary Guarantor, (i) to engage in any business or activity other than the ownership of all the outstanding Equity Interests in its Subsidiaries and activities incidental thereto or (ii) own or acquire any assets (other than Equity Interests in its Subsidiaries, cash and Permitted Investments) or incur any liabilities (other than liabilities imposed by law, including liabilities in respect of Taxes, and other liabilities incidental to its existence and permitted activities).

7.08  Transactions with Affiliates.  Enter into any material transaction or transactions (either individually or in the aggregate) of any kind with any Affiliate of the Company (other than any Subsidiary), whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Company or such Subsidiary as would be obtainable by the Company or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate.  With respect to Subsidiaries that are not Domestic Loan Parties, enter into any material transaction or transactions (either individually or in the aggregate) of any kind with a Loan Party, whether or not in the ordinary course of business, other than (a) any transaction of a type expressly permitted under Article VII and (b) transactions on fair and reasonable terms substantially as favorable to such Loan Party as would be obtainable by such Loan Party at the time in a comparable arm’s length transaction.

7.09  Burdensome Agreements.  Enter into or permit to exist any Contractual Obligation (other than any Contractual Obligation set forth in the definitive documentation with respect to the Permitted Refinancing Indebtedness) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to any Loan Party or to otherwise transfer property to any Loan Party, (ii) of any Subsidiary to Guarantee the Indebtedness of any Loan Party or (iii) of the Company or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person to secure any Loan Documents Obligations, provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of (A) any holder of Indebtedness permitted under Section 7.03(e), solely to the extent such negative pledge relates to the property financed by or the subject of such Indebtedness, or (B) the beneficiary of any Lien referred to in Section 7.01(l), to the extent such negative pledge relates to the precious, semi-precious or other metals  subject thereto; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

7.10  Use of Proceeds.  Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation (including on the part of any Lender) of any of the regulations of the FRB, including Regulation U.

7.11  Financial Covenants.  (a)  Consolidated Fixed Charge Coverage Ratio.  Fail to maintain on a consolidated basis in accordance with GAAP, at the end of each fiscal quarter of the Company beginning with the fiscal quarter ending on June 27, 2008, a ratio of Consolidated EBITDA to Consolidated Fixed Charges for the four consecutive fiscal quarters ending on the last day of such fiscal quarter not less than (i) in the case of any fiscal quarter of the Company ending prior to the Second Restatement Effective Date, the ratio specified with respect to such fiscal quarter in this Agreement as in effect prior to the effectiveness of the Second Restatement Agreement and (ii) in the case of any fiscal quarter of the Company ending on or after the Second Restatement Effective Date, the ratio specified for such fiscal quarter in the table below:

Fiscal Quarter Ending On or About	Consolidated Fixed Charge Coverage Ratio
September 30, 2011	1.10 to 1:00
December 30, 2011	0.75 to 1.00
March 30, 2012	1.10 to 1.00
June 29, 2012 and thereafter	1.5 to 1.00

(b)  Consolidated Senior Secured Leverage Ratio.  Fail to maintain on a consolidated basis in accordance with GAAP, at the end of each fiscal quarter of the Company beginning with the fiscal quarter ending on June 27, 2008, a Consolidated Senior Secured Leverage Ratio not exceeding (i) in the case of any fiscal quarter of the Company ending prior to the Second Restatement Effective Date, the ratio specified with respect to such fiscal quarter in this Agreement as in effect prior to the effectiveness of the Second Restatement Agreement and (ii) in the case of any fiscal quarter of the Company ending on or after the Second Restatement Effective Date, the ratio specified for such fiscal quarter in the table below:

Fiscal Quarter Ending On or About	Consolidated Senior Secured Leverage Ratio
September 30, 2011	3.75 to 1.00
December 30, 2011	6.00 to 1.00
March 30, 2012	3.50 to 1.00
June 29, 2012	3.00 to 1.00
September 28, 2012	2.25 to 1.00
December 28, 2012	2.00 to 1.00

(c)  Minimum Consolidated EBITDA.  Permit the Consolidated EBITDA for any period of two consecutive fiscal quarters of the Company to be less than the amount specified below:

Period of Two Consecutive Fiscal Quarters Ending On or About	Minimum Consolidated EBITDA
September 30, 2011	$6,000,000
December 30, 2011	$8,250,000
March 30, 2012	$9,500,000
June 29, 2012	$13,500,000
September 28, 2012	$15,000,000
December 28, 2012	$15,500,000

In the event the Company shall complete any Specified Disposition, the covenant levels set forth in this Section 7.11(c) will be adjusted as provided in the Specified Dispositions Letter Agreement.

(d)  Unrestricted Cash.  Permit the aggregate amount of Unrestricted Cash at any time to be less than (i) in the event the Specified Sale-Leaseback Transaction shall have been consummated and the counterparty thereto shall be FRE or any of its wholly owned Subsidiaries, $15,000,000 less the aggregate principal amount of the Loans prepaid on account of the Specified Sale-Leaseback Transaction pursuant to Section 2.05(d) and (ii) otherwise, $15,000,000.

7.12  Capital Expenditures.  Make or become legally obligated to make any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations), except for capital expenditures in the ordinary course of business not exceeding in the aggregate (a) the sum of $50,000,000 and the Existing CapEx Carry-Over Amount, in the case of any such expenditures made during the fiscal year 2008, (b) $20,000,000, in the case of any such expenditures made during the fiscal year 2009, (c) $25,000,000, in the case of any such expenditures made during the fiscal year 2010, (d) $6,000,000, in the case of any such expenditures made during the first two fiscal quarters of fiscal year 2011, (e) $13,500,000, in the case of any such expenditures made during the last two fiscal quarters of fiscal year 2011, (f) $8,500,000, in the case of any such expenditures made during the first two fiscal quarters of fiscal year 2012, and (g) $10,000,000, in the case of any such expenditures made during the last two fiscal quarters of fiscal year 2012.

7.13  Leases.  Create, incur, assume, or suffer to exist any obligation as lessee for the rental or hire of any real or personal property, except (a) the Specified Sale-Leaseback Transaction, (b) Capital Leases and Synthetic Leases permitted by Section 7.03, (c) leases existing on the Closing Date and any extensions or renewals thereof disclosed on Schedule 7.13, (d) leases (other than Capital Leases) entered into by the Company and its Subsidiaries which do not in the aggregate require the Company and its Subsidiaries on a consolidated basis to make payments (including taxes, insurance, maintenance, and similar expense which the Company or any Subsidiary is required to pay under the terms of any lease) in any fiscal year of the Company in excess of $35,000,000, (e) leases among the Company and its Subsidiaries and (f) leases of precious, semi-precious, or other metals in the nature of consignment agreements for inventory in the ordinary course of business.

7.14  Hazardous Materials; Indemnification.  Use, generate, treat, store, release, dispose of or otherwise introduce any Hazardous Materials into or on any real property owned or leased by any of them and will not, and will not permit any Subsidiary to, cause, suffer, allow or permit anyone else to do so, except in material compliance with applicable Environmental Laws.  Each Domestic Borrower hereby agrees to indemnify, reimburse, defend and hold harmless each Agent, the Arranger, each Lender and their respective directors, officers, agents and employees (collectively, the “Indemnified Parties”) for, from and against all demands, liabilities, damages, costs, claims, suits, actions, legal or administrative proceedings, interest, losses, expenses and reasonable attorney’s fees (including any such fees and expenses incurred in enforcing this indemnity) asserted against, imposed on or incurred by any of the Indemnified Parties, directly or indirectly pursuant to or in connection with the application of any Environmental Law to acts or omissions occurring at any time on or in connection with any real estate owned or leased by the Company or any of its Subsidiaries or any business conducted thereon.  Each Foreign Borrower hereby agrees to indemnify, reimburse, defend and hold harmless the Indemnified Parties for, from and against all demands, liabilities, damages, costs, claims, suits, actions, legal or administrative proceedings, interest, losses, expenses and reasonable attorney’s fees (including any such fees and expenses incurred in enforcing this indemnity) asserted against, imposed on or incurred by any of the Indemnified Parties, directly or indirectly pursuant to or in connection with the application of any Environmental Law to acts or omissions occurring at any time on or in connection with any real estate owned or leased by such Foreign Borrower or any of its Subsidiaries or any business conducted thereon.

7.15  Prepayment of Indebtedness, Etc.  (a)  Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Subordinated Indebtedness, other than as permitted under the applicable subordination agreement relating thereto.

(b)  Prepay, redeem, repurchase, defease or make any other payment in respect of the Permitted Convertible Notes or any Permitted Refinancing Indebtedness, other than:

(i)  regularly scheduled interest payments as and when due;

(ii)  payments upon conversion of any Permitted Convertible Notes into common stock of the Company made solely in common stock of the Company, together with cash payments in lieu of issuance of fractional shares and payments of accrued but unpaid interest, in each case in connection with such conversion; and

(iii)  in the case of any Permitted Refinancing Indebtedness, refinancing thereof with other Indebtedness to the extent permitted by Section 7.03.

7.16  Fiscal Year.  Change its fiscal year for accounting or financial reporting purposes from that in effect on the Closing Date.

7.17  Sonion Intercompany Loan.  (a)  Prepay or repay any portion of the Sonion Intercompany Loan; provided, that Pulse Components may make a repayment or prepayment, in whole or in part, of the Sonion Intercompany Loan so long as (i) concurrently with such repayment or prepayment, Pulse Denmark makes a prepayment of the Committed Primary Revolving Loans (other than the Specified Committed Primary Revolving Borrowing) made to it in an amount at least equal to the amount of such repayment or prepayment of the Sonion Intercompany Loan or (ii) in the event that at the time of such repayment or prepayment no Committed Primary Revolving Loans (other than the Specified Committed Primary Revolving Borrowing) shall be outstanding, Pulse Denmark applies the proceeds of such repayment or prepayment of the Sonion Intercompany Loan for a purpose other than the repayment of Indebtedness incurred to finance the Sonion Acquisition or related interest, fees or expenses, and delivers to the Administrative Agent evidence reasonably satisfactory to it of such application.  In furtherance of the foregoing, in the event of any repayment or prepayment of the Sonion Intercompany Loan (other than in circumstances referred to in clause (ii) above), (A) the Company shall deliver, on behalf of Pulse Denmark and in accordance with Section 2.05(a) and this subsection (a), a notice of prepayment of such Committed Primary Revolving Loans and (B) Pulse Components shall, and the Company shall cause Pulse Components to, deliver, on behalf of Pulse Denmark, to the Administrative Agent the full amount of such prepayment of the Sonion Intercompany Loan, such funds to be applied to such prepayment of the Committed Primary Revolving Loans.

(b)  Amend, supplement or otherwise modify the Sonion Intercompany Loan, or any agreement, document or instrument evidencing or otherwise relating to the Sonion Intercompany Loan, in a manner that is adverse in any material respect to the interests of the Lenders.

(c)  Notwithstanding anything to the contrary in this Section 7.17, on and after the date on which Schedule Disposition 1 shall have been consummated, paragraphs (a) and (b) of this Section shall cease to be in effect and shall not be binding on the Company and its Subsidiaries; provided that (i) following the consummation of Scheduled Disposition 1, neither the payor nor the payee under the Sonion Intercompany Loan shall be the Company or any of its Subsidiaries and (ii) the proceeds from any repayment or prepayment of the Sonion Intercompany Note, if any, shall not be used for the purpose of repaying Indebtedness incurred to finance the Sonion Acquisition or related interest, fees or expenses.

7.18  Borrowing Base.  Permit the Total Primary Revolving Outstandings at any time to exceed the Borrowing Base at such time.

ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES

8.01  Events of Default.  Any of the following shall constitute an Event of Default:

(a)  Non-Payment.  Any Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or any reimbursement obligation in respect of any L/C Disbursement, or (ii) within five days after the same becomes due, any interest on any Loan or any L/C Disbursement, or any fees due pursuant to Section 2.03 or 2.09, or (iii) any other fee or any other amount payable hereunder or under any other Loan Document on the date on which the same shall be due and payable and, in the case of clause (iii), such failure shall continue for five days following the date the Company receives written notice from the Administrative Agent that such payment is due (which notice shall be given at the request of the Required Lenders);

(b)  Specific Covenants.  The Company fails to perform or observe any term, covenant or agreement contained in Section 6.01, 6.02(a) through (f), 6.02(h), 6.02(i), 6.02(j), 6.03, 6.05 (with respect to the existence of any Borrower), 6.10, 6.11 6.13 or Article VII (other than Section 7.14);

(c)  Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of the Company’s or any Subsidiary’s knowledge thereof or written notice thereof from the Administrative Agent to the Company (which notice shall be given at the request of the Required Lenders);

(d)  Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made;

(e)  Cross-Default.  (i) The Company or any Subsidiary, subject to any applicable notice and grace periods, if any, (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn letters of credit) of more than the Threshold Amount or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which failure or such other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an “Early Termination Date” (however denominated) resulting from (A) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Company or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than the Threshold Amount; or (iii) occurrence of any default or defaults under any precious, semi-precious or other metal lease or leases, consignment or consignments or similar arrangements described in Section 7.13(e) from any financial institution (and its Affiliates) for a period of 60 days or more, which defaulted lease or leases, consignment or consignments and similar arrangements involve amounts outstanding in excess of $20,000,000 in the aggregate;

(f)  Insolvency Proceedings, Etc.  The Company, any other Borrower or any Material Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 90 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 90 calendar days, or an order for relief is entered in any such proceeding;

(g)  Inability to Pay Debts; Attachment.  (i) The Company, any other Borrower or any Material Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Company or any Subsidiary for any amount in excess of the Threshold Amount and is not released, vacated or fully bonded within 90 days after its issue or levy;

(h)  Judgments.  There is entered against the Company or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of the potential claim and does not dispute coverage) or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, such judgment has not been paid or otherwise discharged or enforcement proceedings with respect thereto have not been stayed by reason of a pending appeal or otherwise, and either (A) 90 days shall have elapsed after the entry of such judgment or (B) enforcement proceedings shall have been commenced by any creditor upon such judgment or order and shall be continuing;

(i)  ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount and such liability shall not have been discharged within 30 days, or (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its Withdrawal Liability under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount;

(j)  Invalidity of Loan Documents.  Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Loan Documents Obligations, ceases to be in full force and effect; or any Loan Party (or any other Person in any material way) contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document;

(k)  Change of Control.  There occurs any Change of Control;

(l)  Lien.  Any Lien purported to be created under any Security Document shall cease to be a valid and perfected Lien on any material Collateral or shall be asserted by any Loan Party not to be a valid and perfected Lien on any Collateral, in each case with the priority required by the applicable Security Document, except (i) as expressly provided in Section 10.20 or (ii) as a result of the Administrative Agent’s failure to maintain possession of any stock certificate, promissory note or other instrument delivered to it pursuant to any Security Document or to take any other action within its control (other than as a result of any breach by the Company or any of its Subsidiaries of their obligations under the Loan Documents); or

(m)  Guarantee.  Any Guarantee purported to be created under the Guarantee Agreement shall cease to be, or shall be asserted by any Loan Party not to be, in full force and effect, except as expressly provided in Section 10.20.

8.02  Remedies Upon Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent may, and at the request of the Required Lenders shall, take any or all of the following actions:

(a)  declare the Commitment of each Lender to make Loans and any obligation of any L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such Commitments and obligation shall be terminated;

(b)  declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c)  require that each Primary Revolving Borrower Cash Collateralize L/C Obligations of such Primary Revolving Borrower (in an amount equal to the then Outstanding Amount thereof); and

(d)  exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of any Event of Default with respect to any Borrower described in Section 8.01(f), the Commitments shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of each Primary Revolving Borrowers to Cash Collateralize L/C Obligations of such Primary Revolving Borrower as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

ARTICLE IX.
THE AGENTS

9.01  Appointment and Authority.  Each of the Lenders and the L/C Issuers hereby irrevocably appoints JPMCB to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  Each of the Lenders and the L/C Issuers hereby irrevocably appoints (a) J.P. Morgan Europe Limited to act on its behalf as the London Administrative Agent and (b) JPMorgan Chase Bank, N.A., Hong Kong branch, to act on its behalf as the Singapore Administrative Agent, in each case, under this Agreement and the other Loan Documents and authorizes the London Administrative Agent and the Singapore Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The Lenders acknowledge and agree that JPMCB may appoint any other Affiliate or branch of JPMCB to act as the London Administrative Agent or the Singapore Administrative Agent, and each Lender hereby irrevocably appoints such other Affiliate or branch to act on its behalf as the London Administrative Agent or the Singapore Administrative Agent under this Agreement and the other Loan Documents and authorizes such other Affiliate or branch to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  Each Affiliate or a branch of JPMCB that is acting as an Agent shall be an express third party beneficiary of the provisions of this Article IX and all the other exculpatory, reimbursement, indemnification and like provisions set forth for the benefit of an Agent in this Agreement or any other Loan Document.  The provisions of this Article are solely for the benefit of the Agents, the Lenders and the L/C Issuers, and neither any Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

9.02  Rights as a Lender or L/C Issuer.  Each Person serving as an Agent hereunder shall have the same rights and powers in its capacity, if any, as a Lender or an L/C Issuer as any other Lender or L/C Issuer and may exercise the same as though it were not an Agent and the terms “Lender”, “Lenders”, “L/C Issuer” or “L/C Issuers” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each Person serving as an Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.

9.03  Exculpatory Provisions.  No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, no Agent:

(a)  shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)  shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law; and

(c)  shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, or shall be liable for the failure to disclose, any information relating to any of the Borrowers or any of their respective Subsidiaries or Affiliates that is communicated to or obtained by the Person serving as an Agent or any of its Affiliates in any capacity.

No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders, the Required Term Lenders, the Required Primary Revolving Lenders or the Required Singapore Revolving Lenders, as applicable (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.02 and 10.01) or (ii) in the absence of its own gross negligence or willful misconduct.  Each Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to such Agent by the Company, a Lender or an L/C Issuer.

No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than, in the case of the Administrative Agent, to confirm receipt of items expressly required to be delivered to the Administrative Agent.  Notwithstanding anything herein to the contrary, the Administrative Agent shall not have any liability arising from confirmations of the Outstanding Amount of any Loan Documents Obligations.

9.04  Reliance by Agents.  Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (including, if applicable, a Responsible Officer).  Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, each Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless such Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.  Each Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05  Delegation of Duties.  Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent.  Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent.

9.06  Resignation of Agents.  The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Company.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor.  Any successor Administrative Agent shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the retiring Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent (or any of its Affiliates acting as Agents hereunder) shall instead be made by or to each Lender and each L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section.  Any resignation by the Administrative Agent pursuant to this Section shall also constitute the resignation of each Affiliate or branch of the Administrative Agent that has been appointed in such capacity from being the London Administrative Agent or the Singapore Administrative Agent.  Upon the acceptance of a successor’s appointment as an Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agents, and each retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor.  After a retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while such retiring Agent was acting as an Agent.

Any resignation by JPMCB as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of such retiring L/C Issuer and Swing Line Lender, (b) such retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) such successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to such L/C Issuer to effectively assume the obligations of such retiring L/C Issuer with respect to such Letters of Credit.

9.07  Non-Reliance on Agents and Other Lenders.  Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Arranger, any Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08  No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the Arranger, Syndication Agent or Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as a Lender or an L/C Issuer hereunder.

9.09  Administrative Agent May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)  to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Loan Documents Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Agents and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Agents under Sections 2.03(i), 2.03(j), 2.09 and 10.04) allowed in such judicial proceeding; and

(b)  to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.03(i), 2.03(j), 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Loan Documents Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.10  Collateral and Guarantee Matters.

(a)  Each of the Lenders, the L/C Issuers, the London Administrative Agent and the Singapore Administrative Agent hereby irrevocably authorizes (and each other Guaranteed Party or Secured Party, whether or not a party hereto, shall be deemed, by its acceptance of the benefits of the Guarantees provided for under the Guarantee Agreement and the security interest provided for under the Security Documents, to have irrevocably authorized) the Administrative Agent to execute and deliver, on behalf of itself and the other Guaranteed Parties or Secured Parties, as the case may be, the Guarantee Agreement and the Security Documents and to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(b)  No Guaranteed Party shall have any right individually to enforce any Guarantee provided under the Guarantee Agreement, and no Secured Party shall have any right individually to exercise remedies in respect of the Collateral under the Security Documents, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Guaranteed Parties and Secured Parties, as the case may be, in accordance with the terms thereof.  In the event of a foreclosure or similar action by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition or any sale pursuant to section 363(k), section 1129(b)(2)(a)(ii) or any other applicable section of the Bankruptcy Code of the United States, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Administrative Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, upon instructions from the Required Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Loan Documents Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent, on behalf of the Secured Parties, at such sale or other disposition.  Each Guaranteed Party and each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Guarantees provided under the Guarantee Agreement and the Collateral provided under the Security Documents, to have agreed to the foregoing provisions.

ARTICLE X.
MISCELLANEOUS

10.01  Amendments, Etc.  No amendment or waiver of any provision of this Agreement or of any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless pursuant to an agreement or agreements in writing signed by the Required Lenders and the Company or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) any provision of this Agreement or any other Loan Document may be amended, by an agreement in writing signed by the Company and the Administrative Agent, to cure any ambiguity, omission, defect or inconsistency so long as, in each case, such amendment does not adversely affect the rights of any Lender or any L/C Issuer and (b) no such amendment, waiver or consent shall:

(i)  extend or increase any Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 2.06 or 8.02) without the written consent of such Lender (it being understood that no amendment, modification, termination, waiver or consent with respect to any condition precedent, covenant or Default shall constitute an increase in the Commitment of any Lender);

(ii)  postpone the scheduled date of maturity of any Loan, or any scheduled date of payment of the principal amount of any Term Loan under Section 2.07, or the required date of reimbursement of any L/C Disbursement or any date fixed by this Agreement or any other Loan Document for any payment of any interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document, or waive or excuse any such payment or reimbursement, without the written consent of each Lender directly affected thereby;

(iii)  reduce the principal amount of, or the rate of interest specified herein on, any Loan or L/C Disbursement, or any fees or other amounts payable hereunder or under any other Loan Document, in each case without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of any Borrower to pay interest or Letter of Credit Fees at the Default Rate;

(iv)  change Section 2.13 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(v)  change the currency in which Committed Loans of any Lender are available to be made without the written consent of such Lender;

(vi)  change any provision of this Section or the percentage set forth in the definitions of the terms “Required Lenders”, “Required Term Lenders”, “Required Primary Revolving Lenders” or “Required Singapore Revolving Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights thereunder or make any determination or grant any consent thereunder without the written consent of each Lender (or (A) in the case of any change to the percentage set forth in the definitions of the terms “Required Term Lenders”, “Required Primary Revolving Lenders” or “Required Singapore Revolving Lenders”, each Term Lender, Primary Revolving Lender or Singapore Revolving Lender, as the case may be, and (B) in the case of any change to any such other provision of any Loan Document specifying the number or percentage of Lenders of any Class, each Lender of such Class); provided that, with the consent of the Required Lenders, the provisions of this Section and the definition of the term “Required Lenders” may be amended to include references to any new class of loans created under this Agreement (or to lenders extending such loans) on substantially the same basis as the corresponding references relating to the Term Facility, Primary Revolving Subfacility or Singapore Revolving Subfacility;

(vii)  release (A) the Company or any Subsidiary Guarantor from its Guarantee under the Guarantee Agreement, except, in the case of a Subsidiary Guarantor, as expressly provided in Section 10.20, or (B) limit their liability in respect of such Guarantee, in each case, without the written consent of each Lender; provided, however, that, if a Change in Law shall have occurred and, as a result thereof, any payment by a Foreign Subsidiary under its Guarantee under the Guarantee Agreement would result in tax consequences that are materially adverse to the Company and its Subsidiaries (which tax consequences would not have existed were such payment made on the Closing Date), then, with the consent of the Required Lenders, the liability of such Foreign Subsidiary in respect of its Guarantee under the Guarantee Agreement may be limited to the extent necessary to avoid such tax consequences;

(viii)  release all or substantially all the Collateral from the Liens of the Security Documents, without the written consent of each Lender, except as expressly provided in Section 10.20; or

(ix)  change the relative rights of the Term Lenders, Primary Revolving Lenders and the Singapore Revolving Lenders, in each case in a manner adverse to the Term Lenders, Primary Revolving Lenders or the Singapore Revolving Lenders, without the written consent of the Required Term Lenders, Required Primary Revolving Lenders or the Required Singapore Revolving Lenders, respectively;

and, provided further that (A) no amendment, waiver or consent shall, unless in writing and signed by an L/C Issuer, affect the rights or duties of such L/C Issuer under this Agreement or any other Loan Document relating to any Letter of Credit issued or to be issued by it; (B) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender, affect the rights or duties of the Swing Line Lender under this Agreement or any other Loan Document; (C) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent, affect the rights or duties of any Agent under this Agreement or any other Loan Document; and (D) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders of a particular Class (but not the Lenders of any other Class) may be effected by an agreement or agreements in writing entered into by the Company and the requisite number or percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section 10.01 if such Class of Lenders were the only Class of Lenders hereunder at the time.

10.02  Notices; Effectiveness; Electronic Communication.  (a)  Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)  if to any Borrower, any Agent, any L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)  if to any Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications as provided in subsection (b) below shall be effective as provided in such subsection.

(b)  Electronic Communications.  Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Applicable Agent; provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Applicable Agent that it is incapable of receiving notices under such Article by electronic communication.  Any Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, return e-mail or other written acknowledgment), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or other communications posted to an Internet or intranet website shall be deemed received upon receipt by the intended recipient at its e-mail address of notification that such notice or other communication is available and identifying the website address therefor.

(c)  The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall any Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any other Agent, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any other Agent, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)  Change of Address, Etc.  Each Borrower, each Agent, each L/C Issuer and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Company, the Agents, the L/C Issuers and the Swing Line Lender.  In addition, each Lender agrees to notify each Agent from time to time to ensure that such Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e)  Reliance by Agents, L/C Issuer and Lenders. Each Agent, each L/C Issuer and each Lender shall be entitled to rely and act upon any notices (including telephonic notices) purportedly given by or on behalf of any Borrower and in good faith believed by the recipient to be genuine, even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Company shall indemnify each Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower.  All telephonic notices to and other telephonic communications with any Agent may be recorded by such Agent, and each of the parties hereto hereby consents to such recording.

10.03  No Waiver; Cumulative Remedies.  No failure by any Lender, any Agent or any L/C Issuer to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges hereunder and under the other Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.  Without limiting the generality of the foregoing, the making of any Credit Extension shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or any L/C Issuer may have had notice or knowledge of such Default at the time.

10.04  Expenses; Indemnity; Damage Waiver.  (a)  Costs and Expenses.  The Company shall pay (i) all reasonable and actual out-of-pocket expenses incurred by the Agents and their respective Affiliates (including the reasonable fees, charges and disbursements of counsel for the Agents) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and actual out-of-pocket expenses incurred by an L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all actual out-of-pocket expenses incurred by any Agent, any Lender or any L/C Issuer (including the fees, charges and disbursements of any counsel for any Agent, any Lender or any L/C Issuer), and shall pay all fees and time charges for attorneys who may be employees of any Agent, any Lender or any L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.04, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)  Indemnification by the Company.  The Company shall indemnify each Agent (and any sub-agent thereof), each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Agents (and any sub-agent thereof) and their respective Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, regardless of whether brought by a third party or by the Company or any Affiliate thereof, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Company or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Company or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)  Reimbursement by Lenders.  To the extent that the Company for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to any Agent (or any sub-agent thereof), any L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to such Agent (or any such sub-agent), such L/C Issuer or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent (or any such sub-agent) or such L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for such Agent (or any such sub-agent) or L/C Issuer in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).  For purposes of this subsection, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the Outstanding Amount of the Term Loans, the Total Primary Revolving Outstandings, the Total Singapore Revolving Outstandings and the unused Commitments at the time.

(d)  Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, no Borrower shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems (including the Internet) in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)  Payments.  All amounts due under this Section 10.04 shall be payable not later than ten Business Days after demand therefor.

(f)  Survival.  The agreements in this Section 10.04 shall survive the resignation of the Agents and the L/C Issuers, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Loan Documents Obligations.

10.05  Payments Set Aside.  To the extent that any payment by or on behalf of any Borrower is made to any Agent, any L/C Issuer or any Lender, or any Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any Agent, any L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred and (b) each Lender and each L/C Issuer severally agrees to pay to each Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by such Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment.  The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Loan Documents Obligations and the termination of this Agreement.

10.06  Successors and Assigns.  (a)  Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and (ii) no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (A) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (B) by way of participation in accordance with the provisions of subsection (d) of this Section or (C) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)  Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that:

(i)  except in the case of (A) an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class or (B) an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, the aggregate amount of the Commitment of such Class (which for this purpose includes Loans outstanding thereunder) or, if the Commitment of any Class is not then in effect, the principal outstanding balance of the Loans of such Class of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent, shall not be less than (x) $1,000,000, in the case of assignments under the Term Facility, and (y) $1,000,000, in the case of assignments under the Primary Revolving Subfacility or the Singapore Revolving Subfacility, unless, in each case, each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met; provided further, however, that, notwithstanding anything to the contrary in this Section 10.06, no assignment shall be permitted that would result in the transfer of any outstanding Committed Primary Revolving Loan made to a Dutch Borrower in a principal amount less than €50,000 unless the Eligible Assignee to which such assignment is made shall be a Primary Revolving Lender that shall theretofore have made a Committed Primary Revolving Loan to a Borrower in a principal amount not less than €50,000;

(ii)  each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment of the Class being assigned, except that this clause (ii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(iii)  each such assignment shall require prior written consent (such consent not to be unreasonably withheld) of:

(A)  the Company, provided that no consent of the Company shall be required for an assignment to (x) a Lender, an Affiliate of a Lender or an Approved Fund or (y) if an Event of Default has occurred and is continuing, any other Eligible Assignee; and

(B)  the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of any Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund;

(iv)  the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(v)  the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which such Eligible Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company, its Subsidiaries and its and their Related Parties or securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Securities Laws.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto and shall deliver to the Company the Note, if any, in its favor marked “cancelled”) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)  Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrowers, the Agents and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by each of the Borrowers, the Lenders and the L/C Issuers at any reasonable time and from time to time upon reasonable prior notice.

(d)  Participations.  Any Lender may at any time, without the consent of, or notice to, any Borrower, any Agent, any L/C Issuer or the Swing Line Lender, sell participations to any Person (other than a natural person or the Company or any Subsidiary) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agents, the other Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant.  Subject to subsection (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(e)  Limitation upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01(e) as though it were a Lender.

(f)  Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)  Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.07  Treatment of Certain Information; Confidentiality.  Each of the Agents, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or prospective Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Borrower and its obligations, (g) with the consent of the Company or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to any Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Company.

For purposes of this Section, “Information” means all information received from the Company or any Subsidiary relating to the Company or any Subsidiary or any of their respective businesses, other than any such information that is available to any Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by the Company or any Subsidiary; provided that, in the case of information received from the Company or any Subsidiary after the Closing Date, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Agents, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.  All such information, including requests for waivers and amendments, furnished by the Company or the Administrative Agent pursuant to, or in the course of administering, this Agreement will be syndicate-level information, which may contain material non-public information concerning the Company and the Subsidiaries and their securities.  Accordingly, each Lender represents to the Company and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal, state and foreign securities laws.

10.08  Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of any Borrower against any and all of the obligations then due of such Borrower now or hereafter existing under this Agreement or any other Loan Document held by such Lender or such L/C Issuer, irrespective of whether or not such Lender or such L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower are owed to a branch or office of such Lender or such L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have.  Each Lender and each L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09  Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company.  In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Loan Documents Obligations hereunder.

10.10  Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto (and any Affiliate or branch of JPMCB acting as an Agent) and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11  Survival.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent, any L/C Issuer or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time of any Credit Extension, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit (other than, following the Letter of Credit Expiration Date, any Extended Letter of Credit) is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Sections 3.01, 3.04, 3.05 and 10.04 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

10.12  Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.13  Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender, or if any Lender has failed to consent to a proposed amendment, waiver, modification, discharge or termination which pursuant to the terms of Section 10.01 requires the consent of all the Lenders or each Lender affected thereby and with respect to which the Required Lenders have granted their consent or if any other circumstance exists hereunder that gives the Company the right to replace a Lender as a party hereto, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(a)  the Company shall have received the prior written consent of the Administrative Agent;

(b)  the Company shall have paid (or caused another Loan Party to pay) to the Administrative Agent the assignment fee specified in Section 10.06(b);

(c)  such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, L/C Advances and funded risk participations in Swing Line Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal, L/C Advances, participations and accrued interest and fees) or the Company or other applicable Borrower (in the case of all other amounts);

(d)  in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments;

(e)  in the case of any such assignment resulting from a failure to provide a consent, the assignee shall have given such consent; and

(f)  such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if prior thereto, as a result of a waiver by such Lender (if not a Defaulting Lender) or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

10.14  Governing Law; Jurisdiction; Etc. (a)  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)  SUBMISSION TO JURISDICTION.  EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN THE COUNTY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)  WAIVER OF VENUE.  EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SUBSECTION (B) ABOVE.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)  SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e)  APPOINTMENT OF SERVICE OF PROCESS AGENT.  EACH FOREIGN BORROWER HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS THE COMPANY AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING.

10.15  Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16  USA PATRIOT Act Notice.  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender or any Agent, as applicable, to identify such Borrower in accordance with the Patriot Act.

10.17  Judgment Currency.  If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss.  If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

10.18  No Fiduciary Duty.  Each Borrower, on behalf of itself and its Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Company, its Subsidiaries and their Affiliates, on the one hand, and the Agents, the Lenders, the L/C Issuers and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Agents, the Lenders, the L/C Issuers or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.

10.19  Concerning Sonion Loan Parties.  Notwithstanding anything to the contrary in this Agreement, the obligations of any Sonion Loan Party under this Agreement and the other Loan Documents (other than any obligations in respect of Credit Extensions made to such Sonion Loan Party) shall be deemed not to be assumed or shall be limited, as the case may be, to the extent required for the such obligations not to constitute unlawful financial assistance within the meaning of Sections 115(1) and (2) of the Danish Public Companies Act (Aktieselskabsloven), Consolidation Act No. 649 of 15 June 2006 and Sections 49(1) and (2) of the Danish Private Companies Act (Anpartselskabsloven), Consolidation Act No. 650 of 15 June 2006, except to the extent that Danish law would otherwise uphold such obligations of such Sonion Loan Party.

10.20  Release of Liens and Guarantees.  (a)  Notwithstanding any contrary provision herein or in any other Loan Document, (i) upon any Disposition by any Loan Party of any Collateral consisting of inventory or obsolete or worn-out property, in each case in the ordinary course of business in a transaction permitted under Section 7.05(a) or 7.05(b), the security interests in such Collateral created by the Security Documents shall be automatically released, and (ii) if the Company shall request the release under the Guarantee Agreement of any Guarantee of, or under any Security Document of any Collateral owned by, any Subsidiary Guarantor (other than a Borrower) upon the consummation of any transaction permitted by this Agreement (as in effect from time to time) as a result of which such Subsidiary Guarantor ceases to be a Subsidiary (or, in the case of any Subsidiary Guarantor that is a Domestic Holding Company, becomes a Subsidiary of a Foreign Subsidiary), or the release under any Security Document of any Collateral not referred to in the preceding clause (i) to be Disposed of by any Loan Party (other than to any other Loan Party), in each case in a transaction permitted under the terms of this Agreement (as in effect from time to time), and shall in either case under this clause (ii) deliver to the Administrative Agent a certificate to the effect that such transaction and, if applicable, the application of the proceeds thereof will comply with the terms of this Agreement, the Administrative Agent, if satisfied that the applicable certificate is correct, shall, without the consent of any Secured Party and at the Company’s expense, execute and deliver all documents that the Company shall reasonably request to evidence such release.

(b)  Notwithstanding any contrary provision herein or in any other Loan Document, the Guarantees provided under the Guarantee Agreement and the Liens created under the Security Documents shall terminate when all the Loan Documents Obligations (other than contingent obligations for indemnification, expense reimbursement, tax gross-up or yield protection as to which no claim has been made) have been indefeasibly paid in full, all Commitments have terminated or expired, the L/C Obligations have been reduced to zero and the L/C Issuers have no further obligations to issue Letters of Credit hereunder.  In connection with any such termination, the Administrative Agent shall execute and deliver to the Company, at the Company’s expense, all documents that the Company shall reasonably request to evidence such termination.

(c)  Reserved.

(d)  Reserved.

(e)  Any execution and delivery of documents by the Administrative Agent pursuant to this Section 10.20 shall be without recourse to or warranty by the Administrative Agent.

10.21  Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary but without limitation of any other provision of this Agreement relating to Defaulting Lenders, if one or more Swing Line Loans are outstanding or any L/C Obligations exist at the time a Lender is a Defaulting Lender, the Primary Revolving Borrowers shall, within one Business Day following notice to that effect by the Administrative Agent, (a) prepay such Swing Line Loans in full or, if agreed by the Swing Line Lender, cash collateralize the Defaulting Lender’s risk participation in such Swing Line Loans on terms satisfactory to the Swing Line Lender and (b) cash collateralize the Defaulting Lender’s risk participation in such L/C Obligations on terms satisfactory to such L/C Issuer for so long as such participation is outstanding.

10.22  Amendment of Security Documents; Second Lien Intercreditor Agreement.  The Lenders acknowledge that obligations of the Company and its Subsidiaries under the Permitted Refinancing Indebtedness may be secured by Liens on assets of the Company and its Subsidiaries that constitute Permitted Refinancing Indebtedness Collateral.  At the request of the Company, the Administrative Agent shall enter into (a) the Second Lien Intercreditor Agreement and (b) such amendments to the Security Documents as the Administrative Agent shall determine to be appropriate or necessary to cause the Permitted Refinancing Indebtedness to be secured by Permitted Refinancing Indebtedness Collateral.  Each Lender hereby irrevocably (a) authorizes and directs the Administrative Agent to determine the terms and conditions of the Second Lien Intercreditor Agreement, so long as such terms and conditions provide that the Liens securing the Permitted Refinancing Indebtedness are junior and subordinated to the Liens created pursuant to the Security Documents to secure the Secured Obligations (or the holders of the Permitted Refinancing Indebtedness otherwise agree that all proceeds of any sale, collection or other liquidation of any assets of the Company and its Subsidiaries securing obligations arising under, or relating to, the Permitted Refinancing Indebtedness that are received on account of any enforcement of rights or exercise of remedies with respect thereto, and all distributions made in respect of such assets in any bankruptcy, insolvency or similar proceeding involving the Company or any of its Subsidiaries, shall be applied to satisfy the Secured Obligations prior to being applied to satisfy any obligations arising under, or relating to, the Permitted Refinancing Indebtedness), (b) consents to the treatment of Liens and proceeds of the Collateral to be provided for under the Second Lien Intercreditor Agreement or the amended Collateral Documents, as the case may be, (c) subject to clause (a) above, authorizes and directs the Administrative Agent to execute and deliver amendments to the Collateral Documents referred to above, the Second Lien Intercreditor Agreement and any documents relating thereto, in each case on behalf of such Lender and without any further consent, authorization or other action by such Lender, (d) agrees that, upon the execution and delivery thereof, such Lender will be bound by the provisions of the Second Lien Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of the Second Lien Intercreditor Agreement and (e) agrees that no Lender shall have any right of action whatsoever against the Administrative Agent as a result of any action taken by the Administrative Agent pursuant to this Section 10.22 or in accordance with the terms of the Second Lien Intercreditor Agreement.  Subject to clause (a) above, each Lender hereby further irrevocably authorizes and directs the Administrative Agent, if so requested by the Company to enter into such amendments, supplements or other modifications to the Second Lien Intercreditor Agreement in connection with any extension, renewal, refinancing or replacement of any Secured Obligations or the Permitted Refinancing Indebtedness as are reasonably acceptable to the Administrative Agent to give effect thereto, in each case on behalf of such Lender and without any further consent, authorization or other action by such Lender.  The Administrative Agent shall have the benefit of the provisions of Article VIII with respect to all actions taken by it pursuant to this Section 10.22 or in accordance with the terms of the Second Lien Intercreditor Agreement to the full extent thereof.  Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations provided under the Loan Documents, to have agreed to the provisions of this Section 10.22.

ARTICLE XI.
COLLECTION ALLOCATION MECHANISM

Reserved.

IN WITNESS WHEREOF, the parties hereto have duly executed this Credit Agreement as of the day and year first above written.